Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment dated as of April 25, 2018 to Credit Agreement (this “Amendment”) is entered into by and among Ferro Corporation, an Ohio corporation (the “Company”), Ferro GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (“Germany”) (the “Tranche B-3 German Borrower”), Ferro Europe Holdings LLC, a Delaware limited liability company (the “Tranche B-3 US Borrower”, and together with the Tranche B-3 German Borrower, the “Tranche B-3 Borrowers”), the other Subsidiaries of the Company listed on the signature pages hereto, the several banks and other financial institutions or entities as Lenders, PNC Bank, National Association (“PNC”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) and as an Issuer, and Deutsche Bank AG New York Branch (“DB”), as Syndication Agent and an Issuer. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below or the Security Agreement and/or the Subsidiary Guaranty (Domestic) referred to therein, as applicable.

W I T N E S S E T H:

WHEREAS, the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent, the Issuer and the Syndication Agent have entered into the Credit Agreement, dated as of February 14, 2017 (together with all exhibits and schedules attached thereto, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Company wishes to obtain, pursuant to Section 10.1 of the Existing Credit Agreement, a new Revolving Facility (the “2018 Revolving Facility”) with Revolving Loan Commitments in an aggregate principal amount of $500,000,000 (the “2018 Revolving Loan Commitments”, and any Loans made thereunder, the “2018 Revolving Loans”), and which shall be provided by the Revolving Lenders party hereto (the “2018 Revolving Lenders”) and effective on the First Amendment Effective Date pursuant to the terms and subject to the conditions hereof, which 2018 Revolving Facility, 2018 Revolving Loan Commitments, 2018 Revolving Loans and 2018 Revolving Lenders shall replace the existing Revolving Facility, Revolving Loan Commitments, Revolving Loans and Revolving Lenders, respectively;

WHEREAS, each of the institutions listed on Schedule I hereto as 2018 Revolving Lender (i) is willing to provide its respective 2018 Revolving Loan Commitment to the Company on the First Amendment Effective Date up to an amount equal to its Revolving Loan Commitment set forth on Schedule I subject to the conditions set forth herein and in the Credit Agreement and (ii) will be deemed to have agreed to the terms of this Amendment by executing this Amendment;

WHEREAS, the Company has requested, pursuant to Section 10.1 of the Existing Credit Agreement, that the Existing Credit Agreement be amended to, among other things, provide for (a) a new tranche of term loans thereunder denominated in Dollars (the “Tranche B-1 Term Loans”) to be borrowed by the Company, the proceeds of which will be used on the First Amendment Effective Date to refinance all U.S. Dollar Term Loans under the Existing Credit Agreement outstanding immediately prior to the effectiveness of this Amendment (the “Existing US Dollar Term Loans”), (b) a new tranche of term loans thereunder denominated in Dollars (the “Tranche B-2 Term Loans”) to be borrowed by the Company, the proceeds of which will be used on the First Amendment Effective Date to refinance all Euro Term Loans under the Existing Credit Agreement outstanding immediately prior to the effectiveness of this Amendment (the “Existing Euro Term Loans”), (c) a new tranche of term loans thereunder denominated in Dollars (the “Tranche B-3 Term Loans”) to be borrowed, on a joint and several basis, by the Tranche

B-3 Borrowers, which will be used on the First Amendment Effective Date for general corporate purposes, in each case, subject to the terms and conditions set forth in this Amendment and the Credit Agreement;

WHEREAS, each U.S. Dollar Term Loan Lender that executes and delivers a consent to this Amendment (a “Lender Consent”) (collectively, the “Exchanging U.S. Dollar Term Loan Lenders”) will be deemed, as applicable under the Lender Consent, (a) to have agreed to the terms of this Amendment, and (b) (i) to have agreed to exchange (as further described in the Lender Consent) an aggregate principal amount of its U.S. Dollar Term Loans for Tranche B-1 Term Loans in a principal amount equal to the amount notified to such U.S. Dollar Term Loan Lender by the Term Loan Refinancing Arranger (as defined below) and (ii) upon the First Amendment Effective Date to have exchanged (as further described in the Lender Consent) such amount of its U.S. Dollar Term Loans for Tranche B-1 Term Loans in an equal principal amount, which will be effectuated either by exercising a cashless exchange option or through a cash settlement option selected by such U.S. Dollar Term Loan Lender on its Lender Consent;

WHEREAS, each Euro Term Loan Lender that executes and delivers a Lender Consent will be deemed to have agreed to the terms of this Amendment, including the repayment in full of the Euro Term Loans outstanding immediately prior to the effectiveness of this Amendment pursuant to the terms of, and subject to the conditions set forth in, this Amendment and the Credit Agreement;

WHEREAS, each Person that executes and delivers a loan assumption agreement to this Amendment in the form of the “Term Loan Joinder” attached hereto as Annex I (a “Term Loan Joinder”) will be deemed (a) to have agreed to the terms of the Credit Agreement and (b) to have committed to make either (i) Tranche B-1 Term Loans (“Additional Tranche B-1 Term Loans”) to the Company on the First Amendment Effective Date, in the amount notified to such Person (each, an “Additional Tranche B-1 Term Loan Lender” and together with the Exchanging U.S. Dollar Term Loan Lenders, the “Tranche B-1 Term Loan Lenders”) by the Term Loan Refinancing Arranger, (ii) Tranche B-2 Term Loans to the Company on the First Amendment Effective Date, in the amount notified to such Person (each, a “Tranche B-2 Term Loan Lender”, and collectively, the “Tranche B-2 Term Loan Lenders”) by the Term Loan Refinancing Arranger (but in no event greater than the amount such Person committed to make pursuant to its Term Loan Joinder), and/or (iii) Tranche B-3 Term Loans to the Tranche B-3 Borrowers on the First Amendment Effective Date, in an amount notified to such Person (each, a “Tranche B-3 Term Loan Lender”, and collectively, the “Tranche B-3 Term Loan Lenders”) (but in no event greater than the amount such Person committed to make pursuant to its Term Loan Joinder);

WHEREAS, the aggregate proceeds of (a) the Additional Tranche B-1 Term Loans will used by the Company (i) to repay in full the outstanding principal amount of the U.S. Dollar Term Loans other than the Exchanged U.S. Dollar Term Loans (as defined below) and (ii) for general corporate purposes, (b) the Tranche B-2 Term Loans will used by the Company (i) to repay in full the outstanding principal amount of the Euro Term Loans and (ii) for general corporate purposes, and (c) the Tranche B-3 Term Loans will be used by the Tranche B-3 Borrowers for general corporate purposes;

WHEREAS, the Company has requested that each of the Exchanging U.S. Dollar Term Loan Lenders waive the provisions of Section 3.2.3 of the Existing Credit Agreement requiring that accrued and unpaid interest on the U.S. Dollar Term Loans be paid on the First Amendment Effective Date, and each of the Exchanging U.S. Dollar Term Loan Lenders has agreed that such accrued and unpaid interest on the U.S. Dollar Term Loans shall be instead paid on the first Interest Period immediately following the First Amendment Effective Date;

WHEREAS, the Administrative Agent, the Required Lenders, the Euro Term Loan Lenders, the Tranche B-1 Term Loan Lenders, the Tranche B-2 Term Loan Lenders, the Tranche B-3 Term Loan

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Lenders and the 2018 Revolving Lenders are willing to effect the amendments set forth herein and agree to the terms of the Credit Agreement, in each case on the terms and subject to the conditions of this Amendment; and

WHEREAS, each Obligor party hereto (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Credit Agreement, the Security Documents, and the other Loan Documents to which it is a party;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

REVOLVING CREDIT COMMITMENTS

SECTION 1.1 Pursuant to Section 2.11 and Section 10.1 of the Credit Agreement, and subject solely to the satisfaction of the conditions precedent set forth in Article VI hereof, on and as of the First Amendment Effective Date:

(a) Each 2018 Revolving Lender hereby severally and not jointly agrees to commit to provide its respective 2018 Revolving Loan Commitment to the Company on the First Amendment Effective Date up to an amount equal to its 2018 Revolving Loan Commitment set forth on Schedule I, which 2018 Revolving Loan Commitments will replace and terminate the Revolving Loan Commitments existing immediately prior to the First Amendment Effective Date.

(b) Each 2018 Revolving Lender party hereto (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and in the Credit Agreement, and to become a Lender under the Credit Agreement, (B) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (C) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of its 2018 Revolving Loan Commitment, shall have the obligations of a Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to commit to provide its 2018 Revolving Loan Commitment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, Syndication Agent, the Refinancing Arrangers or any other Lender and (E) has delivered to the Administrative Agent and the Company any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the 2018 Revolving Lender; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, the Syndication Agent, the Refinancing Arrangers or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c) The terms of the 2018 Revolving Facility, the 2018 Revolving Loan Commitments and the 2018 Revolving Loans shall be the same as the terms of the Revolving Facility, the Revolving Loan Commitments and the Revolving Loans outstanding immediately prior to giving effect to this

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Amendment and shall constitute one tranche and Class of Revolving Loans, and each 2018 Revolving Lender hereunder shall be a Revolving Lender and Lender for all purposes of the Credit Agreement. Following the First Amendment Effective Date, each reference to “Revolving Facility”, “Revolving Loans” and “Revolving Loan Commitments” in the Loan Documents shall be a reference to the 2018 Revolving Facility, 2018 Revolving Loans and 2018 Revolving Loan Commitments, respectively, and each reference to “Revolving Lenders” and “Lenders” in the Loan Documents shall be a reference to the 2018 Revolving Lenders party hereto, in each case, unless the context shall require otherwise. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all such 2018 Revolving Loan Commitments and 2018 Revolving Loans, when originally made, are Revolving Loan Commitments and Revolving Loans, respectively, for all purposes under the Loan Documents, and the Administrative Agent is authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

(d) The Administrative Agent will take those steps which it deems, in its sole discretion and in consultation with the Company, necessary and appropriate to cause each 2018 Revolving Lender to hold outstanding Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments to provide Loans of such Class or on the basis of their respective outstanding Revolving Loans, as the case may be from time to time in accordance with Section 3.1 of the Credit Agreement, and to hold participation interests in outstanding Letters of Credit in accordance with Sections 2.1.2 and 2.7 of the Credit Agreement, in each case, immediately after giving effect to the 2018 Revolving Loan Commitment such that as of the First Amendment Effective Date, each 2018 Revolving Lender holds outstanding Revolving Loans and participation interests in the outstanding Letters of Credit pro rata on the basis of their respective Revolving Loan Commitments. The outstanding Letters of Credit as of the First Amendment Effective Date are described in Schedule II hereto.

(e) The Company agrees that the unpaid and accrued fees in connection with the Revolving Loan Commitments, Revolving Loans and Letter of Credit, in each case, existing immediately prior to the effectiveness of this Amendment, set forth in Sections 3.31 and 3.1.2 of the Existing Credit Agreement, up to and including the First Amendment Effective Date, of each Lender will be paid in full on the First Amendment Effective Date.

(f) Each 2018 Revolving Lender party hereto is reasonably satisfactory to the Administrative Agent, each Issuer and each Swingline Lender.

SECTION 1.2 No Notice of Termination. The parties hereto agree that, notwithstanding anything to the contrary set forth herein or the Credit Agreement, the Company shall be deemed to have delivered (and the Administrative Agent and Lenders party hereto acknowledge receipt of) any notice of termination or prepayment required in connection with the termination of the Revolving Loan Commitments existing immediately prior to the First Amendment Effective Date.

Article II

EXCHANGE AND REPAYMENT OF U.S. DOLLAR TERM LOANS

SECTION 2.1 As of the First Amendment Effective Date, subject to the terms hereof:

(a) (i) each Exchanging U.S. Dollar Term Loan Lender agrees that an aggregate principal amount of its U.S. Dollar Term Loans (the “Exchanged U.S. Dollar Term Loans”) equal to the amount notified to such Exchanging U.S. Dollar Term Loan Lender by the Term Loan Refinancing Arranger will be exchanged for Tranche B-1 Term Loans either through a cashless rollover or a cash settlement, as selected in such Exchanging U.S. Dollar Term Loan Lender’s Lender Consent (and as such amount may be reduced by the Term Loan Refinancing Arranger), (ii) the Company agrees that all existing Term

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Notes (the “Existing U.S. Dollar Notes”) of any U.S. Dollar Term Loan Lenders will, at the request of such U.S. Dollar Term Loan Lender, be exchanged for new Term Notes in respect of the Tranche B-1 Term Loans, and (iii) each Exchanging U.S. Dollar Term Loan Lender agrees to promptly return the original Existing U.S. Dollar Notes to the Company upon receipt of the new Term Notes described in the previous clause (ii) to the extent such new Term Notes have been requested.

(b) (i) each Exchanging U.S. Dollar Term Loan Lender agrees that (notwithstanding Section 3.1 of the Credit Agreement) the aggregate principal amount of its U.S. Dollar Term Loans not being exchanged either through a cashless rollover or a cash settlement, as selected in such Exchanging U.S. Dollar Term Loan Lender’s Lender Consent (and as such amount may be reduced by the Term Loan Refinancing Arranger), equal to the amount notified to such Exchanging U.S. Dollar Term Loan Lender by the Term Loan Refinancing Arranger, including all unpaid and accrued interest thereon up to and including the First Amendment Effective Date, will be repaid in full and (ii) the Company agrees that the aggregate principal amount of the U.S. Dollar Term Loans, including all unpaid and accrued interest thereon up to and including the First Amendment Effective Date, of each Lender holding U.S. Dollar Term Loans that are not exchanged pursuant to Section 2.1(a) (each, a “Non-Exchanging U.S. Dollar Term Loan Lender”), will be repaid in full.

SECTION 2.2 Commitment to Make Additional Tranche B-1 Term Loans. As of the First Amendment Effective Date, subject to the terms and conditions hereof and in the Credit Agreement, each Additional Tranche B-1 Term Loan Lender severally agrees to make Tranche B-1 Term Loans equal to the amount notified to such Additional Tranche B-1 Term Loan Lender by the Term Loan Refinancing Arranger (but in no event greater than the amount such Person committed to make as Tranche B-1 Term Loans pursuant to its Term Loan Joinder) to the Company.

SECTION 2.3 Other Provisions Regarding Tranche B-1 Term Loans.

(a) On the First Amendment Effective Date, the Company shall apply the aggregate proceeds of the Additional Tranche B-1 Term Loans to prepay in full the principal amount of all U.S. Dollar Term Loans (other than the Exchanged U.S. Dollar Term Loans). The commitments of the Exchanging U.S. Dollar Term Loan Lenders and the Additional Tranche B-1 Term Loan Lenders are several and not joint and no such Tranche B-1 Term Loan Lender will be responsible for any other Tranche B-1 Term Loan Lender’s failure to make or acquire Tranche B-1 Term Loans. Notwithstanding anything herein or in the Credit Agreement to the contrary, the aggregate principal amount of the Tranche B-1 Term Loans as of the First Amendment Effective Date will not exceed the aggregate principal amount of the U.S. Dollar Term Loans outstanding immediately prior to the First Amendment Effective Date.

(b) Each of the parties hereto acknowledges and agrees that the terms of this First Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Credit Agreement. Each Tranche B-1 Term Loan Lender shall be a “Lender” under the Credit Agreement as of the First Amendment Effective Date. Amounts paid or prepaid in respect of Tranche B-1 Term Loans may not be reborrowed.

SECTION 2.4 Limited Interest Payment Waiver. Subject to the satisfaction of the conditions precedent set forth in Article VI, the Exchanging U.S. Dollar Term Loan Lenders hereby waive the payment of accrued and unpaid interest due on the First Amendment Effective Date in respect of the Exchanged U.S. Dollar Term Loans and agree that all such accrued and unpaid interest shall remain outstanding and be paid in arrears on the first Interest Period immediately following the First Amendment Effective Date on which interest is due with respect to the applicable Tranche B-1 Term Loans in accordance with the Credit Agreement. The waiver set forth in this Section 2.4 shall be limited precisely as written and shall not be deemed to (i) except as expressly provided herein, be a consent to any

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amendment, waiver or modification of any term or condition of the Credit Agreement or (ii) prejudice any right or rights that the Administrative Agent or the Lenders may have or may have in the future under or in connection with the Credit Agreement, except as expressly provided herein.

SECTION 2.5 No Notice of Prepayment. The parties hereto agree that, notwithstanding anything to the contrary set forth herein or the Credit Agreement, the Company shall be deemed to have delivered (and the Administrative Agent and Lenders party hereto acknowledge receipt of) any notice of prepayment required in connection with the prepayment of the U.S. Dollar Term Loans.

Article III

TRANCHE B-2 TERM LOANS AND REPAYMENT OF EURO TERM LOANS

SECTION 3.1 Tranche B-2 Term Loans. As of the First Amendment Effective Date, subject to the terms and conditions hereof and in the Credit Agreement, each Tranche B-2 Term Loan Lender severally agrees to make Tranche B-2 Term Loans equal to the amount notified to such Tranche B-2 Term Loan Lender by the Term Loan Refinancing Arranger (but in no event greater than the amount such Person committed to make as Tranche B-2 Term Loans pursuant to its Term Loan Joinder) to the Company. Each Tranche B-2 Term Loan Lender shall be a “Lender” under the Credit Agreement as of the First Amendment Effective Date. Amounts paid or prepaid in respect of Tranche B-2 Term Loans may not be reborrowed.

SECTION 3.2 Other Provisions Regarding Tranche B-2 Term Loans.

(a) On the First Amendment Effective Date, the Company shall apply the aggregate proceeds of the Tranche B-2 Term Loans to prepay in full the principal amount of all Euro Term Loans. The commitments of the Tranche B-2 Term Loan Lenders are several and not joint and no such Tranche B-2 Term Loan Lender will be responsible for any other Tranche B-2 Term Loan Lender’s failure to make or acquire Tranche B-2 Term Loans. Notwithstanding anything herein or in the Credit Agreement to the contrary, the aggregate principal amount of the Tranche B-2 Term Loans as of the First Amendment Effective Date will not exceed the Dollar Equivalent, as of the First Amendment Effective Date, of the aggregate principal amount of the Euro Term Loans outstanding immediately prior to the First Amendment Effective Date.

(b) Each of the parties hereto acknowledges and agrees that the terms of this First Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Credit Agreement. Each Tranche B-2 Term Loan Lender shall be a “Lender” under the Credit Agreement as of the First Amendment Effective Date. Amounts paid or prepaid in respect of Tranche B-2 Term Loans may not be reborrowed.

SECTION 3.3 No Notice of Prepayment. The parties hereto agree that, notwithstanding anything to the contrary set forth herein or the Credit Agreement, the Company shall be deemed to have delivered (and the Administrative Agent and Lenders party hereto acknowledge receipt of) any notice of prepayment required in connection with the prepayment of the Euro Term Loans.

Article IV

TRANCHE B-3 TERM LOANS

SECTION 4.1 As of the First Amendment Effective Date, subject to the terms and conditions hereof and in the Credit Agreement, each Tranche B-3 Term Loan Lender severally agrees to make Tranche B-3 Term Loans equal to the amount notified to such Tranche B-3 Term Loan Lender by the Term Loan Refinancing Arranger (but in no event greater than the amount such Person committed to

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make as Tranche B-3 Term Loans pursuant to its Term Loan Joinder) to the Tranche B-3 Borrowers. Each Tranche B-3 Term Loan Lender shall be a “Lender” under the Credit Agreement as of the First Amendment Effective Date. Amounts paid or prepaid in respect of Tranche B-3 Term Loans may not be reborrowed.

Article V

AMENDMENTS TO CREDIT AGREEMENT

SECTION 5.1 Amendment of Existing Credit Agreement. Pursuant to Section 10.1 of the Credit Agreement, the Company, the Tranche B-3 Borrowers, the Lenders party hereto comprising of at least the Required Lenders, the 2018 Revolving Lenders, the Tranche B-1 Term Loan Lenders, the Tranche B-2 Term Loan Lenders, the Tranche B-3 Term Loan Lenders, the Swingline Lenders, the Issuers, the Administrative Agent and other parties party hereto agree that on the First Amendment Effective Date, the Existing Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A and subject to the satisfaction of the conditions precedent set forth in Article VI below.

Article VI

CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment (including the amendments contained in Article V and the agreements contained in Articles I, II, III and IV) are subject to the satisfaction (or written waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

SECTION 6.1 This Amendment shall have been duly executed by the Company, the Tranche B-3 Borrowers, the Tranche B-1 Term Loan Lenders (whether pursuant to the execution and delivery of a Lender Consent or a Term Loan Joinder, as applicable), the Tranche B-2 Term Loan Lenders (pursuant to the execution and delivery of a Term Loan Joinder), the Tranche B-3 Term Loan Lenders (pursuant to the execution and delivery of a Term Loan Joinder), the Lenders under the Credit Agreement constituting at least the Required Lenders, the 2018 Revolving Lenders, the Swingline Lenders, the Issuers and the Administrative Agent, and delivered to the Administrative Agent. The Term Loan Joinders shall have been duly executed by each Additional Tranche B-1 Term Loan Lender, such that, upon such execution by all Additional Tranche B-1 Term Loan Lenders, the aggregate principal amount of the Exchanged U.S. Dollar Term Loans and the Additional Tranche B-1 Term Loans are equal to the aggregate principal amount of the U.S. Dollar Term Loans outstanding immediately prior to the First Amendment Effective Date;

SECTION 6.2 All fees and expenses required to be paid hereunder or pursuant to the Credit Agreement and that certain Engagement Letter, dated as of April 12, 2018, by and between the Borrower, PNC Capital Markets LLC (the “RCF Refinancing Arranger”) and Deutsche Bank Securities Inc. (the “Term Loan Refinancing Arranger”, and together with the RCF Refinancing Arranger, the “Refinancing Arrangers”) shall have been paid in full in cash or will be paid in full in cash on the First Amendment Effective Date, including, without limitation, all reasonable and documented out-of-pocket expenses incurred by the Refinancing Arrangers, the Administrative Agent and their respective Affiliates in connection with the execution and delivery of this Amendment, in each case to the extent required by Section 10.3 of the Credit Agreement;

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SECTION 6.3 The Administrative Agent shall have received with respect to each Obligor (i) a copy of good standing certificates, dated a date reasonably close to the First Amendment Effective Date, for the Company, each Tranche B-3 Borrower (other than the Tranche B-3 German Borrower) and each other Obligor and (ii) a certificate, dated as of the First Amendment Effective Date duly executed and delivered by each Obligor’s Secretary or Assistant Secretary, any director, managing member or general partner, as applicable, as to (A) resolutions of such Person’s board of directors (or shareholders, in the case of a German Obligor, or other managing or governing body, in the case of other than a corporation) then in full force and effect authorizing the execution, delivery and performance of this Amendment and any related Loan Documents and the borrowings and transactions contemplated hereby and thereby, (B) the incumbency and signatures of those of its officers, directors, managing member or general partner, as applicable, authorized to act with respect to this Amendment and each Loan Document to be executed by such Person, and (C) the full force and validity of each Organic Document of such Person (and copies of all amendments thereof, if any, since the Closing Date), upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, any director, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person;

SECTION 6.4 The Administrative Agent shall have received a certificate, dated as of the First Amendment Effective Date and duly executed and delivered by an Authorized Officer of each Borrower, in which certificate such Borrower shall agree and acknowledge that the statements made herein shall be deemed to be true and correct representations and warranties of such Borrower in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date) (the “First Amendment Effective Date Certificate”). All documents and agreements required to be appended to the First Amendment Effective Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect;

SECTION 6.5 The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender’s Notes duly executed and delivered by an Authorized Officer of the applicable Borrowers;

SECTION 6.6 The Administrative Agent shall have received a solvency certificate, dated as of the First Amendment Effective Date and duly executed and delivered by the chief financial officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Company and its Subsidiaries, on a consolidated basis, are Solvent

SECTION 6.7 The Administrative Agent shall have received opinions, each dated the Closing Date and addressed to the Agents, the Issuer and all Lenders, from: (a) Jones Day, Ohio, Delaware, New York and Pennsylvania counsel to the Obligors; (b) Jones Day, Germany, German counsel to the German Borrower with respect to capacity and authority; (c) Latham & Watkins LLP, Germany, German counsel to the Administrative Agent with respect to the validity and enforceability of the German Transaction Security Documents; and (d) as applicable, local counsel to the Obligors in each other jurisdiction in which an Obligor is organized, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

SECTION 6.8 Within five Business Days’ prior to the First Amendment Effective Date, the Administrative Agent shall have received copies of all Patriot Act Disclosures as reasonably requested by the Administrative Agent;

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SECTION 6.9 No Default or Event of Default has occurred and is continuing on the First Amendment Effective Date both before and immediately after giving effect to the transactions contemplated hereby;

SECTION 6.10 The representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date);

SECTION 6.11 Substantially simultaneously with the receipt of the proceeds of the Additional Tranche B-1 Term Loans and the Additional Tranche B-2 Term Loans the Borrower shall have applied the aggregate proceeds of the Additional Tranche B-1 Term Loans and the Additional Tranche B-2 Term Loans to prepay in full the principal amount of all U.S. Dollar Term Loans other than Exchanged U.S. Dollar Term Loans and all Euro Term Loans other than Exchanged Euro Term Loans, respectively, including all amounts due under Section 1.1 and Articles II and III hereunder and any other cost reimbursements and other Obligations, if any, then due and owing to such Non-Exchanging U.S. Dollar Term Loan Lenders under the Credit Agreement (prior to the First Amendment Effective Date);

SECTION 6.12 A notarized share pledge agreement in relation to all of the shares in the Tranche B-3 German Borrower governed under German law;

SECTION 6.13 The Administrative Agent shall have received a notice of borrowing, prior to 12:00 noon, New York City time, one Business Day prior to the First Amendment Effective Date; and

SECTION 6.14 The CAM Agreement substantially in the form attached hereto as Exhibit B shall have been duly executed by the Administrative Agent and the Lenders party to the Credit Agreement as of the First Amendment Effective Date.

Article VII

REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Amendment, the Company, the Tranche B-3 Borrowers and the other Obligors represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the First Amendment Effective Date:

SECTION 7.1 This Amendment has been duly authorized, executed and delivered by the Company, the Tranche B-3 Borrowers and the other Obligors, and this Amendment and the Credit Agreement (after giving effect to this Amendment) constitute the Company’s, each Tranche B-3 Borrower’s and each other Obligor’s, as applicable, legal, valid and binding obligation, enforceable against it in accordance with its terms, (except in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law);

SECTION 7.2 The representations and warranties set forth in the Credit Agreement and each other Loan Document are, in each case after giving effect to this Amendment, true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) on and as of the First Amendment Effective Date, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date;

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SECTION 7.3 No Default or Event of Default has occurred and is continuing; and

SECTION 7.4 The execution, delivery and performance by the Company, each Tranche B-3 Borrower and each other Obligor of this Amendment and the other Loan Documents to which it is a party do not (x) contravene any (A) Obligor’s Organic Documents, (B) court decree or order binding on or affecting any Obligor or (C) law or governmental regulation binding on or affecting any Obligor or (y) result in (A) or require the creation or imposition of, any Lien on any Obligor’s properties (except as permitted by the Credit Agreement) or (B) a default under any contractual restriction binding on or affecting any Obligor.

Article VIII

EFFECTS ON LOAN DOCUMENTS

Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as specifically amended herein or contemplated hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. Each Borrower acknowledges and agrees that, on and after the First Amendment Effective Date, this Amendment and each of the other Loan Documents to be executed and delivered by the Borrower in connection herewith shall constitute a Loan Document for all purposes of the Credit Agreement. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Credit Agreement, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle any Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

Article IX

MISCELLANEOUS

SECTION 9.1 Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Section 10.4 of the Credit Agreement shall apply to this Amendment and the transactions contemplated hereby.

SECTION 9.2 New Arrangers and Syndication Agents. Each Borrower, the Tranche B-1 Term Loan Lenders, the Tranche B-2 Term Loan Lenders, the Tranche B-3 Term Loan Lenders and the 2018 Revolving Lenders agree that the Refinancing Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Joint Lead Arrangers, Joint Book Runners and the Syndication Agents pursuant to Section Article IX of the Credit Agreement and (b) except as otherwise agreed to in writing by the Borrowers, the RCF Refinancing Arranger and the Term Loan Refinancing Arranger shall have no duties, responsibilities or liabilities with respect to this Amendment, the Credit Agreement or any other Loan Document.

SECTION 9.3 Amendments; Execution in Counterparts; Severability.

10

(a) This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Lenders party hereto and the Administrative Agent, in each case to the extent required by the Credit Agreement; and

(b) To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 9.4 Reaffirmation. The Reaffirming Parties, as party to the Credit Agreement, the Subsidiary Guaranty, the Security Documents and the other Loan Documents (in each case, to which such Reaffirming Party is a party) and as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that the Tranche B-1 Term Loan Lenders, the Tranche B-2 Term Loan Lenders, the Tranche B-3 Term Loan Lenders and the 2018 Revolving Lenders are Lenders and the Tranche B-1 Term Loans, the Tranche B-2 Term Loans, the Tranche B-3 Term Loans and the 2018 Revolving Loans are Loans, and that all of its obligations under the Credit Agreement, the Security Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) ratifies and reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties, (B) any guaranties made by it pursuant to the Subsidiary Guaranty, the Credit Agreement and the other Loan Documents and (C) the validity and enforceability of all of such Liens and security interests heretofore granted, pursuant to and in connection with the Subsidiary Guaranty, the Security Documents or any other Loan Document to Collateral Agent, on behalf and for the benefit of each Secured Party, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, (iii) acknowledges and agrees that the grants of security interests by the Obligors contained in the Security Agreement and any other Security Document shall remain, in full force and effect after giving effect to this Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by each Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Tranche B-1 Term Loans, the Tranche B-2 Term Loans, the Tranche B-3 Term Loans and the 2018 Revolving Loans under the Credit Agreement and are entitled to the benefits of the guarantees and the security interests set forth or created in the Subsidiary Guaranty, the Security Documents and the other Loan Documents. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

SECTION 9.5 Administrative Agent. Each Borrower acknowledges and agrees that PNC, in its capacity as administrative agent under the Credit Agreement, will continue to serve as Administrative Agent under this Amendment and under the Credit Agreement.

SECTION 9.6 CAM Agreement. Each Secured Party hereby agrees that the Administrative Agent may enter into the CAM Agreement and agrees to be bound by the terms thereof, and hereby direct the Administrative Agent and the Secured Parties to enter into the CAM Agreement and be abound by the terms thereof.

SECTION 9.7 Governing Law; Waiver of Jury Trial; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York. Each party hereto agrees that the provisions of Sections 10.9, 10.13 and 10.14 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

11

SECTION 9.8 Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 9.9 Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article X thereof.

SECTION 9.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9.11 Headings. Section headings in this Amendment are included herein for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 9.12 Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

12

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

FERRO CORPORATION

By:	/s/ Richard A. Shuttie
Name: Richard A. Shuttie
Title: Treasurer

FERRO GMBH

By:	/s/ Dr. Stefan Pfeifer
Name: Dr. Stefan Pfeifer
Title: Managing Director

By:	/s/ Christoph Bauer
Name: Christoph Bauer
Title: Managing Director

FERRO EUROPE HOLDINGS LLC

By:	/s/ Richard A. Shuttie
Name: Richard A. Shuttie
Title: President & Treasurer

FERRO ELECTRONIC MATERIALS INC.

By:	/s/ Richard A. Shuttie
Name: Richard A. Shuttie
Title: President & Treasurer

DIP-TECH INC.

By:	/s/ Richard A. Shuttie
Name: Richard A. Shuttie
Title: President & Treasurer

[Ferro Corporation First Amendment to Credit Agreement]

FERRO INTERNATIONAL SERVICES INC.

By:	/s/ Richard A. Shuttie
Name: Richard A. Shuttie
Title: President & Treasurer

CATAPHOTE CONTRACTING COMPANY

By:	/s/ Richard A. Shuttie
Name: Richard A. Shuttie
Title: President & Treasurer

THE FERRO ENAMEL SUPPLY COMPANY

By:	/s/ Richard A. Shuttie
Name: Richard A. Shuttie
Title: President & Treasurer:

FERRO FAR EAST, INC.

By:	/s/ Richard A. Shuttie
Name: Richard A. Shuttie
Title: President & Treasurer

[Ferro Corporation First Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Collateral Agent, an Issuer, U.S. Swingline Lender and a Lender

By:	/s/ Scott A. Nolan
Name: Scott A. Nolan
Title: Vice President

[Ferro Corporation First Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as an Issuer and as a Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

DEUTSCHE BANK SECURITIES INC., as Syndication Agent

By:	/s/ Jackson Merchant
Name: Jackson Merchant
Title: Managing Director

By:	/s/ Alvin Varughese
Name: Alvin Varughese
Title: Director

[Ferro Corporation First Amendment to Credit Agreement]

Bank of America, N.A.

By:	/s/ Gregory J. Bosio
Name: Gregory J. Bosio
Title: Senior Vice President

[Ferro Corporation First Amendment to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION

(Full Legal Name of Institution)

By:	/s/ David A Mandell
Name: David A Mandell
Title: Managing Director

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any):
Current holding amount: $ 40,000,000.

[Ferro Corporation First Amendment to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Brian P. Fox
Name: Brian P. Fox
Title: Senior Vice President

[Ferro Corporation First Amendment to Credit Agreement]

Fifth Third Bank

(Full Legal Name of Institution)

By:	/s/ Will Batchelor
Name: Will Batchelor
Title: Vice President

Current holding amount: $ 30,000,000

[Ferro Corporation First Amendment to Credit Agreement]

CITIZENS BANK, N.A.

(Full Legal Name of Institution)

By:	/s/ Jonathan Glett
Name: Jonathan Glett
Title: SVP

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any):
Current holding amount: $ 30,000,000

[Ferro Corporation First Amendment to Credit Agreement]

Bank of the West

(Full Legal Name of Institution)

By:	/s/ Patrick F. Dunphy
Name: Patrick F. Dunphy
Title: Director

Current holding amount: $ 0.00

[Ferro Corporation First Amendment to Credit Agreement]

ING Bank N.V., Dublin Branch

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

If a second signature is necessary:

By:	/s/ Cormac Langford
Name: Cormac Langford
Title: Director

Name of Fund Manager (if any): N/A
Current holding amount: $ 0.00

[Ferro Corporation First Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA

(Full Legal Name of Institution)

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any):
Current holding amount: $ 0.00

[Ferro Corporation First Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mark Irey
Name: Mark Irey
Title: Vice President

Current holding amount: $ 27,500,000

[Ferro Corporation First Amendment to Credit Agreement]

JPMorgan Chase Bank NA

(Full Legal Name of Institution)

By:	/s/ Richard Barritt
Name: Richard Barritt
Title: Executive Director

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any):
Current holding amount: $ 30,000,000.00

[Ferro Corporation First Amendment to Credit Agreement]

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

(Full Legal Name of Institution)

By:	/s/ Frank Schmitt
Name: Frank Schmitt
Title: Associate Director

If a second signature is necessary:

By:	/s/ Aidan McGeon
Name: Aidan McGeon
Title: Deputy Manager

Name of Fund Manager (if any):
Current holding amount: $ 20,000,000 Revolving Facility
€ 20,000,000 Euro Term Loan

[Ferro Corporation First Amendment to Credit Agreement]

Compass Bank

By:	/s/ Jeffrey Bork
Name: Jeffrey Bork
Title: Senior Vice President

Current holding amount: $ 20,000,000

[Ferro Corporation First Amendment to Credit Agreement]

First National Bank of Pennsylvania

(Full Legal Name of Institution)

By:	/s/ Geoffrey M. Ottaway, Jr.
Name: Geoffrey M. Ottaway Jr.
Title: Vice President

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any):
Current holding amount: $ 3,437,548.12

[Ferro Corporation First Amendment to Credit Agreement]

CIBC Bank USA

By:	/s/ Robert Cheffins
Name: Robert Cheffins
Title: Associate Managing Director

[Ferro Corporation First Amendment to Credit Agreement]

FIRST COMMONWEALTH BANK

By:	/s/ Stephen J. Orban
Name: Stephen J. Orban
Title: Senior Vice President

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any):
Current holding amount: $ 2,475,000

[Ferro Corporation First Amendment to Credit Agreement]

SCHEDULE I

Revolving Loan Commitments

	Lender	Revolving Loan Commitment	Percentage
1.	PNC Bank, National Association	$55,000,000	11%

2.	Deutsche Bank AG New York Branch	$55,000,000	11%

3.	Bank of America, N.A.	$45,000,000	9%

4.	HSBC Bank USA, National Association	$45,000,000	9%

5.	KeyBank National Association	$32,500,000	6.5%

6.	Fifth Third Bank	$32,500,000	6.5%

7.	Citizens Bank, N.A.	$32,500,000	6.5%

8.	Bank of the West	$25,000,000	5%

9.	ING Bank N.V., Dublin Branch	$25,000,000	5%

10.	Goldman Sachs	$25,000,000	5%

11.	U.S. Bank National Association	$30,000,000	6%

12.	JPMorgan Chase Bank, N.A.	$15,000,000	3%

13.	The Governor and Company of the Bank of Ireland	$20,000,000	4%

14.	Compass Bank	$30,000,000	6%

15.	First National Bank of Pennsylvania	$15,000,000	3%

16.	CIBC Bank USA	$10,000,000	2%

17.	First Commonwealth Bank	$7,500,000	1.5%

	Total	$500,000,000	100%

SCHEDULE II

Outstanding Letters of Credit

Loan Number	Option	Principal Balance	Currency
607651874	Revolver	$40,000,000.00	USD
607711557	Revolver	$50,000,000.00	USD
607830478	Revolver	$20,000,000.00	USD
607464545	Revolver	$15,416,991.25	USD

ANNEX I

JOINDER

This JOINDER, dated as of April 25, 2018 (this “Joinder”), by and among PNC Bank, National Association (“PNC Bank” and in such capacity, the “Additional Term Lender”), Ferro Corporation, an Ohio corporation (the “Company”), Ferro GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (the “Tranche B-3 German Borrower”), Ferro Europe Holdings, LLC, a Delaware limited liability company (the “Tranche B-3 US Borrower”, and together with the Tranche B-3 German Borrower, the “Tranche B-3 Borrowers”) and PNC Bank, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to that certain (i) First Amendment to Credit Agreement, dated as of April 25, 2018 (the “First Amendment”) among the Company, Ferro GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (the “Tranche B-3 German Borrower”), Ferro Europe Holdings LLC, a Delaware limited liability company (the “Tranche B-3 US Borrower”, and together with the Tranche B-3 German Borrower, the “Tranche B-3 Borrowers”), the other Subsidiaries of the Company listed on the signature pages of the First Amendment, the several banks and other financial institutions or entities as Lenders, the Administrative Agent, PNC Bank in its capacity as Collateral Agent and as an Issuer, and Deutsche Bank AG New York Branch in its capacity as Syndication Agent and as an Issuer, and (ii) the Credit Agreement dated as of February 14, 2017 (as amended by the First Amendment, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Company, certain subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, and the Administrative Agent. All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the First Amendment, as applicable.

WHEREAS, pursuant to the terms of the First Amendment, the Company and the Tranche B-3 Borrowers, as applicable, have established (a) a new tranche of term loans under the Credit Agreement denominated in Dollars in an aggregate principal amount of $355,000,000 (the “Tranche B-1 Term Loans”) to be borrowed by the Company on the First Amendment Effective Date, (b) a new tranche of term loans thereunder denominated in Dollars in an aggregate principal amount of $235,000,000 (the “Tranche B-2 Term Loans”) to be borrowed by the Company on the First Amendment Effective Date, and (c) a new tranche of term loans thereunder denominated in Dollars in an aggregate principal amount of $230,000,000 (the “Tranche B-3 Term Loans”) to be borrowed, on a joint and several basis, by the Tranche B-3 Borrowers, on the First Amendment Effective Date, in each case, to be provided by the Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement and the First Amendment, Additional Tranche B-1 Term Loan Lenders, Tranche B-2 Term Loan Lenders and Tranche B-3 Term Loan Lenders may become Lenders pursuant to one or more Joinders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Additional Term Lender hereby agrees to make a Tranche B-1 Term Loan, a Tranche B-2 Term Loan and a Tranche B-3 Term Loan (collectively, the “Tranche B Term Loans”), in each case, in the amount notified to such Additional Term Lender by the Term Loan Refinancing Arranger, but not to exceed the commitment amount set forth on its signature page hereto pursuant to and in accordance with the Credit Agreement and the First Amendment. The Tranche B Term Loans provided pursuant to this Joinder shall be subject to all of the terms in the Credit Agreement and the First Amendment and to the conditions set forth in the First Amendment, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guaranty and security interests created by the Loan Documents. The Additional Term Lender, the Company, the Tranche B-3 Borrowers and the Administrative Agent acknowledge and agree that the Tranche B Term Loans provided pursuant to this Joinder shall constitute Term Loans for all purposes of the Credit Agreement and the other applicable Loan Documents.

By executing and delivering this Joinder, the Additional Term Lender shall be deemed to confirm to and agree with the other parties hereto as follows: (i) such Additional Term Lender is legally authorized to enter into this Joinder and the Credit Agreement; (ii) such Additional Term Lender confirms that it has received a copy of this Joinder, the First Amendment and the Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.1.1 of the Credit Agreement or delivered pursuant to Section 7.1.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder, the First Amendment and the Credit Agreement; (iii) such Additional Term Lender will independently and without reliance upon the Refinancing Arrangers in their capacity as the Arrangers, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Joinder, the First Amendment and the Credit Agreement; (iv) such Additional Term Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Joinder, the First Amendment, the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, respectively, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (v) such Additional Term Lender agrees that it will perform in accordance with their terms all the obligations which by the terms of this Joinder, the First Amendment and the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Joinder by the Additional Term Lender, the Administrative Agent, the Tranche B-3 Borrowers and the Company and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, the Additional Term Lender shall become a Lender under the Credit Agreement, effective as of the First Amendment Effective Date and shall be subject to and bound by the terms thereof and shall perform all obligations and shall have all rights of a Lender thereunder.

Delivered herewith by the Additional Term Lender to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Additional Term Lender may be required to deliver to the Administrative Agent pursuant to the Credit Agreement.

This Joinder may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Joinder is an assumption agreement in respect of the Tranche B Term Loans. The Tranche B Term Loans are subject to amortization payable in accordance with the provisions under Section 3.1.1 of the Credit Agreement.

This Joinder is a “Loan Document.”

This Joinder, the First Amendment, the Credit Agreement and the Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

To the extent any provision of this Joinder is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Joinder in any jurisdiction.

This Joinder may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission including “pdf” or “tif” shall be as effective as delivery of a manually signed counterpart of this Joinder.

[Remainder of page intentionally left blank.]

EXHIBIT A to

~~EXECUTION VERSION~~ FIRST AMENDMENT

PUBLISHED DEAL CUSIP NO. 315409AH5

PUBLISHED ~~U.S. DOLLAR~~TRANCHE B-1 TERM LOAN FACILITY CUSIP NO.

315409~~AK8~~AP7 /US315409AP75

PUBLISHED ~~EURO~~TRANCHE B-2 TERM LOAN FACILITY CUSIP NO. 315409~~AL6~~AM4/

US315409AM45

PUBLISHED TRANCHE B-3 TERM LOAN FACILITY CUSIP NO. 315409AN2 / US315409AN28

PUBLISHED REVOLVING FACILITY CUSIP NO. 315409~~AJ1~~AH5 /US315409AH59

CREDIT AGREEMENT,

dated as of February 14, 2017,

as amended by the First Amendment to Credit Agreement, dated as of April 25, 2018 among

FERRO CORPORATION

and

CERTAIN OF ITS DESIGNATED SUBSIDIARIES

FROM TIME TO TIME PARTY HERETO,

as the Borrowers,

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS

FROM TIME TO TIME PARTY HERETO,

as the Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as the Administrative Agent, the Collateral Agent, and as an Issuer,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Syndication Agent and as an Issuer

BANK OF AMERICA, N.A.,

FIFTH THIRD BANK

HSBC BANK USA, NATIONAL ASSOCIATION

JP MORGAN CHASE BANK, N.A.

KEYBANK NATIONAL ASSOCIATION, and

CITIZENS BANK, N.A.,

as Co-Documentation Agents, and

PNC CAPITAL MARKETS LLC,

DEUTSCHE BANK SECURITIES INC.,

HSBC BANK USA, NATIONAL ASSOCIATION, and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint Bookrunners

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		~~1~~2

SECTION 1.1	Defined Terms	~~1~~2
SECTION 1.2	Use of Defined Terms	~~41~~45
SECTION 1.3	Cross-References	~~42~~45
SECTION 1.4	Accounting and Financial Determinations	~~42~~45
SECTION 1.5	Exchange Rates; Currency Equivalents	~~43~~46
SECTION 1.6	Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts	~~43~~47
SECTION 1.7	American Legal Terms	~~43~~47

ARTICLE II COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT		~~44~~47

SECTION 2.1	Commitments	~~44~~47
SECTION 2.2	Reduction of the Commitment Amounts	~~45~~50
SECTION 2.3	Borrowing Procedures	~~46~~50
SECTION 2.4	Continuation and Conversion Elections	~~48~~52
SECTION 2.5	Alternate Currency Loans.	~~48~~52
SECTION 2.6	Funding	~~49~~53
SECTION 2.7	Letter of Credit Issuance Procedures	~~49~~53
SECTION 2.8	Register; Notes	~~53~~58
SECTION 2.9	Designated Borrowers	~~53~~58
SECTION 2.10	Defaulting Lenders	~~55~~59
SECTION 2.11	Increases in Commitments.	~~57~~61
SECTION 2.12	Borrower Representative	64

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES		~~60~~65

SECTION 3.1	Repayments and Prepayments; Application	~~60~~65
SECTION 3.2	Interest Provisions	~~63~~68
SECTION 3.3	Fees	~~64~~69

ARTICLE IV CERTAIN Eurocurrency AND OTHER PROVISIONS		~~65~~70

SECTION 4.1	Eurocurrency Lending Unlawful	~~65~~70
SECTION 4.2	Deposits Unavailable	~~65~~71
SECTION 4.3	Increased Eurocurrency Loan Costs, etc.	~~66~~71
SECTION 4.4	Funding Losses	~~66~~71
SECTION 4.5	Increased Capital Costs	~~67~~72
SECTION 4.6	Taxes	~~67~~72
SECTION 4.7	Payments, Computations; Proceeds of Collateral, etc.	~~69~~76
SECTION 4.8	Sharing of Payments	~~70~~76
SECTION 4.9	Setoff	~~71~~77
SECTION 4.10	Mitigation Obligations; Removal of Lenders	~~71~~77

i

(continued)

Page
ARTICLE V CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSION		~~72~~78

SECTION 5.1	Effectiveness	~~72~~78
SECTION 5.2	All Credit Extensions	~~76~~78

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~76~~82

SECTION 6.1	Organization, etc.	~~76~~82
SECTION 6.2	Due Authorization, Non-Contravention, etc.	~~76~~83
SECTION 6.3	Government Approval, Regulation, etc.	~~77~~83
SECTION 6.4	Validity, etc.	~~77~~83
SECTION 6.5	Financial Information	~~77~~83
SECTION 6.6	No Material Adverse Change	~~77~~83
SECTION 6.7	Litigation, Labor Controversies, etc.	~~77~~83
SECTION 6.8	Subsidiaries	~~77~~84
SECTION 6.9	Ownership of Properties	~~77~~84
SECTION 6.10	Taxes; Other Laws	~~78~~84
SECTION 6.11	Pension and Welfare Plans	~~78~~84
SECTION 6.12	Environmental Warranties	~~78~~84
SECTION 6.13	Accuracy of Information	~~79~~84
SECTION 6.14	Regulations T, U and X	~~79~~84
SECTION 6.15	Solvency	~~80~~85
SECTION 6.16	Anti-Corruption Laws and Sanctions	~~80~~86
SECTION 6.17	EEA Financial Institutions	~~80~~86

ARTICLE VII COVENANTS		~~80~~87

SECTION 7.1	Affirmative Covenants	~~80~~87
SECTION 7.2	Negative Covenants	~~85~~92

ARTICLE VIII EVENTS OF DEFAULT		~~94~~101

SECTION 8.1	Listing of Events of Default	~~94~~101
SECTION 8.2	Action if Bankruptcy	~~96~~103
SECTION 8.3	Action if Other Event of Default	~~96~~103

ARTICLE IX THE AGENTS		~~96~~104

SECTION 9.1	Actions	~~96~~104
SECTION 9.2	Funding Reliance, etc.	~~97~~105
SECTION 9.3	Exculpation	~~97~~105
SECTION 9.4	Successor	~~97~~105
SECTION 9.5	Loans by the Agents	~~98~~106
SECTION 9.6	Credit Decisions	~~98~~106
SECTION 9.7	Copies, etc.	~~98~~106
SECTION 9.8	Reliance by the Agents	~~98~~106
SECTION 9.9	Defaults	~~99~~107
SECTION 9.10	Posting of Approved Electronic Communications	~~99~~107
SECTION 9.11	Joint Lead Arrangers, Joint Bookrunners and Syndication Agents	~~100~~108
SECTION 9.12	Withholding	~~100~~108

(continued)

Page
ARTICLE X MISCELLANEOUS PROVISIONS		~~101~~109

SECTION 10.1	Waivers, Amendments, etc.	~~101~~109
SECTION 10.2	Notices; Time	~~103~~111
SECTION 10.3	Payment of Costs and Expenses	~~103~~111
SECTION 10.4	Indemnification	~~104~~110
SECTION 10.5	Survival	~~105~~113
SECTION 10.6	Severability	~~105~~113
SECTION 10.7	Headings	~~105~~113
SECTION 10.8	Execution in Counterparts, Effectiveness, etc.	~~105~~114
SECTION 10.9	Governing Law; Entire Agreement	~~106~~114
SECTION 10.10	Successors and Assigns	~~106~~114
SECTION 10.11	Assignments and Participations; Notes	~~106~~114
SECTION 10.12	Other Transactions	~~109~~118
SECTION 10.13	Forum Selection and Consent to Jurisdiction	~~109~~118
SECTION 10.14	Waiver of Jury Trial	~~110~~119
SECTION 10.15	Patriot Act	~~110~~119
SECTION 10.16	Judgment Currency	~~110~~119
SECTION 10.17	Confidentiality.	~~111~~119
SECTION 10.18	No Fiduciary Duty	~~112~~120
SECTION 10.19	Counsel Representation	~~112~~120
SECTION 10.20	Waiver of Notice Period	~~112~~121
SECTION 10.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~112~~121
SECTION 10.22	Usury Savings Clause	~~113~~121
SECTION 10.23	Illegality	~~113~~122
SECTION 10.24	CAM Agreement	122
SECTION 10.25	Tranche B-3 Borrower Guaranty	122
SECTION 10.26	Parallel Debt.	125

SCHEDULE I	-	Disclosure Schedule
SCHEDULE II	-	Notice Addresses; Domestic Offices
SCHEDULE III		Revolving Loan Commitments; Term Loan Commitments
SCHEDULE IV	-	Cash Management Obligations; Rate Protection Agreements
SCHEDULE V		Existing Letters of Credit

EXHIBIT A-1	-	Form of Revolving Loan Note
EXHIBIT A-2	-	Form of Term Loan Note
EXHIBIT A-3	-	Form of Swingline Note
EXHIBIT B-1	-	Form of Borrowing Request
EXHIBIT B-2	-	Form of Issuance Request
EXHIBIT C	-	Form of Continuation/Conversion Notice
EXHIBIT D	-	Form of Lender Assignment Agreement
EXHIBIT E	-	Form of Compliance Certificate
EXHIBIT F	-	Guaranty (Domestic)
EXHIBIT G	-	Pledge and Security Agreement
EXHIBIT H-1	-	Form of Designated Borrower Request and Assumption Agreement
EXHIBIT H-2	-	Form of Designated Borrower Notice

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of February 14, 2017 (as amended by the First Amendment to Credit Agreement, dated as of April 25, 2018), is among FERRO CORPORATION, an Ohio corporation (the “Company”), ~~certain~~FERRO GMBH, a limited liability company organized under the laws of the Federal Republic of Germany (“Germany”) (the “Tranche B-3 German Borrower”), FERRO EUROPE HOLDINGS LLC, a Delaware limited liability company (the “Tranche B-3 US Borrower”, and together with the Tranche B-3 German Borrower, the “Tranche B-3 Borrowers”), and certain other Subsidiaries of the Company from time to time party hereto (each a “Designated Borrower” and together with the Company and each Tranche B-3 Borrower, each a “Borrower” and collectively the “Borrowers”), the lenders from time to time party hereto (the “Lenders”), PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as the administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), the collateral agent for the Secured Parties (as defined below) (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) and as an Issuer (as defined below), DEUTSCHE BANK AG NEW YORK BRANCH, as the Syndication Agent and an Issuer, and the various financial institutions and other Persons from time to time party hereto.

W I T N E S S E T H:

WHEREAS, on the Closing Date, Lenders ~~have~~ agreed to extend certain credit facilities to the ~~Borrowers,~~Company in an aggregate principal amount ~~not to exceed $~~of $1,025,000,000, consisting of U.S. Dollar Term Loans in an aggregate principal amount of $357,500,000, Euro Term Loans in an aggregate principal amount of €250,000,000 and revolving commitments in an aggregate principal amount of $400,000,000, the proceeds of which ~~will be~~were used, in part, to consummate the Refinancing and are used to provide for the ongoing working capital requirements and general corporate purposes of the Company, the Borrowers and their respective Subsidiaries (including capital expenditures and Permitted Acquisitions); and

WHEREAS, the Guarantors ~~have~~ agreed to guarantee the obligations of the Company and the Designated Borrowers hereunder and each ~~Borrower~~of the Company and each Guarantor ~~have~~ agreed to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a lien on all Collateral.

WHEREAS, on the First Amendment Effective Date, the Company requests (a) that Lenders provide a new Revolving Facility with Revolving Credit Commitments in an aggregate principal amount of $500,000,000 which shall replace the existing Revolving Facility, (b) a new tranche of term loans denominated in Dollars in an aggregate principal amount of $355,000,000 to be borrowed by the Company, the proceeds of which will be used on the First Amendment Effective Date to refinance all U.S. Dollar Term Loans outstanding immediately prior to First Amendment Effective Date, (c) a new tranche of term loans denominated in Dollars in an aggregate principal amount of $235,000,000 to be borrowed by the Company, the proceeds of which will be used on the First Amendment Effective Date to refinance all Euro Term Loans outstanding immediately prior to the First Amendment Effective Date, and (d) a new tranche of term loans denominated in Dollars in an aggregate principal amount of $230,000,000 to be borrowed, on a joint and several basis, by the Tranche B-3 Borrowers, the proceeds of which will be used on the First Amendment Effective Date for general corporate purposes.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Acceptable Intercreditor Agreement” means an intercreditor agreement that is reasonably satisfactory to the Administrative Agent (which may, if applicable, consist of a payment “waterfall”).

“Acceptable Subordination Agreement” means a subordination agreement that is reasonably satisfactory to the Administrative Agent (which may, if applicable, consist of a payment “waterfall”).

“Account” means any account (as that term is defined in Section 9-102 of the UCC) of the Company or any of its Subsidiaries arising from the sale or lease of goods or rendering of services.

“Adjusted EURIBOR Rate” means, with respect to each Interest Period for a EURIBOR Loan, the rate per annum determined by the Administrative Agent by dividing (x) the EURIBOR Rate by (y) a number equal to 1.00 minus the then stated Reserve Percentage; provided, that in no event shall the EURIBOR Rate (i) with respect to Term Loans made on the Closing Date be deemed to be less than 0.00% for the purposes of this Agreement and (ii) with respect to the Revolving Loans be deemed to be less than 0.00% for the purposes of this Agreement.

“Adjusted Eurocurrency Rate” means, with respect to each Interest Period for a Eurocurrency Loan of any currency, the rate per annum determined by the Administrative Agent by dividing (x) the Eurocurrency Rate by (y) a number equal to 1.00 minus the then-stated Reserve Percentage; provided, that in no event shall the Adjusted Eurocurrency Rate (i) with respect to Term Loans made on the ~~Closing~~First Amendment Effective Date be deemed to be less than ~~0.75~~0.00% for purposes of this Agreement and (ii) with respect to Revolving Loans be deemed to be less than 0.00% for purposes of this Agreement.

“Administrative Agent” is defined in the preamble and includes each other Person appointed as a successor Administrative Agent pursuant to Section 9.4.

“Affected Lender” is defined in Section 4.10.

“Affiliate” of any Person means any other Person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means, on any date, this Credit Agreement as originally in effect on the Closing Date and as the same may thereafter from time to time be further amended, supplemented, amended and restated or otherwise modified and in effect on such date.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, recurring periodic fees generally payable to the providers of such Indebtedness, any Alternate Base Rate “floor” then in effect, Eurocurrency Rate “floor” then in effect or

EURIBOR “floor” then in effect or otherwise, in each case, incurred or payable by the Borrowers generally to all lenders of such Indebtedness; provided, that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of such Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, amendment, commitment or facility fees and underwriting fees or other fees not paid generally to all lenders of such Indebtedness.

“Alternate Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Effective Rate, in effect on such day, plus  1⁄2 of 1.00%, (b) the Prime Rate in effect on such day, ~~and~~ (c) the Daily LIBOR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (d) 0.00%. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Currency” means Euros, British Pound Sterling and any other currency approved by the Administrative Agent and each of the Lenders providing such currency; provided, that any such “Alternate Currency” is readily available and freely transferable and convertible into Dollars, and a Dollar Equivalent may be calculated.

“Alternate Currency Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Alternate Currency Loans pursuant to Section 2.1.1(a).

“Alternate Currency Commitment Amount” means, on any date, a maximum amount equal to the Dollar Equivalent of $100,000,000, as such amount may be permanently reduced by Section 2.2. The Alternate Currency Commitment Amount is part of, and not in addition to, the Aggregate Commitments.

“Alternate Currency Equivalent” means, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.

“Alternate Currency Loan” means any Revolving Loan or Incremental Term Loan denominated in an Alternate Currency, as the context so requires.

“Alternate Source” is defined in the definition of “LIBOR Screen Rate”.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company, the Tranche B-3 Borrowers, the Designated Borrowers or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable ECF Percentage” means, for any Fiscal Year of the Company, (a) 50% if the Senior Secured Net Leverage Ratio as of the last day of such Fiscal Year is greater than or equal to 3.00 to 1.00, (b) 25% if the Senior Secured Net Leverage Ratio as of the last day of such Fiscal Year is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00, and (c) 0% if the Senior Secured Net Leverage Ratio as of the last day of such Fiscal Year is less than 2.50 to 1.00.

“Applicable Margin” means

(a) with respect to ~~U.S. Dollar~~the Term Loans made on the ~~Closing~~First Amendment Effective Date, ~~1.50~~1.25% for Base Rate Loans and ~~2.50~~2.25% for Eurocurrency Loans; and (b) with respect ~~to Euro Term Loans on the Closing Date, 2.75% for EURIBOR Loans and (c) with respect to~~

Revolving Loans, unused Revolving Loan Commitments, Swingline Loans and Letter of Credit fees, (i) from the ~~Closing~~First Amendment Effective Date until the date on which the Administrative Agent receives a Compliance Certificate pursuant to clause (c) of Section 7.1.1 for the Fiscal Quarter ending ~~March 31~~June 30, ~~2017~~2018, (x) with respect to Revolving Loans, Swingline Loans and Letter of Credit fees, ~~1.25~~1.00% for Base Rate Loans, ~~2.25~~2.00% for Eurocurrency Loans and (y) with respect to unused Revolving Loan Commitments, ~~0.35~~0.30% and (ii) thereafter, the applicable percentage set forth below determined by reference to the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to clause (c) of Section 7.1.1:

Total Net Leverage Ratio	Applicable Margin for Revolving Base Rate Loans	Applicable Margin for Revolving Eurocurrency Loans	Applicable Commitment Fee Margin for Revolving Loan Commitments
Greater than 3.50:1.00	~~1.75~~1.50%	~~2.75~~2.50%	~~0.45~~0.40%
Greater than 3.00:1.00 but less than or equal to 3.50:1.00	~~1.50~~1.25%	~~2.50~~2.25%	~~0.40~~0.35%
Greater than 2.50:1.00 but less than or equal 3.00:1.00	~~1.25~~1.00%	~~2.25~~2.00%	~~0.35~~0.30%
Greater than 2.00:1.00 but less than or equal 2.50:1.00	~~1.00~~0.75%	~~2.00~~1.75%	~~0.30~~0.25%
Less than or equal to 2.00:1.00	~~0.75~~0.50%	~~1.75~~1.50%	~~0.25~~0.20%

Changes in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1; provided, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Applicable Margin shall increase, respectively, to the next higher level above the Applicable Margin then in effect, which increased Applicable Margin shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

In the event that any financial statement or Compliance Certificate for any Reference Period ending on or after ~~September~~June 30, ~~2016~~2018 delivered pursuant to clauses (a), (b) or (c) of Section 7.1.1 is inaccurate (regardless of whether this Agreement or the Revolving Loan Commitments are in effect when such inaccuracy is discovered) (it being understood and agreed that a change in GAAP that has a retroactive effect shall not cause previously delivered financial statements or Compliance Certificates to be deemed to be inaccurate), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any Fiscal Quarter during such Reference Period (for purposes of this definition, an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Company shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Company shall immediately pay to the Administrative Agent (for the account of the Revolving Lenders during the Applicable Period or their successors and assigns) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period; provided, however, that if a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for one or more Applicable Periods and lower pricing for one or more other Fiscal Quarters (due to the shifting of income or expenses from one period to another period or any similar reason reasonably acceptable to the Administrative Agent) during such Reference Period, then the amount payable by the Company shall be based upon the excess, if any, of the amount of interest and fees that should have been paid during such Reference Period (resulting solely from the correction described herein) over the amount of interest and fees paid for such Reference Period. This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 3.2.2 and Article VIII hereof, and shall survive the termination of this Agreement for a period of one year.

“Applicable Net Proceeds Percentage” means, on the date on which the Company or any of its Subsidiaries receives the Net Disposition Proceeds or Net Casualty Proceeds, (a) 100% if the Senior Secured Net Leverage Ratio as of such date and for the most recently ended Reference Period, on a pro forma basis, is greater than or equal to 1.50 to 1.00 and (b) 0% if the Senior Secured Net Leverage Ratio as of such date and for the most recently ended Reference Period, on a pro forma basis, is less than 1.50 to 1.00.

“Applicant Borrower” is defined in clause (a) of Section 2.9(a).

“Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and (b) is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Authorized Officer” means, relative to any Obligor, those of its officers (including, but not limited to, the chief financial officer or treasurer), general partners, managing members or other authorized person(s) (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers pursuant to Section 5.1.1 or otherwise reasonably acceptable to the Administrative Agent.

“Available” means, in respect of any Alternate Currency and any Lender, that such Alternate Currency is, at the relevant time, readily available to such Lender as deposits in the London or other applicable interbank market in the relevant amount and for the relevant term, is freely convertible into Dollars and is freely transferable for the purposes of this Agreement, but if, notwithstanding that each of the foregoing tests is satisfied:

(a) such Alternate Currency is, under the then current legislation or regulations of the country of such Alternate Currency (or under the policy of the central bank of such country) or the F.R.S. Board, not permitted to be used for the purposes of this Agreement;

(b) there is no, or only insignificant, investor demand for the making of advances having an Interest Period equivalent to that for the Eurocurrency Loan denominated in an Alternate Currency which the Borrowers have requested be made; or

(c) there are policy or other reasons which make it undesirable or impractical for a Lender to make a Eurocurrency Loan denominated in such Alternate Currency available as determined by such Lender in its sole discretion;

then such Alternate Currency may be treated by any Lender as not being Available.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the

implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate Loan” means a Loan denominated in Dollars bearing interest at a rate determined by reference to the Alternate Base Rate.

“Bona Fide Debt Fund” means any Person (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business.

“Borrower” and “Borrowers” are defined in the preamble.

“Borrowing” means the Loans of the same type and, in the case of Eurocurrency Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

“Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of a Borrower substantially in the form of Exhibit B-1 hereto.

“Business Day” means: (a) any day which is neither a Saturday or Sunday or other day on which commercial banks in New York City or, solely with respect to matters relating the Tranche B-3 Term Loans, Frankfurt am Main, Germany, are authorized or required by law to be closed; and (b) when used in connection with a Eurocurrency Loan for a LIBOR Quoted Currency, the term “Business Day” shall also exclude (i) any day on which banks are not open for general business in London and (ii) with respect to any date for which the payment or purchase of, or the fixing of an interest rate in relation to, any Non-Quoted Currency, any day on which banks are not open for general business in the principal financial center of the country of that currency and, if the Borrowings or Letters of Credit which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in Euro).

“British Pound Sterling” means the lawful money of the United Kingdom.

“CAM Agreement” means that certain collateral allocation mechanism agreement by and between the Administrative Agent and the Lenders party hereto, substantially in the form of Exhibit B to the First Amendment, with such modifications thereto as the Administrative Agent and the Company may reasonably agree.

“Capital Securities” means, with respect to any Person, all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or non-voting) of the equity of such Person, including, if such person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether now outstanding or issued on or after the Closing Date.

“Capitalized Lease Liabilities” means, with respect to any Person, subject to Section 1.4, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuers or Lenders, as collateral for Letter of Credit Commitments or obligations of Lenders to fund participations in respect of Letter of Credit Commitments, cash or deposit account balances or, if the Administrative Agent and each applicable Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuer.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

(b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s, or (ii) any Lender (or its holding company);

(c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) any Lender;

(d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(e) other corporate debt obligations including corporate bonds, medium term notes, Eurobonds, floating rate notes and auction rate securities (preferred stock or bonds), which (i) in the case of short term securities are issued by an issuer which has at least an A-1 rating or a P1 rating by Moody’s, or (ii) in the case of any other securities referenced in this clause (e), are issued by an issuer with a minimum of two double-A ratings, one of which must be from either S&P or Moody’s;

(f) any other investment approved by the board of directors of the Company that could be considered an “Approved Instrument” pursuant to the Company’s investment policy and that is approved by the Required Lenders; or

(g) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (f) above.

“Cash Management Agreement” is defined in Section 2.3.

“Cash Management Bank” means any Person that is the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate of any of the foregoing at the time it provides, or if on the Closing Date it currently provides, any Cash Management Services or Indebtedness of the type described in Section 7.2.2(h) or (l) to the Company or any other Loan Party or any of their respective Subsidiaries, whether or not such Person subsequently ceases to be the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate thereof.

“Cash Management Obligations” means obligations owed by the Company or any Subsidiary to any Cash Management Bank (a) in respect of or in connection with any Cash Management Services or (b) in respect of Indebtedness of the type described in Section 7.2.2(h) or (l) and, in the case of each of clauses (a) and (b), (i) which is set forth on Schedule IV hereto as of the Closing Date or (ii) which has been designated by such Cash Management Bank and the Company, by written notice to the Administrative Agent and the Collateral Agent ~~not later than 90 days after such Cash Management Bank begins providing such Cash Management Services or after the execution and delivery of the agreement evidencing such Indebtedness, as applicable,~~ as Cash Management Obligations; provided, that the designation of any obligations as Cash Management Obligations shall not create in favor of any Cash Management Bank any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement or any other Loan Document. Notwithstanding the foregoing, Cash Management Obligations shall not include any Excluded Swap Obligations.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer, merchant processing services, and other cash management arrangements to the Company and its Subsidiaries.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.), and all implementing regulations.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“CFC” means a Foreign Subsidiary that is a controlled foreign corporation under Section 957 of the Code.

“Change in Control” means:

(a) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of, or enter into contracts or arrangements whereby they will acquire or control, directly or indirectly, Capital Securities or Voting Securities representing 33-1/3% or more of the Capital Securities or Voting Securities of the Company on a fully diluted basis;

(b) during any period of up to 24 consecutive months after the Closing Date, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; ~~or~~

(c) the Company shall cease to own, directly or indirectly, of record and beneficially, 100% of each class of outstanding Capital Securities or Voting Securities of any of the Tranche B-3 Borrowers and/or any of the Tranche B-3 Borrowers shall cease to be a Subsidiary of the Company; or

(d) ~~(c)~~ the shareholders of the Company approve a plan of complete liquidation of the Company, or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuer (or, for purposes of Section 4.10, by any lending office of such Lender or by such Lender’s or the Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means February 14, 2017.

“Closing Date Certificate” is defined in Section 5.1.3.

“Co-Documentation Agents” means Bank of America, N.A., Fifth Third Bank, HSBC Bank USA, National Association, JP Morgan Chase Bank, N.A., KeyBank National Association and Citizens Bank N.A..

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“COF Rate” means the cost for each Lender of funding its pro rata share of Eurocurrency Loan (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion) at such times as a LIBOR Screen Rate or any local screen rate is not available for the applicable Interest Period and the Agent cannot determine a comparable replacement rate.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.

“Collateral Agent” is defined in the preamble and includes each other Person appointed as the successor Collateral Agent pursuant to Section 9.4.

“Commitment” means, as the context may require, the Revolving Loan Commitment, the Term Loan Commitment, the Alternate Currency Commitment, the Letter of Credit Commitment or the Swingline Loan Commitment.

“Commitment Amount” means, as the context may require, the Alternate Currency Commitment Amount, the Term Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount, the Euro Swingline Loan Commitment Amount or the U.S. Swingline Loan Commitment Amount.

“Commitment Termination Event” means:

(a) the occurrence of any Event of Default with respect to the Company described in clauses (a) through (d) of Section 8.1.9; or

(b) the occurrence and continuance of any other Event of Default and either:

(i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or

(ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders or, pursuant to Section 8.3, the Required Revolving Lenders, to the Company that the Commitments have been terminated.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” is defined in clause (a) of Section 9.10.

“Company” is defined in the preamble.

“Competitive Business” means any business that, directly or indirectly, through one or more intermediaries, is engaged in specialty chemicals or performance materials.

“Competitor” means any person who is identified to the Administrative Agent in writing as such on or prior to December 21, 2016 that is engaged in a Competitive Business; provided, that the Company shall be permitted to supplement such list in writing to the Administrative Agent from time to time after such date, and which list shall be made available to any Lender by the Administrative Agent upon the written request of such Lender. Any supplement to the list of Competitors shall become effective five (5) Business Days after delivery thereof to the Administrative Agent. Notwithstanding anything herein to the contrary, in no event shall a supplement to the list of Competitors apply retroactively to disqualify any Person that was a Lender prior to such supplement.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Company, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Company’s compliance with the financial covenants contained herein.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any Reference Period, the sum of (a) Consolidated Net Income, plus (b) to the extent deducted in determining Consolidated Net Income, and without duplication, the sum of (i) amortization expense, (ii) income tax expense, (iii) Interest Expense, (iv) depreciation expense, (v) restructuring expenses attributable to the Company’s restructuring, (vi) non-recurring fees, non-cash charges, extraordinary losses, cash charges and other cash expenses paid (x) in connection with the preparation, negotiation, approval, execution and delivery of this Agreement, the other Loan Documents and the Transaction (including all Transaction Costs), including, in each case, amendments, waivers and other modifications thereto, and (y) in connection with the Company’s planned cost-optimization program in an aggregate amount not to exceed $30,000,000, (vii) (A) non-cash expenses incurred in connection with asset write-offs or impairments, (B) non-cash items associated with the periodic mark-to-market adjustments to retirement or pension plans and (C) all other non-cash losses (provided, that if any such non-cash losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), (viii) if applicable, any swap or hedge breakage costs relating to interest rate swaps or hedges (including, without limitation, any such costs incurred in connection with a prepayment of the Term Loans) to the extent any such costs do not constitute Interest Expense, (ix) non-cash losses resulting from mark-to-market accounting treatment of interest rate hedging agreements, (x) non-cash losses resulting from mark-to-market accounting treatment of metals owned by the Company as of the date of determination and recorded as assets on the consolidated balance sheet of the Company and its Subsidiaries, (xi) all charges and associated expenses in connection with the refinancing, retirement or extinguishment of any Indebtedness, including, without limitation, initial issuance costs, prepayment penalties, swap breakage fees and write-off of deferred issuance fees, (xii) non-recurring one-time charges and expenses in an aggregate amount in any Fiscal Year not to exceed $10,000,000, (xiii) expected cost savings, operating expense reductions and synergies all measured on a run rate basis, in connection with an acquisition, disposition or operational change projected by the Company in good faith to be realized as a result of any acquisition, disposition or operation change taken or expected to be taken by the Company, net of the amount of actual benefits realized during such period from such actions; provided, that such run rate cost savings, expense reductions or synergies are reasonably identifiable, factually supportable and reasonably projected by the Company (certified by the chief financial officer or other Authorized Officer of the Company to the Administrative Agent to have been determined in good faith) to be realized within 18 months after such acquisition, disposition or operational change expected to result in such cost savings, expense reductions or synergies minus (c) to the extent added in determining Consolidated Net Income, the sum of (i) non-cash gains resulting from mark-to-market accounting treatment of interest rate hedging agreements and (ii) non-cash gains resulting from mark-to-market accounting treatment of metals owned by the Company as of the date of determination and recorded as assets on the consolidated balance sheet of the Company and its Subsidiaries.

“Consolidated Net Income” means, for any Reference Period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, in accordance with GAAP, exclusive of all amounts in respect of (A) gains and losses from asset sales; (B) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP; (C) all extraordinary, unusual or non-recurring charges, gains and losses and (D) gains and losses resulting from the extinguishment of Indebtedness of the Company or any of its Subsidiaries), in each case, which would be included as net income on the consolidated financial statements of the Company and its Subsidiaries for such period in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on the balance sheet of the Company and its Subsidiaries on a consolidated basis, as of the end of the most recently ended Fiscal Quarter for which internal financial statements are available.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Company, substantially in the form of Exhibit C hereto.

“Contract Consideration” has the meaning provided to it in the definition of “Excess Cash Flow”.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through the ability to exercise voting power, by contract or otherwise). “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means an agreement in form and substance reasonably satisfactory to the Collateral Agent which provides for the Collateral Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts).

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to the Security Agreement.

“Credit Extension” means, as the context may require: (a) the making of a Loan by a Lender; or (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any Existing Letter of Credit, by an Issuer.

“Credit Facilities” means collectively, ~~the~~each Term Facility and the Revolving Facility. On the ~~Closing~~First Amendment Effective Date, the aggregate principal amount of the Credit Facilities is $~~1,025,000,000~~1,320,000,000.

“Currency” and “Currencies” means Dollars, Euros and any other Alternate Currency.

“Current GAAP Financials” is defined in Section 1.4.

“Daily LIBOR Rate” means, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate for such day (and if such day is not a Business Day, for the immediately preceding Business Day) by (y) a number equal to 1.00 minus the Reserve Percentage on such day; provided, that in no event shall the Daily LIBOR Rate ~~with respect to the Swingline Loans~~ be deemed to be less than 0.00% for the purposes of this Agreement. Changes in the rate of interest on that portion of any Swingline Loans maintained as Daily LIBOR Rate Loans will take effect simultaneously with each change in the Daily LIBOR Rate.

“Daily LIBOR Rate Loan” means a Swingline Loan made pursuant to clause (ii) of the second sentence of Section 2.3.2(a) denominated in Dollars bearing interest at a rate determined by reference to the Daily LIBOR Rate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuer or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10(b)) upon delivery of written notice of such determination to the Company, each Issuer, each Swingline Lender and each Lender.

“Deposit Account” means a “deposit account” as that term is defined in Section 9-102(a) of the UCC.

“Designated Borrower” is defined in the preamble.

“Designated Borrower Notice” is defined in Section 2.9(a).

“Designated Borrower Obligations” means all Obligations of each Designated Borrower.

“Designated Borrower Request and Assumption Agreement” is defined in clause (a) of Section 2.12.

“Designated Subsidiary Guarantor” means, as for each of the Designated Borrowers, each Subsidiary of such Designated Borrower that has executed and delivered, or is required to execute and deliver, to the Administrative Agent a Subsidiary Guaranty (Foreign) (including by means of a delivery of a supplement thereto) pursuant to Section 2.13(b).

“Disbursement” is defined in Section 2.7.2.

“Disbursement Date” is defined in Section 2.7.2.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Company with the written consent of the Required Lenders.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrowers’ or their Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of transactions, excluding with respect to the Capital Securities of the Company.

“Disqualified Lender” means (a) any Competitor and (b) those banks, financial institutions and other Persons separately identified in writing on a list provided by Borrower to each of the Joint Lead Arrangers (and made available to all Lenders) on or prior to December 21, 2016.

“Dollar” and the sign “$” mean lawful money of the United States.

“Dollar Equivalent” means, as of any date of determination, (a) as to any amount denominated in Dollars, such amount in Dollars, and (b) as to any amount denominated in an Alternate Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent on the basis of the Spot Rate for the purchase of Dollars with such Alternate Currency.

“Domestic Office” means the office of a Lender designated as its “Domestic Office” on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Company.

“DRE Holdco” means any U.S. Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes that owns either directly or through a chain of disregarded entities for U.S. federal income tax purposes the Capital Securities of one or more CFCs, other DRE Holdcos and/or Foreign Sub Holdcos.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) in the case of an assignment of a Term Loan, any Person (other than an Ineligible Assignee) and (b) in the case of an assignment of a Revolving Loan Commitment, (i) a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund or (ii) any other Person (other than an Ineligible Assignee) with the consent of the Company (such consent not to be unreasonably withheld or delayed); provided, that consent of the Company shall not be required if an Event of Default has occurred and is continuing.

“EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Engagement Letter” means the engagement letter, dated December 21, 2016, among the Company, PNC Capital Markets LLC and Deutsche Bank Securities Inc.

“Environmental Laws” means all applicable foreign, federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Pension Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Company of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of the Company from any Pension Plan or Multiemployer Plan; (e) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, (h) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 436(f) of the Code; (i) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal

Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to the Company; (k) the receipt from the Internal Revenue Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (l) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; or (m) the occurrence of any Foreign Benefit Event.

“ESS” is defined in clause (a) of Section 10.11.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Loans” shall mean Loans denominated in Euros that bear interest at such time at the applicable EURIBOR Rate.

“EURIBOR Rate” means, with respect to each EURIBOR Loan comprising part of the same borrowing for any Interest Period, (x) the rate per annum equal to the rate determined by reference to the Reuters Monitor Money Rates Service (with respect to the Euro, the page designated as “EURIBOR01” (or such other commercially available source providing quotations of the London Interbank Offered Rates for deposits in Euros as may be designated by the Administrative Agent from time to time) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m., London Time, two Business Days prior to the commencement of such Interest Period, and (y) if the rate referenced in the preceding clause (x) is not available, the applicable local screen rate at approximately 11:00 a.m., local time, two Business Days prior to the commencement of such Interest Period for deposits in Euros and for a period equal in length to such Interest Period; provided, that if neither of the rates referenced in the proceeding clauses (x) or (y) are available at the applicable time for the applicable Interest Period, then the EURIBOR Rate for Euros and Interest Period shall be a comparable replacement rate determined by the Administrative Agent together with the Company, giving due consideration to prevailing market conventions at such time (which determination shall be conclusive absent manifest error).

“Euro” means the single currency of Participating Member States of the European Union.

“Eurocurrency Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the Adjusted Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to (a) any Eurocurrency Loans in any LIBOR Quoted Currency and for any applicable Interest Period, the LIBOR Screen Rate and (b) any Eurocurrency Loans in any Non-Quoted Currency and for any applicable Interest Period, the applicable local screen rate at approximately 11:00 a.m., local time, two Business Days prior to the commencement of such Interest Period for deposits in such Non-Quoted Currency and for a period equal in length to such Interest Period; provided, that if a LIBOR Screen Rate or any local screen rate shall not be available at the applicable time for the applicable Interest Period, then the Eurocurrency Rate for such currency and Interest Period shall be a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).

“Euro Swingline Lender” means, subject to the terms of this Agreement, a financial institution to be designated by the Borrower and reasonably acceptable to the Administrative Agent and its successors and assigns.

“Euro Swingline Loan” is defined in clause (b) of Section 2.1.1.

“Euro Swingline Loan Commitment” is defined in clause (b) of Section 2.1.1.

“Euro Swingline Loan Commitment Amount” means, on any date, $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

“Euro Term Loan” means loans made by the Euro Term Loan Lenders pursuant to Section 2.1.3(b).

“Euro Term Loan Commitment” means, relative to any Lender, such lender’s obligation (if any) to make Term Loans pursuant to Section 2.1.3(b).

“Euro Term Loan Commitment Amount” means, as of the Closing Date, €250,000,000, ~~as such amount may be (a) reduced from time to time pursuant to Section 2.2 and (b) increased from time to time pursuant to Section 2.11~~.

“Euro Term Loan Facility” means the Euro Term Loan Commitments and the Euro Term Loans made thereunder.

“Euro Term Loan Lender” is defined in clause (b) of Section 2.1.3.

~~“Euro Term Loan Maturity Date” means, with respect to all Euro Term Loans, the seventh-year anniversary of the Closing Date.~~

“Event of Default” is defined in Section 8.1.

“Excess Cash Flow” means, for any period, an amount equal to:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period;

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;

(iii) decreases in working capital for such period (other than (v) appreciation of the Dollar relative to other foreign currencies, (w) any such decreases arising from acquisitions or dispositions by the Company and its Subsidiaries completed during such period or the application of purchase accounting, (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (y) as a result of a liability or obligation that becomes probable or estimable or (z) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under swap contracts);

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Company and its Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and

(v) cash receipts in respect of swap contracts during such period to the extent not otherwise included in Consolidated Net Income; minus

(b) to the extent included in determining such Consolidated Net Income, the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges to the extent included in arriving at such Consolidated Net Income;

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of capital expenditures or Permitted Acquisitions made in cash during such period, except to the extent that such capital expenditures or Permitted Acquisitions were financed with the proceeds of an incurrence or issuance of long-term Indebtedness (other than the Revolving Loans) of the Company or its Subsidiaries;

(iii) the aggregate amount of all principal payments of Indebtedness of the Company and its Subsidiaries (including the principal component of Capital Lease Obligations, but excluding (X) Indebtedness created hereunder or under any other Loan Document (other than pursuant to Section 3.1.1(c) and Section 3.1.1(d)) and (Y) all prepayments in respect of any other revolving credit facility, except, in the case of clause (Y), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of an incurrence or issuance of other long-term Indebtedness (other than the Revolving Loans) of the Company or its Subsidiaries;

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Company and its Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v) increases in working capital for such period (other than (v) appreciation of the Dollar relative to other foreign currencies, (w) any such increases arising from acquisitions or dispositions by the Company and its Subsidiaries completed during such period or the application of purchase accounting, (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (y) as a result of a liability or obligation that becomes probable or estimable or (z) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under swap contracts);

(vi) cash payments by the Company and its Subsidiaries during such period in respect of long-term liabilities (other than Indebtedness) of the Company and its Subsidiaries;

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Investments and acquisitions made during such period pursuant to Section 7.2.7 except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence or issuance of long-term Indebtedness (other than the Revolving Loans) of the Company or its Subsidiaries;

(viii) the amount of Restricted Payments paid during such period pursuant to Section 7.2.6 except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of long-term Indebtedness (other than the Revolving Loans) of the Company or its Subsidiaries;

(ix) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Company and its Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of long-term Indebtedness (other than the Revolving Loans) of the Company or its Subsidiaries;

(x) the aggregate amount of expenditures actually made by the Company and its Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period (or otherwise deducted in Consolidated Net Income during such period) and were not financed with the proceeds of an incurrence or issuance of long-term Indebtedness (other than the Revolving Loans) of the Company or its Subsidiaries;

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, (A) the aggregate consideration required to be paid in cash by the Company or any of its Subsidiaries pursuant to binding contracts and (B) expenditures required to be paid in cash by Company or any of its Subsidiaries pursuant to applicable law during the period of four consecutive fiscal quarters of the Company following the end of such period (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, capital expenditures or Investments (other than Investments in Subsidiaries) permitted to be made pursuant to Section 7.2.7 to be consummated or made during the period of four consecutive fiscal quarters of the Company following the end of such period; provided, that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, capital expenditures or Investments permitted to be made pursuant to Section 7.2.7 during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

(xii) the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;

(xiii) cash payments made during such period for any liability the accrual of which in a prior period did not reduce Consolidated Net Income (and so increased Excess Cash Flow in such prior period) (provided, that there was no other deduction to Consolidated Net Income or Excess Cash Flow related to such payment), except to the extent financed with long-term Indebtedness (other than the Revolving Loans);

(xiv) cash expenditures in respect of swap contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income;

(xv) to the extent added to Consolidated Net Income, cash losses from discontinued operations;

(xvi) cash expenditures in connection with the Company’s planned cost-optimization program; and

(xvii) without duplication of any other deduction, cash expenditures in respect of pension and other post retirement obligations and environmental obligations in such period.

“Excess Cash Flow Prepayment Date” is defined in clause (g) of Section 3.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) Zibo Ferro Performance Materials Company, Limited, a company organized under the laws of the People’s Republic of China, (b) Ferro (Suzhou) Performance Materials Co. Ltd, a company organized under the laws of the People’s Republic of China, (c) Ferro Enamel do Brasil Industria e Comercio Ltda., a company organized under the laws of Brazil, and (d) Ferro Holding GmbH, a company organized under the laws of Germany, and each of its Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) as it relates to all or a portion of the guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor becomes effective with respect to such Swap Obligation or (b) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Exemption Certificate” is defined in clause (e) of Section 4.6.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of July 31, 2014 among the Company, the Agent and the various financial institutions and other persons party thereto (as amended, restated, supplemented or otherwise modified).

“Existing Credit Facility Termination” means the repayment of outstanding indebtedness under the Existing Credit Agreement and the termination of the Existing Credit Agreement and all commitments in respect thereof, and the release and discharge of all guarantees and collateral provided with respect thereto; provided, that Existing Letters of Credit will be deemed issued under this Agreement.

“Existing Letters of Credit” means all the Letters of Credit outstanding under the Existing Credit Agreement immediately prior to the Closing Date and set forth on Schedule V.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into pursuant to Sections 1471 through 1474 of the Code, any fiscal or regulatory legislation or rules or guidelines adopted pursuant to any intergovernmental agreement, and any current or future regulations or official interpretations of any of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced; provided, further, that in no event shall the Federal Funds Effective Rate be deemed to be less than 0.00% for the purposes of this Agreement.

“Filing Statements” means all Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents.

“Financial Statements” means the financial statements of the Company delivered pursuant to Section 7.1.1.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of April 25, 2018, by and among the Company, the Tranche B-3 Borrowers, the other Subsidiaries of the Company party thereto, the Lenders party thereto, the Administrative Agent, the Collateral Agent and the Syndication Agent.

“First Amendment Effective Date” is defined in Article VI of the First Amendment.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2016 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Fixed Charge Coverage Ratio” means, with respect to any Reference Period, the ratio of (a) Consolidated EBITDA as of the last day of such Reference Period to (b) the sum of (i) Fixed Charges actually paid in cash during such Reference Period (excluding (A) initial issuance costs paid in connection with Indebtedness incurred in respect of the Obligations, (B) any make-whole premium, prepayment premium or Interest Expense payable in connection with the Existing Credit Facility Termination and (C) if applicable, any swap or hedge breakage costs relating to interest rate swaps or hedges (including any such costs incurred in connection with the Refinancing)) and (ii) finance expenses actually paid in connection with the Permitted Receivables Program during such Reference Period; provided, that non-recurring fees, non-cash charges, cash charges and other cash expenses paid in connection with or related to the preparation, negotiation, approval, execution and delivery of this Agreement and the other Loan Documents, including amendments, waivers and other modifications thereto, shall be excluded from clause (b) above.

“Fixed Charges” means, for any Reference Period, the sum (without duplication) of:

(a) Interest Expense for such Reference Period; and

(b) scheduled payments made during such Reference Period on account of principal of Indebtedness of the Company and its Subsidiaries (including scheduled principal payments in respect of the Term Loans). For the avoidance of doubt any mandatory prepayment required to be made hereunder shall not be deemed a “scheduled payment” for purposes of this definition.

“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability in excess of $25,000,000 by the Company under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Company, or the imposition on the Company of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $25,000,000.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Company or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Pledge Agreement” means any supplemental pledge agreement or other security agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Company or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance reasonably satisfactory to the Collateral Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral.

“Foreign Sub Holdco” means any Subsidiary that owns no material assets other than Capital Securities of one or more CFCs and/or other Foreign Sub Holdcos.

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Commitments with respect to Letters of Credit issued by such Issuer other than Letter of Credit Commitments as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fronting Fee” is defined in clause (b) of Section 3.3.2(b).

“GAAP” means, with respect to the interpretation of all accounting terms used herein and in each other Loan Document, the calculation of all accounting determinations and computations required to be made hereunder or thereunder (including under Section 7.2.4 and in respect of any defined terms used herein or in any other Loan Document), those U.S. generally accepted accounting principles applied in the preparation of the audited consolidated Financial Statements.

“German Loan Party” means any Obligor that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) (including its directors, managers, officers, agents and employees).

“German Pledge Agreement” means a notarized share pledge agreement in relation to the shares in the Tranche B-3 German Borrower governed under German law.

“German Transaction Security Documents” is defined in clause (b) of Section 9.1.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” is defined in clause (g) of Section 10.11.

“Guarantors” means, collectively, the Company and the Subsidiary Guarantors.

“Guaranty (Domestic)” means the guaranty, dated as of the Closing Date, executed and delivered by an Authorized Officer of the Company and each Subsidiary other than a CFC or Foreign Sub Holdco (or a direct or indirect Subsidiary of a CFC or Foreign Sub Holdco), in each case, required to execute it or become a party to it pursuant to the terms hereof, substantially in the form attached as Exhibit F hereto.

“Hazardous Materials” mean:

(a) any “hazardous substance”, as defined by CERCLA;

(b) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended; or

(c) all explosive or radioactive substances or wastes or toxic other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreements” means any currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligations” means, collectively, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each of their respective Subsidiaries under each Rate Protection Agreement.

“Highest Lawful Rate” shall mean the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary whose total assets, as of that date, are less than 5.0% of the Net Tangible Assets of the Company and its Subsidiaries on a consolidated basis and whose gross revenues for the most recent 12-month period do not exceed 5.0% of the consolidated gross revenues of the Company and its Subsidiaries on a consolidated basis for such period, in each case determined in accordance with GAAP; provided, that a Subsidiary may not be designated as an Immaterial Subsidiary if at the time of the designation (i) the total assets of all Immaterial Subsidiaries, in the aggregate, shall exceed 15.0% of the Net Tangible Assets of Borrower and its Subsidiaries at such date or (ii) the gross revenues of all Immaterial Subsidiaries, in the aggregate, shall exceed 10.0% of the consolidated gross revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided, further, that if an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, it shall become a Subsidiary Guarantor to the extent required to hereunder.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Company:

(a) which is of a “going concern” or similar nature;

(b) which relates to the limited scope of examination of matters relevant to such financial statement; or

(c) which relates to the treatment or classification of any item in such financial statement and which, if adjusted in the manner deemed appropriate by the Company’s independent public accountants, would have the effect of causing the Company to be in Default.

“Increased Amount Date” is defined in Section 2.11.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement among, and in form and substance reasonably satisfactory to, the Company, the Administrative Agent and one or more Incremental Lenders.

“Incremental Equivalent Debt” is defined in Section 2.11(b).

“Incremental Commitment” means the commitment of any Lender, established pursuant to Section 2.11, to make Incremental Term Loans or Incremental Revolving Commitments to the Borrowers.

“Incremental Lenders” is defined in Section 2.11.

“Incremental Revolving Commitments” is defined in Section 2.11.

“Incremental Term Loans” is defined in Section 2.11.

“Indebtedness” of any Person means, without duplication:

(a) (i) all obligations of such Person for borrowed money or advances of any kind and (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than any letter of credit obligations that are cash collateralized), whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all Capitalized Lease Liabilities of such Person;

(d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

(e) net obligations of such Person under Hedge Agreements;

(f) whether or not so included as liabilities in accordance with GAAP, (i) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), and (ii) indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(g) obligations arising under Synthetic Leases;

(h) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and other than in connection with any Permitted Receivables Program;

(i) all obligations (other than intercompany obligations) of such Person pursuant to any Permitted Receivables Program;

(j) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person; and

(k) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Indentures” means, that certain Indenture, dated as of August 24, 2010, between the Company and Wilmington Trust Company, as trustee (and any successor trustee(s)).

“Ineligible Assignee” means a natural Person, any Disqualified Lender, any Defaulting Lender, the Company, any Affiliate of the Company or any other Person taking direction from, or working in concert with, the Company or any of the Company’s Affiliates.

“Intellectual Property Security Agreements” is defined in Section 5.1.9.

“Interest Expense” means, for any period, total interest expense of the Company which in accordance with GAAP would be classified as interest expense on the Company’s consolidated income statement.

“Interest Period” means, relative to any Eurocurrency Loan or EURIBOR Loan, the period beginning on (and including) the date on which such Eurocurrency Loan or EURIBOR Loan, as applicable, is made or continued as, or (solely with respect to a Eurocurrency Loan) converted into, a Eurocurrency Loan, pursuant to Sections 2.3 or 2.4, as applicable, and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the applicable Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided, that

(a) the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates, provided that, upon an Applicant Borrower becoming a Designated Borrower, three additional different dates may be permitted with respect to such Designated Borrower;

(b) (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Loan or EURIBOR Loan only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to Eurocurrency Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; and

(c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

Notwithstanding anything herein to the contrary, each Eurocurrency Loan denominated in an Alternate Currency shall have an Interest Period of one month.

“Investment” means, relative to any Person,

(a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

(b) Contingent Liabilities in favor of any other Person; and

(c) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof (including subsequent contributions to capital) less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“IRS” means the Internal Revenue Service or any successor thereto.

“ISP Rules” is defined in Section 10.9.

“Issuance Request” means a Letter of Credit request and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit B-2 hereto.

“Issuer” means PNC Bank ~~or~~, Deutsche Bank AG New York Branch or any other Lender (or any of its Affiliates) which, at the request of the Company (and with the consent of the Administrative Agent, not to be unreasonably withheld of delayed), agrees to be an “Issuer” hereunder, in their respective capacity as Issuer of the Letters of Credit, and their respective successors and assigns. At the request of PNC Bank (or its successors or assigns), and with the Company’s consent (not to be unreasonably withheld), another Lender (subject to the agreement of such Lender) or an Affiliate of PNC Bank (or its successors or assigns) may issue one or more Letters of Credit hereunder and shall be deemed to be an Issuer. At the request of Deutsche Bank AG New York Branch (or its successors or assigns), and with the Company’s consent (not to be unreasonably withheld), an Affiliate of Deutsche Bank AG New York Branch (or its successors or assigns) may issue one or more Letters of Credit hereunder and shall be deemed to be an Issuer.

“Joint Bookrunner” means each of PNC Capital Markets LLC, Deutsche Bank Securities Inc., HSBC Bank USA, National Association, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof) in their respective capacities as joint bookrunners, along with their respective successors and assigns.

“Joint Lead Arranger” means each of PNC Capital Markets LLC, Deutsche Bank Securities Inc., HSBC Bank USA, National Association, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof) in their respective capacities as Joint Lead Arrangers, along with their respective successors and assigns.

“Judgment Currency” is defined in Section 10.16.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Governmental Authority.

“LCA Test Date” means, with respect to any Limited Condition Acquisition, the date on which the definitive documentation with respect to such Limited Condition Acquisition is entered into.

“Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit D hereto.

“Lenders” is defined in the preamble.

“Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

(a) any Hazardous Material on, in, under or affecting all or any portion of any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, the groundwater thereunder, or, to the extent caused by Releases from the Company’s or any of its Subsidiaries’ or any of their respective predecessors’ properties, any surrounding areas thereof;

(b) any Release or threatened Release of Hazardous Materials by the Company or any of its Subsidiaries or any alleged exposure to Hazardous Materials due to any act or omission of the Company or any of its Subsidiaries;

(c) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

(d) any violation or claim of violation by the Company or any of its Subsidiaries of any Environmental Laws; or

(e) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, Release or threatened Release of Hazardous Material by the Company or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Company or any of its Subsidiaries.

“Letter of Credit” is defined in Section 2.1.2.

“Letter of Credit Commitment” means the relevant Issuer’s obligation to issue Letters of Credit pursuant to Section 2.1.2.

“Letter of Credit Commitment Amount” means, on any date, a maximum amount equal to the Dollar Equivalent of $50,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

“Letter of Credit Outstandings” means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“LIBOR Quoted Currency” means USD, EUR, GBP, JPY and CHF.

“LIBOR Screen Rate” means the London interbank offered rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in such LIBOR Quoted Currency are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent together with the Company, giving due consideration to prevailing market conventions at such time in its reasonable discretion (an “Alternate Source”), for deposits in such LIBOR Quoted Currency for a period equal in length to such Interest Period, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or in the case of Loans denominated in British Pound Sterling, on the date of commencement of such Interest Period); provided, that if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding the foregoing, if the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor in good faith to establish an alternate rate of interest to the LIBOR Screen Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Any such successor rate determined pursuant to clauses (x) or (y)

of the preceding sentence shall become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such successor rate.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), extended retention of title agreement, charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever.

“Limited Condition Acquisition” means any Permitted Acquisition that the Company or one or more of its Subsidiaries has contractually committed to consummate, the terms of which do not condition the Company’s or its Subsidiary’s, as applicable, obligations to close such Permitted Acquisition on the availability of third-party financing.

“Loan Documents” means, collectively, this Agreement, the First Amendment, the Notes, the Letters of Credit, the Security Documents, each Subsidiary Guaranty and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Loan Party” means each of the Borrowers and any affiliated Person that executes this Agreement or any other Loan Document.

“Loans” means, as the context may require, a Revolving Loan, an Alternate Currency Loan, a ~~U.S. Dollar Term Loan, Euro~~ Term Loan, Incremental Term Loan (if any) or a Swingline Loan of any type.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition operations, performance or properties of the Company or the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document.

“Material Debt” means the Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Swap Agreements, of the Company and its Subsidiaries under (a) the Permitted Receivables Program, and (b) any other Indebtedness of the type set forth in clause (a) of the definition of Indebtedness incurred pursuant to Section 7.2.2(m), (n) or (o) in excess of an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Debt Documents” means collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of any Material Debt.

“Material Subsidiary” means, at any time, any Subsidiary which at such time is not an Immaterial Subsidiary.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuers in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of which the Company or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Company or any of its U.S. Subsidiaries or any Subsidiary Guarantor in connection with such Casualty Event in excess of $5,000,000, individually or in the aggregate over the course of a Fiscal Year (net of all reasonable and customary collection expenses thereof), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by clause (c) of Section 7.2.3 on the property which is the subject of such Casualty Event.

“Net Debt Proceeds” means, with respect to the sale or issuance by the Company or any of its Subsidiaries of any Indebtedness to any other Person after the Closing Date which is not expressly permitted by Section 7.2.2, the excess of (a) the gross cash proceeds actually received by such Person from such sale or issuance, over (b) all customary arranging or underwriting discounts, fees and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other customary closing costs and expenses actually incurred in connection with such sale or issuance other than any such fees, discounts, commissions or disbursements paid to Affiliates of the Company or any such Subsidiary in connection therewith.

“Net Disposition Proceeds” means, with respect to any Disposition by the Company, its U.S. Subsidiaries or any Subsidiary Guarantor pursuant to clause (c) of Section 7.2.8 and any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Company or such Subsidiary in respect thereof, the excess of (a) the gross cash proceeds received by the Company or such Subsidiary over (b) the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or accrued by the Company to be payable in cash in connection with such Disposition, (iii) all pension obligations retained by the Company in connection with such Disposition and (iv) payments made by the Company or such Subsidiary to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition; provided, that if the amount of any accrued taxes pursuant to clause (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds.

“Net Tangible Assets” means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on the balance sheet of the Company and its Subsidiaries on a consolidated basis, as of the end of the most recently ended Fiscal Quarter for which internal financial statements are available, less (a) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs and (b) current liabilities.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes” means any Taxes imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document other than (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed on or with respect to any Recipient by any Governmental Authority under the laws of which such Recipient is organized or in which it maintains its applicable lending office or (ii) that are Other Connection Taxes, (b) in the case of a Lender with respect to the Obligations of a U.S. Borrower, U.S. federal withholding Taxes, imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 4.10(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.6(e) and (d) any ~~federal~~ withholding Taxes imposed under FATCA.

“Non-Quoted Currency” means any currency that is not a LIBOR Quoted Currency.

“Non-U.S. Lender” means any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.

“Non-U.S. Loan Party” means any Loan Party that is a Loan Party with respect to the Obligations of any Designated Borrower.

“Note” means, as the context may require, a Revolving Note, a Term Note or a Swingline Note.

“Obligations” means (i) all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of (a) the Borrowers and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans and (b) the Borrowers and their respective Subsidiaries arising in connection with this clause (i), (ii) all Hedging Obligations and any interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) thereon and (iii) all Cash Management Obligations and any interest thereon (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding). Notwithstanding the foregoing, Obligations shall not include any Excluded Swap Obligations.

“Obligor” means, as the context may require, the Borrowers and each other Person (other than a Secured Party) obligated under any Loan Document.

“Organic Document” means, relative to any Obligor, as applicable, its articles or certificate of incorporation, regulations, by-laws, certificate of partnership, partnership agreement, constitution, memorandum and articles of association, certificate of formation, limited liability agreement and operating agreement~~.~~ and in the case of any Subsidiary incorporated under the laws of Germany, an up-to-date copy of (i) the electronic commercial register excerpt, (ii) the current articles of association and (iii) the current shareholder’s list in respect of that Subsidiary.

“Original Currency” is defined in Section 10.16.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise on account of any payment made under any Loan Document or from the execution, delivery, performance, registration, recording or enforcement of, or otherwise in connection with, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.10(b)).

“Participant” is defined in clause (d) of Section 10.11.

“Participant Register” is defined in clause (e) of Section 10.10.

“Participating Member State” means each country so described in any EMU Legislation.

“Party” is defined in clause (f) of Section 4.6.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to the Security Agreement.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.

“Patriot Act Disclosures” means all documentation and other information which a Lender, if subject to the Patriot Act, is required to provide pursuant to the applicable section of the Patriot Act and which required documentation and information the Administrative Agent reasonably requests in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and as to which the Company or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Perfection Certificate” means the Perfection Certificate as provided to the Administrative Agent on the Closing Date.

“Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the Company or any of its Subsidiaries from any Person of a business in which the following conditions are satisfied:

(a) immediately before and after giving effect to such acquisition and any related transactions no Default shall have occurred and be continuing or would result therefrom (including under

Section 7.1.8 and Section 7.2.1) (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date);

(b) the board of directors or other equivalent governing body of such Person shall have not opposed in writing such acquisition;

(c) before and after giving effect to such acquisition and any related transactions, the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date) (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date) and no Default has occurred and is continuing (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date) and if the cash consideration for such acquisition is more than $~~25,000,000~~50,000,000, the Company shall certify to the foregoing; and

(d) the Company shall have delivered to the Administrative Agent a Compliance Certificate for the most recently ended Reference Period immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent Financial Statements) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4, such pro forma adjustments being reasonably satisfactory to the Administrative Agent (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date); provided, however, that no certificate shall be required under this clause (d) if the cash consideration for such acquisition is less than $~~25,000,000~~50,000,000.

“Permitted Liens” is defined in Section 7.2.3.

“Permitted Receivables Program” means a receivables program providing for the Disposition by the Company or any of its Subsidiaries of trade receivables and related collateral, credit support and similar rights, to a Person who is not a Subsidiary of the Company or is an SPV; provided, that:

(a) the consideration to be received by the Company and its Subsidiaries for any such Disposition consists of cash, contributions to capital, a deferred purchase price evidenced by a deferred purchase price note or, with respect to Dispositions to an SPV, a credit against any interest and/or principal amounts outstanding owed by the Company or any such Subsidiary to such SPV; and

(b) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $~~100,000,000~~150,000,000.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Platform” is defined in clause (a) of Section 9.10.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, executed and delivered by the Company and each Subsidiary Guarantor, substantially in the form of Exhibit G hereto, together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement.

“PNC Bank” is defined in the preamble.

“Potential Corporate Restructuring” means a restructuring of the Company and its Subsidiaries through a series of events pursuant to which the ultimate structure of the Company and its Subsidiaries as provided to the Administrative Agent as of July 31, 2014.

“Prepayment Premium” is defined in Section 3.1.3.

“Prime Rate” means the interest rate per annum announced from time to time by the financial institution then serving as Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by such institution; provided, further, that in no event shall the Prime Rate be deemed to be less than 0.00% for the purposes of this Agreement. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania or any successor thereto.

“Prior GAAP Financials” is defined in Section 1.4.

“Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which Dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

“Qualified Counterparty” is defined in the definition of “Rate Protection Agreement.”

“Quarterly Payment Date” means the first day of January, April, July and October, or, if any such day is not a Business Day, the next succeeding Business Day.

“Rate Protection Agreement” means, collectively, any Hedge Agreement (a) entered into by the Company or any Subsidiary under which the counterparty of such agreement is (or at the time such agreement was entered into, was) the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate of any of the foregoing ~~(each such counterparty described in this clause (a), a “Qualified Counterparty”), and~~, or (b) which either (i) ~~which~~ is set forth on Schedule IV hereto as of the Closing Date, (ii) has been designated by ~~such Qualified Counterparty~~the counterparty of such agreement and the Company, by written notice to the Administrative Agent and the Collateral Agent ~~not later than 90 days after the execution and delivery thereof,~~ as a Rate Protection Agreement or (iii) ~~that~~ has been provided by an institution under a line of credit designated by ~~such Qualified Counterparty~~the counterparty of such agreement and the Company to the Administrative Agent and the Collateral Agent from time to time (each such counterparty described in clause (a) or (b), a “Qualified Counterparty”); provided, that the designation of any agreement as a Rate Protection Agreement shall not create in favor of any Qualified Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement or any other Loan Document~~.~~; provided, further, that it one notice with respect to a specified ISDA Master Agreement may designate all transactions thereunder as being a “Rate Protection Agreement”, without the need for separate notices for each individual transaction thereunder.

“Ratio Debt Basket” is defined in Section 7.2.2(n).

“Recipient” means the Administrative Agent, any Lender, and any Issuer, as applicable.

“Redeemable Stock” means with respect to any Person any Capital Securities of such Person that (a) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Stated Maturity Date; or (b) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Stated Maturity Date, other than any such repurchase or retirement occasioned by a “change of control” or similar event; provided, that Redeemable Stock shall not include the Series A ESOP Convertible Preferred Stock of the Company.

“Reference Period” means any period of four consecutive Fiscal Quarters.

“Refinancing” is defined in Section 5.1.15.

“Refinancing Engagement Letter” means the engagement letter, dated April 12, 2018, among the Company, PNC Capital Markets LLC and Deutsche Bank Securities Inc.

“Refunded Swingline Loans” is defined in clause (b) of Section 2.3.2.

“Register” is defined in clause (a) of Section 2.8.

“Reimbursement Obligation” is defined in Section 2.7.3.

“Release” means a “release”, as such term is defined in CERCLA.

“Replacement Lender” is defined in Section 4.10.

“Replacement Notice” is defined in Section 4.10.

“Repricing Transaction” means the refinancing or repricing by the Company or any of the Tranche B-3 Borrowers, as applicable, of all or any portion of the Term Loans, the effect of which is to reduce the All-In Yield applicable to the Term Loans (a) with the proceeds of any term loan incurred by the Company and/or any of the Tranche B-3 Borrowers (including, without limitation, via any Incremental Commitments or by way of the conversion of the Term Loans into refinancing term loans under the definitive credit documentation) (i) having an All-In Yield that is less than the All-In Yield for the Term Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term Loans or (b) in connection with any amendment to the definitive credit documentation having or resulting in an effective reduction in the All-In Yield for the Term Loans but, in each case, excluding any new or replacement loans incurred in connection with a Change of Control (it being understood that any Prepayment Premium with respect to a Repricing Transaction shall apply to any required assignment by a non-consenting Lender in connection with any such amendment pursuant to Section 4.10).

“Required Lenders” means, at any time, Lenders holding more than 50% of the Total Exposure Amount; provided, that the Total Exposure Amount of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Required Revolving Lenders” means, at any time, Lenders holding more than 50% of the Revolving Loan Commitment Amount; provided, that the Revolving Loan Commitment Amount of any

Defaulting Lender shall be disregarded in the determination of the Required Revolving Lenders at any time.

“Required Term Lenders” means, at any time, Lenders holding more than 50% of the Term Loan Commitment Amount; provided, that the Term Loan Commitment Amount of any Defaulting Lender shall be disregarded in the determination of the Required Term Lenders at any time.

“Reserve Percentage” means, as of any day, the maximum percentage in effect on such day, as prescribed by the F.R.S. Board for determining the reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) with respect to Eurocurrency funding.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

“Restricted Payment” means (a) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Company or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Company or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (b) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Company or any Subsidiary or otherwise.

“Revaluation Date” means, with respect to any Credit Extension denominated in an Alternate Currency, each of the following: (a) in connection with the origination of any new Credit Extension, the Business Day which is the earliest of the date such credit is extended or the date the applicable rate is set; (b) in connection with any extension or conversion or continuation of an existing Loan, the Business Day that is the earlier of the date such Loan is extended, converted or continued, or the date the applicable rate is set; (c) each date a Letter of Credit is issued or renewed pursuant to Section 2.1.2 or amended in such a way as to modify the Letter of Credit Outstandings; (d) the date of any reduction of any of the Revolving Loan Commitment Amount, the Alternate Currency Commitment Amount or the Letter of Credit Commitment Amount pursuant to the terms of Section 2.2; and (e) such additional dates as the Administrative Agent shall deem necessary. For purposes of determining availability hereunder, the rate of exchange for any Alternate Currency shall be the Spot Rate.

“Revolving Exposure” means, relative to any Revolving Lender, at any time, (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Revolving Loans of such Lender at such time, plus (b) such Lender’s Revolving Loan Percentage of the Dollar Equivalent of the Letter of Credit Outstandings, plus (c) such Lender’s Revolving Loan Percentage of the aggregate principal amount outstanding of all Swingline Loans at such time.

“Revolving Facility” means the aggregate principal amount of the Revolving Loan Commitments and Revolving Loans of all Revolving Lenders outstanding under this Agreement. Up to $100,000,000 of Loans under the Revolving Facility are available to the Designated Borrowers in the form of Loans denominated in Euros.

“Revolving Lender” is defined in clause (a) of Section 2.1.1.

“Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Revolving Loans pursuant to clause (a) of Section 2.1.1.

“Revolving Loan Commitment Amount” means $~~400,000,000~~500,000,000, as such amount may be (a) reduced from time to time pursuant to Section 2.2 and (b) increased from time to time pursuant to Section 2.11.

“Revolving Loan Commitment Termination Date” means the earliest of:

(a) the Stated Revolving Maturity Date;

(b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

(c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Revolving Loan Commitments shall terminate automatically and without any further action.

“Revolving Loan Percentage” means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth opposite its name on Schedule ~~III hereto~~I ~~to the First Amendment~~ under the Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to Section 10.11. A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero.

“Revolving Loans” is defined in Section 2.1.1.

“Revolving Note” means a promissory note of the Borrowers payable to any Revolving Lender, and its registered assigns, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Revolving Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” means, collectively, the Lenders, the Issuers, the Agents, each Qualified Counterparty to a Rate Protection Agreement, each Cash Management Bank with respect to any Cash Management Obligations, each Person to whom an Obligor owes a Secured Obligation (as defined in the Pledge and Security Agreement or any other Loan Document) and, in each case, each of their respective successors, transferees and assigns.

“Securities Account” means a “securities account” as that term is defined in Section 9-102(a) of the UCC.

“Security Documents” means, collectively, the Pledge and Security Agreement, the German Pledge Agreement, the Intellectual Property Security Agreements, the Foreign Pledge Agreements and each of the other agreements, instruments, documents or supplements pursuant to which the Collateral Agent is granted a Lien to secure the Obligations.

“Senior Secured Net Leverage Ratio” means, with respect to any Reference Period, the ratio of (a) Total Funded Indebtedness, other than unsecured Indebtedness, as of the last day of such Reference Period minus the aggregate amount of unrestricted cash and Cash Equivalent Investments on the balance sheet of the Company and its Subsidiaries (other than any SPV) as of such date up to an amount not to exceed $100,000,000 to (b) Consolidated EBITDA for such Reference Period.

“Solvent” means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in a business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital and with respect to any German Loan Party, that any such Person is neither unable to pay its debts as they fall due (Zahlungsunfähigkeit), nor is over indebted (Überschuldung), nor is threatened with insolvency (drohende Zahlungsunfähigkeit), nor has commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or, for any of the reasons set out in Sections 17 to 19 (inclusive) of the German Insolvency Code (Insolvenzordnung). The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“SPC” is defined in clause (g) of Section 10.11.

“Specified Assets” means non-core assets, including Equity Interests, acquired in connection with a Permitted Acquisition to the extent the Company identified such assets to the Administrative Agent promptly after the Permitted Acquisition.

“Spot Rate” means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (in the applicable time zone) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“SPV” means Ferro Finance Corporation, an Ohio corporation, and any other Person that is a Subsidiary of the Company that is a special purpose entity, variable interest entity or other bankruptcy remote entity created for the purpose of facilitating a Permitted Receivables Program.

“Stated Amount” means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

“Stated Expiry Date” is defined in Section 2.7.

“Stated Maturity Date” means the latest of the ~~U.S. Dollar Term Loan Maturity Date, the Euro~~ Term Loan Maturity Date and the Stated Revolving Maturity Date.

“Stated Revolving Maturity Date” means with respect to all Revolving Loans, all Swingline Loans and all Letters of Credit, ~~the fifth anniversary of the Closing Date~~February 14, 2023.

“Stated Term Maturity Date” means, the ~~U.S. Dollar~~Tranche B-1 Term Loan Maturity Date, the Tranche B-2 Term Loan Maturity Date or the ~~Euro~~Tranche B-3 ~~Term Loan Maturity Date, as the case may be.~~

“Subject Party” is defined in clause (g) of Section 4.6.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each existing and subsequently acquired or organized Subsidiary of the Company (including any Designated Subsidiary Guarantor), other than any SPV, Excluded Subsidiaries or Immaterial Subsidiaries, that has executed and delivered to the Administrative Agent a Subsidiary Guaranty (including by means of a delivery of a supplement thereto). For the avoidance of doubt, none of the Tranche B-3 Borrowers or any of their Subsidiaries shall be a Subsidiary Guarantor.

“Subsidiary Guaranty” means, as applicable, the Guaranty (Domestic) or a Subsidiary Guaranty (Foreign).

“Subsidiary Guaranty (Foreign)” means each subsidiary guaranty executed and delivered by an Authorized Officer of each Subsidiary of a Designated Borrower guaranteeing the Obligations of such Designated Borrower required to execute it or become a party to it pursuant to the terms hereof, substantially consistent with the Guaranty (Domestic), except that such guaranty shall solely be with respect to the Obligations of such Designated Borrower and except for such other changes as are necessary to comply with applicable local law, and otherwise in form and substance reasonable satisfactory to the Administrative Agent.

“Supplier” is defined in clause (g) of Section 4.6.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Lenders” means the U.S. Swingline Lender and the Euro Swingline Lender.

“Swingline Loan” is defined in clause (b) of Section 2.1.1.

“Swingline Loan Commitment” is defined in clause (b) of Section 2.1.1. “Swingline Note” means a promissory note of the Borrowers payable to the applicable Swingline Lender and its registered assigns, in the form of Exhibit A-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Swingline Lender resulting from outstanding Swingline Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Syndication Agent” means Deutsche Bank AG New York Branch.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euros.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or additions to tax with respect thereto.

“Term Facility” means each of the ~~U.S. Dollar~~Tranche B-1 Term Loan Facility, the Tranche B-2 Term Loan Facility and the ~~Euro~~Tranche B-3 Term Loan Facility, as the context may require.

“Term Loan Commitment” means, relative to any Lender, such Lender’s ~~U.S. Dollar~~Tranche B-1 Term Loan Commitment, Tranche B-2 Term Loan Commitment and ~~any Euro~~Tranche B-3 Term Loan Commitment, as applicable.

“Term Loan Commitment Amount” means the ~~U.S. Dollar~~Tranche B-1 Term Loan Commitment Amount, the Tranche B-2 Term Loan Commitment Amount and the ~~Euro~~Tranche B-3 Term Loan Commitment Amount, as the context may require.

“Term Loan Lender” means each of the ~~U.S. Dollar~~Tranche B-1 Term Loan Lenders, the Tranche B-2 Term Loan Lenders and the ~~Euro~~Tranche B-3 Term Loan Lenders, as the context may require.

“Term Loans” means the ~~U.S. Dollar~~Tranche B-1 Term Loans, the ~~Euro~~Tranche B-2 Term Loans, the Tranche B-3 Term Loans and the Incremental Term Loans, as the context may require.

“Term Note” means a promissory note of the Company or the Tranche B-3 Borrowers, as applicable, payable to any Term Loan Lender and its registered assigns, substantially in the form of

Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company or the Tranche B-3 Borrowers, as applicable, to such Term Loan Lender resulting from outstanding original Term Loans or new Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired, and all Commitments shall have terminated (other than Cash Management Obligations, Hedging Obligations, contingent obligations and Letters of Credit which have been Cash Collateralized or other arrangements reasonably satisfactory to the Administrative Agent and the relevant Issuers have been made).

“Total Exposure Amount” means, on any date of determination (and without duplication), the Dollar Equivalent (determined as of the most recent Revaluation Date) of the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit outstanding and the unfunded amount of any Commitments then in effect.

“Total Funded Indebtedness” means, on any date, without duplication, the outstanding principal amount of all Indebtedness of the Company and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, shall be deemed to equal the Dollar Equivalent (determined as of the most recent Revaluation Date) for any Loans denominated in an Alternate Currency), clause (b) (which, in the case of Letter of Credit Outstandings, shall be deemed to equal the Dollar Equivalent (determined as of the most recent Revaluation Date) for any Letter of Credit Outstandings denominated in an Alternate currency), clause (c), clause (g), clause (i) and clause (j), in each case of the definition of “Indebtedness” (exclusive of intercompany Indebtedness between the Company and its Subsidiaries) and any Contingent Liability in respect of any of the foregoing.

“Total Net Leverage Ratio” means, with respect to any Reference Period, the ratio of (a) Total Funded Indebtedness as of the last day of such Reference Period minus the aggregate amount of unrestricted cash and Cash Equivalent Investments on the balance sheet of the Company and its Subsidiaries (other than any SPV) as of such date up to an amount not to exceed $100,000,000 to (b) Consolidated EBITDA for such Reference Period.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to the Pledge and Security Agreement.

“Tranche” is defined in Section 2.11.

“Tranche B-1 Term Loan Commitment” means the commitments of the Tranche B-1 Term Loan Lenders pursuant to the First Amendment or, as the case may be, in the Lender Assignment Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Tranche B-1 Term Loan Commitment Amount” means $355,000,000, as such amount may be (a) reduced from time to time pursuant to Section 2.2 and (b) increased from time to time pursuant to Section 2.11.

“Tranche B-1 Term Loan Facility” means the Tranche B-1 Term Loan Commitments and the Tranche B-1 Term Loans made thereunder.

“Tranche B-1 Term Loan Lender” means each Lender that has a Tranche B-1 Term Loan Commitment or is the holder of a Tranche B-1 Term Loan.

“Tranche B-1 Term Loan Maturity Date” means, with respect to all Tranche B-1 Term Loans, February 14, 2024.

“Tranche B-1 Term Loans” means the loans in Dollars made to the Company on the First Amendment Effective Date in an aggregate principal amount of $355,000,000.

“Tranche B-2 Term Loan Commitment” means the commitments of the Tranche B-2 Term Loan Lenders pursuant to the First Amendment or, as the case may be, in the Lender Assignment Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Tranche B-2 Term Loan Commitment Amount” means $235,000,000, as such amount may be (a) reduced from time to time pursuant to Section 2.2 and (b) increased from time to time pursuant to Section 2.11.

“Tranche B-2 Term Loan Facility” means the Tranche B-2 Term Loan Commitments and the Tranche B-2 Term Loans made thereunder.

“Tranche B-2 Term Loan Lender” means each Lender that has a Tranche B-2 Term Loan Commitment or is the holder of a Tranche B-2 Term Loan.

“Tranche B-2 Term Loan Maturity Date” means, with respect to all Tranche B-2 Term Loans, February 14, 2024.

“Tranche B-2 Term Loans” means the loans in Dollars made to the Company on the First Amendment Effective Date in an aggregate principal amount of $235,000,000.

“Tranche B-3 Borrower” and “Tranche B-3 Borrowers” are defined in the preamble.

“Tranche B-3 Borrower Guaranty” means the agreements of the Tranche B-3 Borrowers set forth in Section 10.25.

“Tranche B-3 German Borrower” is defined in the preamble.

“Tranche B-3 Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of (a) the Tranche B-3 Borrowers arising under or in connection with a Loan Document and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans and (b) the Tranche B-3 Borrowers arising in connection with this definition.

“Tranche B-3 Term Loan Commitment” means the commitments of the Tranche B-3 Term Loan Lenders pursuant to the First Amendment or, as the case may be, in the Lender Assignment Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Tranche B-3 Term Loan Commitment Amount” means $230,000,000, as such amount may be (a) reduced from time to time pursuant to Section 2.2 and (b) increased from time to time pursuant to Section 2.11.

“Tranche B-3 Term Loan Facility” means the Tranche B-3 Term Loan Commitments and the Tranche B-3 Term Loans made thereunder.

“Tranche B-3 Term Loan Lender” means each Lender that has a Tranche B-3 Term Loan Commitment or is the holder of a Tranche B-3 Term Loan.

“Tranche B-3 Term Loan Maturity Date” means, with respect to all Tranche B-3 Term Loans, February 14, 2024.

“Tranche B-3 Term Loans” means the loans in Dollars made to the Tranche B-3 Borrowers, on a joint and several basis, on the First Amendment Effective Date in an aggregate principal amount of $230,000,000.

“Tranche B-3 US Borrower” is defined in the preamble.

“Transaction Costs” is defined in the definition of “Transactions”.

“Transactions” means collectively, (a) the execution, delivery and performance by the Obligors of the Loan Documents to which they are a party, (b) the initial Credit Extensions hereunder and the use of proceeds of the Credit Extensions, (c) the grant of Liens pursuant to the Loan Documents, (d) the Existing Credit Facility Termination, (e) any other transactions related to or entered into in connection with any of the foregoing and (f) the payment of fees and expenses incurred in connection with or related to the foregoing, including swap termination fees (the “Transaction Costs”).

“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht, the Kingdom of Netherlands, on February 1, 1992 and came into force on November 1, 1993), as amended from time to time.

“type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a Daily LIBOR Rate Loan, a Eurocurrency Loan or a EURIBOR Loan.

“U.S. Borrower” means a Borrower that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia, other than the Tranche B-3 US Borrower.

“U.S. Loan Party” means any Loan Party that is a Loan Party with respect to the Obligations of any U.S. Borrower.

“U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia, other than the Tranche B-3 US Borrower.

“U.S. Swingline Lender” means, subject to the terms of this Agreement, PNC Bank and its successors and assigns.

“U.S. Swingline Loan” is defined in clause (b) of Section 2.1.1.

“U.S. Swingline Loan Commitment” is defined in clause (b) of Section 2.1.1.

“U.S. Swingline Loan Commitment Amount” means, on any date, $35,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

“U.S. Dollar Term Loan Commitment” means, relative to any Lender, such lender’s obligation (if any) to make Term Loans pursuant to Section 2.1.3(a).

“U.S. Dollar Term Loan Commitment Amount” means, as of the Closing Date, $357,500,000, ~~as such amount may be (a) reduced from time to time pursuant to Section 2.2 and (b) increased from time to time pursuant to Section 2.11.~~

“U.S. Dollar Term Loan Facility” means the U.S. Dollar Term Loan Commitments and the U.S. Dollar Term Loans made thereunder.

“U.S. Dollar Term Loan Lender” is defined in clause (a) of Section 2.1.3.

~~“U.S. Dollar Term Loan Maturity Date” means, with respect to all U.S. Dollar Term Loans, the seventh-year anniversary of the Closing Date.~~

“U.S. Dollar Term Loans” means loans made by the U.S. Dollar Term Loan Lenders pursuant to Section 2.1.3(a).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

“UCP Rules” is defined in Section 10.9.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“VAT” is defined in clause (f) of Section 4.6.

“VAT Recipient” is defined in clause (g) of Section 4.6.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

“Wholly Owned Subsidiary” means any Subsidiary all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4201(b) of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person will be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation will, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article, Section, Exhibit or Schedule are references to such Article or Section of such Loan Document or to such Exhibit or Schedule to such Loan Document, and references in any Article, Section, Exhibit, Schedule or definition to any clause are references to such clause of such Article, Section, Exhibit, Schedule or definition.

SECTION 1.4 Accounting and Financial Determinations.

(a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Company and its Subsidiaries, in each case without duplication.

(b) As of any date of determination, for purposes of determining the Fixed Charge Coverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio (and any financial calculations required to be made or included within such ratios or definition, or required for purposes of preparing any Compliance Certificate to be delivered pursuant to the definition of “Permitted Acquisition”), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Disposed of (but only if (i) the Net Disposition Proceeds resulting from such Disposition are more than $10,000,000 and (ii) the Consolidated EBITDA attributable to the Disposed assets or businesses exceeds 1% of Consolidated EBITDA for the Reference Period most recently ended for which financial statements of the Company have been or are being, as the case may be, delivered to the Administrative Agent; provided, that if the Consolidated EBITDA attributable to the Disposed business is less than $0, then only clause (i) or (ii) needs to be satisfied) by the Company or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Company on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, and other cost savings, synergies and expenses directly attributable to any such permitted Disposition or Permitted Acquisition, as the case may be, in each case (A) calculated in accordance with Regulation S-X of the Securities Act of 1933, as amended from time to time, and any successor statute, or having been certified by the Chief Financial Officer of the Company as having been prepared in good faith based upon reasonable assumptions, for the Reference Period most recently ended for which financial statements of the Company have been or are being, as the case may be, delivered to the Administrative Agent and (B) giving effect to any such Permitted Acquisition or permitted Disposition as if it had occurred on the first day of such Reference Period.

(c) If the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VII or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VII or any related definition for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Company and the Required Lenders. In the event of any such notification from the Company or the Administrative Agent and until such notice is withdrawn or such covenant is so amended, the Company will furnish to each Lender and the Administrative Agent, in addition to the Financial Statements (the “Current GAAP Financials”), (i) the financial statements described in such Section based upon GAAP as in effect at the time such covenant was agreed to (the “Prior GAAP Financials”) and (ii) a reconciliation between the Prior GAAP Financials and the Current GAAP Financials.

(d) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, (a) GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2012 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2012, notwithstanding any modifications or interpretive changes thereto that may occur thereafter and (b) no effect shall be given to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein.

SECTION 1.5 Exchange Rates; Currency Equivalents. The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of

Credit Extensions and amounts outstanding hereunder denominated in Alternate Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent. Wherever in this Agreement in connection with a Credit Extension, conversion, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Credit Extension is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such Dollars, as determined by the Administrative Agent.

SECTION 1.6 Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts. Each obligation of the Borrowers hereunder to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Credit Extension in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Credit Extension, at the end of the then current Interest Period. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. References herein to minimum Dollar amounts and integral multiples stated in Dollars, where they shall also be applicable to Alternate Currency, shall be deemed to refer to approximate Alternate Currency Equivalents.

SECTION 1.7 American Legal Terms. References to any legal term or concept (including without limitation those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) shall in respect of any jurisdiction other than the United States be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

ARTICLE II

COMMITMENTS, BORROWING AND ISSUANCE

PROCEDURES, NOTES AND LETTERS OF CREDIT

SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.

Section 2.1.1 Revolving Loans and Swingline Loans.

(a) From time to time on any Business Day occurring on and after the Closing Date, but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Revolving Loan Commitment (referred to as a “Revolving Lender”) agrees that it will make loans (relative to such Lender, its “Revolving Loans”) (i) to the Company, denominated in Dollars or an Alternate Currency, and (ii) to any Designated Borrower, denominated in Dollars or an Alternate Currency, in each case, equal to such Lender’s Revolving Loan Percentage of the Dollar Equivalent (determined as of the most recent Revaluation Date) of the aggregate amount of each Borrowing of the Revolving Loans requested by the applicable Borrower to be made on such day; and

(b) From time to time on any Business Day occurring on and after the Closing Date, but prior to the Revolving Loan Commitment Termination Date, (i) the U.S. Swingline Lender agrees that it will make loans (its “U.S. Swingline Loans”) denominated in Dollars to the Company equal to the principal amount of the U.S. Swingline Loan requested by the Company to be made on such day and (ii) the Euro Swingline Lender agrees that it will make loans (“Euro Swingline Loans” and, together with the U.S. Swingline Loans, the “Swingline Loans”) denominated in Euros to the Company equal to the principal amount of the Euro Swingline Loan requested by the Company to be made on such day. The Commitment of (i) the U.S. Swingline Lender described in clause (b)(i) is herein referred to as its “U.S. Swingline Loan Commitment” and (ii) the Euro Swingline Lender described in clause (b)(ii) is herein referred to as its “Euro Swingline Loan Commitment” and, together with the U.S. Swingline Loan Commitment, the “Swingline Loan Commitment”.

On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans and Swingline Loans. No Revolving Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (a) the Dollar Equivalent of such Lender’s Revolving Exposure would exceed such Lender’s Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount, (b) the Dollar Equivalent of the aggregate principal amount of Alternate Currency Loans, together with the Dollar Equivalent of Letters of Credit outstanding denominated in an Alternate Currency, would exceed the Alternate Currency Commitment Amount, or (c) the Dollar Equivalent of the aggregate amount of Revolving Loans and Swingline Loans outstanding together with the Dollar Equivalent of Letters of Credit Outstanding would exceed the Revolving Loan Commitment Amount. Furthermore, (i) (x) the U.S. Swingline Lender shall not be permitted or required to make U.S. Swingline Loans if, after giving effect thereto, the aggregate outstanding principal amount of all U.S. Swingline Loans would exceed the then existing U.S. Swingline Loan Commitment Amount and (y) the Euro Swingline Lender shall not be permitted or required to make Euro Swingline Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Euro Swingline Loans would exceed the then existing Euro Swingline Loan Commitment Amount or (ii) the applicable Swingline Lender shall not be permitted or required to make applicable Swingline Loans if, after giving effect thereto, unless otherwise agreed to by the applicable Swingline Lender, in its sole discretion, the sum of all applicable Swingline Loans and Revolving Loans made by the applicable Swingline Lender plus the applicable Swingline Lender’s Revolving Loan Percentage of the aggregate amount of Letter of Credit outstanding would exceed the applicable Swingline Lender’s Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount.

Section 2.1.2 Letter of Credit Commitment. Each of the parties hereto acknowledges and agrees that the Existing Letters of Credit shall continue as Letters of Credit for all purposes under this Agreement and the Loan Documents. From time to time on any Business Day occurring from the Closing Date but three days prior to the Revolving Loan Commitment Termination Date, the relevant Issuer agrees that it will:

(a) issue one or more standby letters of credit (relative to such Issuer, its “Letter of Credit”) in Dollars or in an Alternate Currency for the account of any Borrower or any Subsidiary (in which case the Company shall also have reimbursement obligations relating to such Letters of Credit) in the Stated Amount requested by the applicable Borrower on such day; provided, that at no point shall either of the Issuers be obligated to issue Letters of Credit in an aggregate Stated Amount in excess of 50.0% of the Letter of Credit Commitment Amount; or

(b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder.

No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the Dollar Equivalent (determined as of the most recent Revaluation Date) of the aggregate amount of all

Letter of Credit Outstandings would exceed the then existing Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

Section 2.1.3 Term Loans.

(a) Each Term Loan Lender that ~~has~~had a U.S. Dollar Term Loan Commitment (referred to as a “U.S. Dollar Term Loan Lender”) ~~agrees to make~~made a loan to the Company on the Closing Date in an aggregate amount ~~not~~equal to ~~exceed~~ its U.S. Dollar Term Loan Commitment Amount set forth opposite its name on Schedule III. ~~The~~

(b) Each Term Loan Lender that had a Euro Term Loan Commitment (referred to as a “Euro Term Loan Lender”) made a loan to the Company on the Closing Date in an aggregate amount equal to its Euro Term Loan Commitment Amount set forth opposite its name on Schedule III.

(c) ~~U.S. Dollar~~Pursuant to the terms of the First Amendment, the Tranche B-1 Term Loan Lenders have agreed to make Tranche B-1 Term Loans (whether by agreeing to exchange existing U.S. Dollar Term Loans or by committing to make new loans) to the Company on the First Amendment Effective Date. The Tranche B-1 Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.3.1 and 2.7.

~~(b) Each Term Loan Lender that has a Euro Term Loan Commitment (referred to as a “Euro Term Loan Lender”~~) ~~agrees to make a loan to the Company on the Closing Date in an aggregate amount not to exceed its Euro Term Loan Commitment Amount set forth opposite its name on Schedule III. The Euro Term Loans shall be EURIBOR Loans.~~

(d) Pursuant to the terms of the First Amendment, the Tranche B-2 Term Loan Lenders have agreed to make Tranche B-2 Term Loans to the Company on the First Amendment Effective Date. The Tranche B-2 Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.3.1 and 2.7.

(e) Pursuant to the terms of the First Amendment, the Tranche B-3 Term Loan Lenders have agreed to make Tranche B-3 Term Loans to the Tranche B-3 Borrowers, on a joint and several basis, on the First Amendment Effective Date. The Tranche B-3 Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Tranche B-3 Borrowers or the Company and notified to the Administrative Agent in accordance with Sections 2.3.1 and 2.7.

Subject to Sections 3.1.1 and 3.3, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the applicable Stated Term Maturity Date. ~~The~~Each of the Tranche B-1 Term Loan Commitments ~~of each~~, the Tranche B-2 Term Loan ~~Lender~~Commitments and the Tranche B-3 Term Loan Commitments shall be automatically and permanently reduced to zero Dollars upon the funding of the Tranche B-1 Term Loans ~~to be made by such Term Loan Lenders on the Closing~~, Tranche B-2 Term Loans and Tranche B-3 Term Loans, respectively on the First Amendment Effective Date. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

SECTION 2.2 Reduction of the Commitment Amounts. The Company may, from time to time on any Business Day occurring after the ~~Closing~~First Amendment Effective Date, voluntarily reduce any Commitment Amount (among the Lenders on a pro rata basis with respect to the applicable Class of Commitments) on the Business Day so specified by the Company; provided, that all such reductions shall require at least three Business Days’ prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000, provided, further, that the Company shall have the right, upon five Business Days’ written notice to, and the consent (not to be unreasonably withheld or delayed) of, the Administrative Agent, to automatically and without any further action by any Person and notwithstanding anything contained herein to the contrary and subject to the reallocation (or cash collateralization) of Letter of Credit Outstandings and participations in Swingline Loans pursuant to Section 2.10, to permanently terminate any then unfunded Revolving Loan Commitments of a Defaulting Lender, whereupon such Defaulting Lender shall cease to have any Revolving Loan Commitments hereunder and the Company shall not be permitted to reborrow any outstanding Revolving Loans of such Defaulting Lender that are repaid or prepaid hereunder (and, for the avoidance of doubt, upon any such repayment or prepayment, the Revolving Loan Commitment of such Defaulting Lender corresponding to the amount so repaid or prepaid shall be deemed permanently terminated). Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of (a) (i) the U.S. Swingline Loan Commitment Amount plus the Euro Swingline Loan Commitment Amount, (b) the Alternate Currency Commitment Amount and (c) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the U.S. Swingline Loan Commitment Amount and Euro Swingline Loan Commitment Amount on a pro rata basis, Alternate Currency Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrowers in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of any Swingline Lender, any Revolving Lender or any Issuer.

SECTION 2.3 Borrowing Procedures. Loans (other than Swingline Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swingline Loans shall be made by the Swingline Lenders in accordance with Section 2.3.2.

Section 2.3.1 Borrowing Procedure. In the case of (i) Loans (other than Swingline Loans ~~and Euro Term Loans~~), by delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon on a Business Day, the Borrowers may from time to time irrevocably request, on the proposed date of the Borrowing in the case of Base Rate Loans, or on three Business Days’ notice in the case of Eurocurrency Loans denominated in Dollars, or on no less than five Business Days’, in the case of Alternate Currency Loans, that a Borrowing be made, in the case of Eurocurrency Loans, in a minimum amount of $5,000,000 (or the Dollar Equivalent thereof) and an integral multiple of $1,000,000 (or the Dollar Equivalent thereof), in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $100,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day and in the Currency specified in such Borrowing Request ~~and (ii) Euro Term Loans, by delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, on no less than five Business Days’ notice, the Borrower may irrevocably request that Euro Term Loans be made as EURIBOR Loans~~. In the case of Loans (other than Swingline Loans), on or before 2:00 p.m. on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Revolving Loan Percentage of the requested Borrowing. Such deposit will be made to the applicable account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the account such Borrower shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.

Section 2.3.2 Swingline Loans; Participations, etc.

(a) By telephonic notice to the applicable Swingline Lender on or before 2:00 p.m. on a Business Day (promptly confirmed in writing if so requested by such Swingline Lender), the Borrowers may from time to time irrevocably request that Swingline Loans be made by such Swingline Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. All Swingline Loans shall be made as (i) Base Rate Loans and shall not be entitled to be converted into Eurocurrency Loans or (ii) Daily LIBOR Rate Loans and shall not be entitled to be converted into Eurocurrency Loans. The proceeds of each Swingline Loan shall be made available by such Swingline Lender to the applicable Borrower by wire transfer to the account such Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by such Swingline Lender. Upon the making of each Swingline Loan, and without further action on the part of such Swingline Lender or any other Person, each Revolving Lender (other than such Swingline Lender) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Swingline Loan, and such Revolving Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing within one Business Day such Swingline Lender for Swingline Loans which have not been reimbursed by the Company in accordance with the terms of this Agreement.

(b) If (i) any Swingline Loan shall be outstanding for more than thirty Business Days, (ii) any Swingline Loan is or will be outstanding on a date when any Borrower requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Revolving Lender (other than the applicable Swingline Lender) irrevocably agrees that it will, at the request of such Swingline Lender, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender’s Revolving Loan Percentage of the aggregate principal amount of all such Swingline Loans then outstanding (such outstanding Swingline Loans hereinafter referred to as the “Refunded Swingline Loans”). On or before 11:00 a.m. on the first Business Day following receipt by each Revolving Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Lender shall deposit in an account specified by such Swingline Lender the amount so requested in same day funds and such funds shall be applied by such Swingline Lender to repay the Refunded Swingline Loans. At the time the Revolving Lenders make the above referenced Revolving Loans, such Swingline Lender shall be deemed to have made, in consideration of the making of the Refunded Swingline Loans, Revolving Loans in an amount equal to such Swingline Lender’s Revolving Loan Percentage of the aggregate principal amount of the Refunded Swingline Loans. Upon the making (or deemed making, in the case of such Swingline Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become an outstanding Revolving Loan and shall no longer be owed as a Swingline Loan. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of such Swingline Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which such Swingline Lender had outstanding Swingline Loans in respect of which such Revolving Loans were made. Each Revolving Lender’s obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such Swingline Lender, any Obligor or any Person for any reason whatsoever; (B) the occurrence or continuance of any Default; (B) any adverse change in the condition (financial or otherwise) of any Obligor; (D) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swingline Loan; (E) any breach of any Loan Document by any Person; or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(c) In addition to making Swingline Loans pursuant to the foregoing provisions of this Section 2.3, without the requirement for a specific request from the Borrowers pursuant to Section 2.3.2(a), the applicable Swingline Lender may make Swingline Loans to the Borrowers in accordance with the provisions of any agreements between one or more of the Borrowers and such Swingline Lender relating to the Borrowers’ deposit, sweep and other accounts with such Swingline Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swingline Loans made pursuant to this Section 2.3.2(c) in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.1, (ii) be subject to any limitations as to individual amount set forth in the Cash Management Agreement, (iii) be payable by the Borrowers, both as to principal and interest, at the times set forth in the Cash Management Agreements (but in no event later than the Revolving Loan Commitment Termination Date), (iv) not be made at any time after such Swingline Lender has notice of the occurrence and during the continuance of a Default or Event of Default, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Revolving Lender’s obligation to purchase participating interests therein pursuant to Section 2.3.2(b), and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.3.

SECTION 2.4 Continuation and Conversion Elections. By delivering prior telephonic notice to the Administrative Agent on or before 11:00 a.m. on a Business Day (such notice to be confirmed in writing within 24 hours thereafter by delivery of a Continuation/Conversion Notice), any Borrower may from time to time irrevocably elect:

(a) on not less than three Business Days’ notice, the conversion of any Base Rate Loan into one or more Eurocurrency Loans denominated in Dollars or the continuation of any Eurocurrency Loan denominated in Dollars as a Eurocurrency Loan so denominated; and

(b) on not less than five Business Days’ notice, the continuation of any Eurocurrency Loan denominated in an Alternate Currency as a Eurocurrency Loan denominated in such Alternate Currency;

provided that any portion of any Loan which is continued or converted hereunder shall be in a minimum amount of $1,000,000 and in an integral multiple amount of $1,000,000; and provided, further, that in the absence of prior notice (which notice may be delivered telephonically followed by written confirmation within 24 hours thereafter by delivery of a Continuation/Conversion Notice) with respect to any Eurocurrency Loan denominated in Dollars at least three Business Days (or, with respect to any Eurocurrency Loan denominated in an Alternate Currency, at least five Business Days) before the last day of the then current Interest Period with respect thereto, such Eurocurrency Loan shall, on such last day, automatically convert to a Base Rate Loan (and any such Eurocurrency Loan denominated in an Alternate Currency shall be redenominated in Dollars); provided, that (i) each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Lenders that have made such Loans, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurocurrency Loans when any Default has occurred and is continuing.

SECTION 2.5 Alternate Currency Loans.

(a) If any Borrower requests a Borrowing ~~(not including Euro Term Loans)~~ in an Alternate Currency, or if pursuant to any Continuation/Conversion Notice a Borrower elects to continue any Eurocurrency Loan denominated in an Alternate Currency, the Administrative Agent shall in the notice given to the Revolving Lenders pursuant to Section 2.3 or Section 2.4, as the case may be, give details of such request or election including, without limitation, as the case may be, the aggregate principal amount of the Borrowing in such Alternate Currency to be made by each Lender pursuant to the terms of this Agreement or the aggregate principal amount of such Eurocurrency Loans to be continued by each Lender pursuant to the terms of this Agreement.

(b) Each Lender shall be treated as having confirmed that the Alternate Currency requested, or elected by the applicable Borrower to be continued, is Available to it unless no later than 9:00 a.m. on the day three Business Days before the date of the requested Borrowing or the proposed continuation it shall have notified the Administrative Agent that such Alternate Currency is not Available.

(c) In the event that the Administrative Agent has received notification from any of the Lenders that the Alternate Currency requested or elected by the applicable Borrower to be continued is not Available, then the Administrative Agent shall notify such Borrower and the Lenders no later than 10:00 a.m. on the day three Business Days before the date of the proposed Borrowing or proposed continuation.

(d) If the Administrative Agent notifies a Borrower pursuant to clause (c) above that any of the Lenders has notified the Administrative Agent that the Alternate Currency requested or elected by such Borrower to be continued or converted is not Available, such notification shall (i) in the case of any Borrowing Request, revoke such Borrowing Request and (ii) in the case of any Continuation/Conversion Notice, such continuation/conversion with respect thereto shall be deemed withdrawn and such Alternate Currency Loans shall be redenominated into Base Rate Loans. The Administrative Agent will promptly notify the Borrowers and the Lenders of any such redenomination and in such notice by the Administrative Agent to each Lender the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Alternate Currency Loans as of the Revaluation Date with respect thereto and such Lender’s Revolving Loan Percentage thereof.

(e) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Alternate Currency Loans shall be redenominated and converted into Base Rate Loans on the last day of the Interest Period with respect to any such Alternate Currency Loans. The Administrative Agent will promptly notify the applicable Borrowers and the applicable Revolving Lenders, as the case may be, of any such redenomination and conversion request.

SECTION 2.6 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Loans, as applicable, hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Loans, as applicable; provided, that such Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such Loans, as applicable, shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4 it shall be conclusively assumed that each Lender elected to fund all Eurocurrency Loans or EURIBOR Loan, as applicable, by purchasing deposits in the relevant Currency in its Domestic Office’s interbank Eurodollar market. Each Lender may, at its option, make any Loan available to any Designated Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of such Designated Borrower to repay such Alternate Currency Loan in accordance with the terms of this Agreement.

SECTION 2.7 Letter of Credit Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon on a Business Day, the Borrowers may from time to time irrevocably request on not less than three Business Days’ notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days’ prior notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit (in each case, unless a shorter notice period is agreed to by the relevant Issuer, in its sole discretion), that an Issuer (which Issuer may be designated by the Company with the consent of the Administrative Agent, not to be unreasonably withheld of delayed) issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by the applicable Borrower and approved by such Issuer, solely for the purposes described in Section 7.1.7. Upon receipt of an Issuance Request, the Administrative Agent shall notify the Company and the Issuer whether, after giving effect to the issuance of the applicable Letter of Credit, (a) the Dollar Equivalent (determined as of the most recent Revaluation Date) of the aggregate amount of all Letter of Credit Outstandings would exceed the then existing Letter of Credit Commitment Amount and (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount. Each Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier to occur of (i) five Business Days prior to the Revolving Loan Commitment Termination Date and (ii) (unless otherwise agreed to by an Issuer, in its sole discretion), thirteen months from the date of its issuance; provided, that any Letter of Credit may provide for renewal periods of up to one year so long as such renewal periods do not exceed the date set forth in clause (i). Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues. Notwithstanding the foregoing, all Letters of Credit issued hereunder shall be subject to the customary procedures of the applicable Issuer.

Section 2.7.1 Other Lenders Participation. Upon the issuance of each Letter of Credit, and without further action, each Revolving Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing the Issuer within one Business Day of receiving notice from the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.7.2 and Section 2.7.3 (with the terms of this Section surviving the termination of this Agreement). In addition, such Revolving Lender shall, to the extent of its Revolving Loan Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.2 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.2(b)) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

Section 2.7.2 Disbursements. An Issuer will notify the applicable Borrower and the Administrative Agent promptly of the presentment of any drawing under a Letter of Credit issued by such Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. on the Business Day following the Disbursement Date, the applicable Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, such payments to be made in Dollars (and in the amount which is the Dollar Equivalent of any such payment or disbursement made or denominated in an Alternate Currency) together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the Obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is a Borrower or a Subsidiary).

Section 2.7.3 Reimbursement. The obligation (a “Reimbursement Obligation”) of the Borrowers under Section 2.7.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrowers to reimburse an Issuer, each Revolving Lender’s obligation under Section 2.7.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or such Revolving Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer’s good faith opinion, such Disbursement is determined to be appropriate); provided, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrowers or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence, bad faith or willful misconduct on the part of such Issuer.

Section 2.7.4 Cash Collateralization. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuer (with a copy to the Administrative Agent) the applicable Borrowers shall Cash Collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.10(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuers and the Revolving Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Commitments, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuers as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.7.4 or Section 2.10 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Commitments (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.7.4 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuer that there exists excess Cash Collateral; provided, that, subject to Section 2.10 the Person providing Cash Collateral and each Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.7.5 Nature of Reimbursement Obligations. The Borrowers, each other Obligor and, to the extent set forth in Section 2.7.1, each Revolving Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence, bad faith or willful misconduct) shall be responsible for:

(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuer shall have been notified thereof);

(b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c) failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to demand payment under a Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any such transferee;

(d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

(e) any loss or delay in-the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit;

(f) errors in interpretation of technical terms;

(g) the misapplication or non-application by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

(h) any consequences arising from causes beyond the control of such Issuer, including any governmental acts and none of the above shall affect or impair, or prevent the vesting of, any of such Issuer’s rights or powers hereunder.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence, bad faith or willful misconduct) shall be binding upon each Obligor and each Lender, and shall not put such Issuer under any resulting liability to any Obligor or any Lender, as the case may be.

Without limiting the generality of the foregoing, each Issuer (i) may rely on any oral or other communication believed in good faith by such Issuer to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuer; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on such Issuer in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

SECTION 2.8 Register; Notes. The Register shall be maintained on the following terms.

(a) The Borrowers hereby designate the Administrative Agent to maintain a register (the “Register”) on which the Administrative Agent will record the names and addresses of the Lenders, and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time, annexed to which the relevant Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor’s Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

(b) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to, such Lender and its registered assigns in a maximum principal amount equal to such Lender’s Revolving Loan Percentage of the original applicable Commitment Amount. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

SECTION 2.9 Designated Borrowers.

(a) (i) The Company may at any time, upon not less than thirty Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate one or more Wholly Owned Subsidiaries organized under the laws of Ireland or the Kingdom of the Netherlands (each an “Applicant Borrower”), as a Designated Borrower to receive Loans denominated in either Dollars or an Alternate Currency under the Revolving Facility by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each applicable Lender) a duly executed notice and agreement in substantially the form of Exhibit H-1 (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to become a Designated Borrower, the Administrative Agent and the Lenders shall have received (i) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the ~~Administrative Agent~~Lenders (it being agreed that the forms of deliverables made on the Closing Date are reasonably satisfactory to the Administrative Agent), as may be required by the Administrative Agent in its sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require, (ii) within five Business Days’ prior to the Applicant Borrower becoming a Designated Borrower, such Patriot Act Disclosures as reasonably requested by the ~~Administrative Agent~~Lenders and (iii) if the Applicant Borrower is organized or incorporated in or under the laws of, or for applicable Tax purposes is resident of or treated as engaged in a trade or business in, any jurisdiction other than a jurisdiction in or under the laws of which at least one of the then-existing Borrowers is organized or incorporated on the date such Designated Borrower Request and Assumption Agreement is delivered to the Administrative Agent, an amendment of this Agreement (which may include, without limitation, the definition of “Non-Excluded Taxes”, Section 4.6 and any applicable representation and warranty, covenant or condition to Credit Extension) and the other Loan Documents to include such Subsidiary as a Borrower hereunder, which amendment must be as mutually agreed by the Administrative Agent, the Borrower, the applicable Applicant Borrower and each Revolving Lender and, if applicable, each Incremental Lender providing any Incremental Commitments to such Designated Borrower as of such date (provided that no such amendment shall materially adversely affect the rights of any Lender that has not consented to such amendment). Promptly following receipt of all such documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit H-2 (a “Designated Borrower Notice”) to the Company, the Issuer and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Alternate Currency Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement, subject to the modifications for such Designated Borrower, as set forth in this Section 2.9.

(ii) Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, each of the parties acknowledges and agrees that the Obligations of any Designated Borrower under this Agreement or any other Loan Document shall be several but not joint with the Obligations of the Company or any other Designated Borrower (provided that, for the avoidance of doubt, the Company shall be jointly and severally liable for the Designated Borrower Obligations). The Collateral of the Designated Borrowers shall not secure or be applied in satisfaction, by way of payment, prepayment or otherwise, of all or any portion of the Obligations of the Company.

(iii) ~~(b)~~ To the extent permitted by applicable law and so long as there are no material adverse tax consequences to the Company or its Subsidiaries, each Designated Borrower or the Company, as applicable, will cause each of its Subsidiaries (including any subsequently acquired or created Subsidiary) (i) organized under the laws of Australia, the Kingdom of the Netherlands or the United Kingdom, to execute a Subsidiary Guaranty (Foreign) guaranteeing the Obligations of such Designated Borrower and each Designated Borrower will and will cause each of such Subsidiaries to execute any documentation and take all other actions deemed reasonably necessary by the Collateral Agent to secure the Obligations of such Designated Borrower and such Subsidiaries hereunder or under such Subsidiary Guaranty (Foreign), as applicable and grant

Liens on such Person’s assets, in a manner and to the extent that a U.S. Subsidiary is required to secure the Obligations of the Company and its Obligations hereunder and under the Guaranty (Domestic) pursuant to the terms hereof (including, for the avoidance of doubt, ~~Section 6.2.4~~Sections 7.1.8, 7.1.9 and 7.1.12) and the Guaranty (Domestic), provided that, in no event shall any Designated Borrower or any Designated Subsidiary Guarantor be required to grant a Lien in favor of the Lenders on any asset located in any jurisdiction other than Australia, the Kingdom of the Netherlands or the United Kingdom and (ii) organized under the laws of Germany to execute an unsecured Subsidiary Guaranty (Foreign) guaranteeing the Obligations of such Designated Borrower, in each case, within 60 days of such acquisition or creation (or such later date as agreed to by the Administrative Agent).

(b) ~~(c)~~ Each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Alternate Currency Loans made by the Lenders, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(c) ~~(d)~~ The Company may from time to time, upon not less than thirty Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such; provided, that there are no outstanding Alternate Currency Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Alternate Currency Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Issuer and the Lenders of any such termination of a Designated Borrower’s status and the status of each Subsidiary of such Designated Borrower. Upon the termination of a Designated Borrower’s status as such, the Administrative Agent will provide such releases and other documents reasonably requested by the Company or such Designated Borrower and each Subsidiary of such Designated Borrower, as applicable, to evidence the foregoing.

SECTION 2.10 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 4.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer or any Swingline Lender hereunder; third, to Cash Collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.7.4; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.7.4; sixth, to the payment of any amounts owing to the Lenders, the Issuers or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuers or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Commitment and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the Term Facility or Revolving Facility, as applicable, without giving effect to Section 2.10(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive any Letter of Credit fees payable pursuant to Section 3.3.2 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.7.4.

(C) With respect to any commitment fee or Letter of Credit fees payable pursuant to Section 3.3.2 not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such

Defaulting Lender’s participation in Letter of Credit Commitment or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuer and each Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuer’s or such Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) All or any part of such Defaulting Lender’s participation in Letter of Credit Commitment and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Loan Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and Cash Collateralize the Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.7.4.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Swingline Lender and Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the Term Facility or Revolving Facility, as applicable (without giving effect to Section 2.10(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lenders shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.11 Increases in Commitments.

(a) The Company on behalf of itself or any one of the Tranche B-3 Borrowers, may by written notice to the Administrative Agent elect to request the establishment of one or more new term loans denominated in Dollars, an Alternate Currency or any other currency agreed to by the Company, the Administrative Agent and the Lenders providing such new term loans (the “Incremental Term Loans”) or an increase in the Revolving Loan Commitment Amount (the “Incremental Revolving Commitments”

and, together with the Incremental Term Loans, the “Incremental Commitments”) from existing Lenders (each of which shall be (A) an Eligible Assignee, (B) subject to the approval of the Administrative Agent (not to be unreasonably withheld or delayed) and (C) entitled to elect or decline, in its sole discretion, to provide such Incremental Commitments) and additional banks, financial institutions and other institutional lenders who will become Lenders in connection therewith, in an aggregate amount for all such Incremental Commitments not in excess of (i) $250,000,000 (or a principal amount equal to the Dollar Equivalent of $250,000,000) less the aggregate principal amount of Indebtedness incurred pursuant to clause (1) of Section 7.2.2(n) at or prior to such time plus (ii) additional amounts so long as, on a pro forma basis on the date of incurrence, after giving effect to the incurrence of any such Incremental Commitment (assuming the full amount of any such concurrently established Incremental Revolving Commitment is drawn) and after giving effect to any pro forma adjustments for transactions consummated in connection therewith, the Senior Secured Net Leverage Ratio does not exceed 3.00 to 1.00; provided that, to the extent any such Incremental Commitments are intended to be applied to finance a Limited Condition Acquisition, for the purposes of determining pro forma compliance with the Senior Secured Net Leverage Ratio the date of determination thereof shall, at the Company’s option, be the LCA Test Date, and if, after giving pro forma effect to the Limited Condition Acquisition and other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Reference Period ending prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such Senior Secured Net Leverage Ratio, such Senior Secured Net Leverage Ratio shall be deemed to have been complied with. Each such notice shall specify (i) the amount of the Incremental Term Loan or Incremental Revolving Commitment being requested (which shall be in minimum increments of $1,000,000 (or a principal amount equal to the Dollar Equivalent of $1,000,000) and a minimum amount of $25,000,000 (or a principal amount equal to the Dollar Equivalent of $25,000,000) or such lesser amount equal to the remaining amount of Incremental Revolving Commitments) and (ii) the date (each, an “Increased Amount Date”) on which the Company proposes that the Incremental Commitments shall be effective (which shall not be less than 10 Business Days (or such shorter period as agreed to by the Administrative Agent).

(b) Such Incremental Commitments shall become effective as of such Increased Amount Date; provided, that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Commitments; provided, that if the proceeds thereof are being used to finance a Limited Condition Acquisition, then the condition set forth in this clause (i) shall only be required to be satisfied as of the LCA Test Date; (ii) any such Incremental Term Loans (A) may rank pari passu or junior in right or payment and/or with respect to security with the Obligations or may be unsecured (subject, if applicable, to an Acceptable Intercreditor Agreement), (B) if secured, may not be secured by any assets other than Collateral, (C) if guaranteed, may not be guaranteed by any Person who is not a Guarantor and (D) if secured on a second lien or junior lien basis to the Obligations or unsecured (any such Incremental Facility, “Incremental Equivalent Debt”), such Loans will be documented in a separate facility and not in this Agreement and will be subject to an Acceptable Intercreditor Agreement (if secured) and/or Acceptable Subordination Agreement, as applicable; (iii) any such Incremental Revolving Commitments shall rank pari passu in right of payment and of security with the Revolving Loans and the Term Loans; (iv) the All-in Yield relating to the Incremental Term Loans shall be determined by the Company and the applicable Incremental Lenders; provided, that, prior to the date that is twelve (12) months after the ~~Closing~~First Amendment Effective Date, to the extent any Incremental Term Loans are pari passu in right of payment and security with the Term Loans (including for the avoidance of doubt, ~~both U.S. Dollar~~Tranche B-1 Term Loans, Tranche B-2 Term Loans and ~~Euro~~Tranche B-3 Term Loans regardless of the currency of the Incremental Term Loans) entered into on the ~~Closing~~First Amendment Effective Date, if the All-In Yield exceeds the spread with respect to any then-existing Term Loans (including for the avoidance of doubt, both ~~U.S. Dollar~~Tranche B-1 Term Loans, Tranche B-2 Term Loans and ~~Euro~~Tranche B-3 Term Loans regardless of the currency of the Incremental Term Loans) by more than 0.50% per annum, the Applicable Margin relating to such existing

Term Loans shall be adjusted so that the All-In Yield relating to such Incremental Term Loans does not exceed the interest rate (including the Applicable Margin) payable pursuant to the terms of the Credit Agreement as amended through the date of such calculation with respect to such Term Loans (other than Incremental Commitments to the extent the terms governing such Incremental Commitments do not so provide) by more than 0.50% per annum (for the avoidance of doubt, it is understood and agreed that the foregoing calculation shall be made, on any Increased Amount Date on which Incremental Term Loans denominated in both Dollars and Euros are established~~, by comparing (x) the initial yield on the Incremental Term Loans denominated in Dollars made on such Increased Amount Date to the Applicable Rate then in effect for the outstanding U.S. Dollar Term Loans denominated in Dollars made prior to such Increased Amount Date and (y) the initial yield on the Incremental Term Loans denominated in Euros made on such Increased Amount Date to the Applicable Rate then in effect for the outstanding Euro Term Loans denominated in Euros made prior to such Increased Amount Date~~); (v) the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable incremental amendment or other definitive documentation therefor; (vi) in the case of any Incremental Term Loans, the maturity date thereof shall not be earlier than the applicable Stated Term Maturity Date and the weighted average life to maturity shall be equal to or greater than the weighted average life to maturity of Term Loans; (vii) the terms and provisions of additional Revolving Loans made under Incremental Revolving Commitments shall be identical to those of the existing Revolving Loan Commitments; (viii) except as otherwise required in clauses (iv) through (vii) above, the terms of any Incremental Term Loans shall be no more favorable (taken as a whole) to the lenders providing such Incremental Term Loans than the terms of the ~~initial U.S. Dollar~~Tranche B-1 Term Loans ~~or Euro~~, Tranche B-2 Term Loans and Tranche B-3 Term Loans, as applicable (except to the extent such terms are applicable after the applicable Stated Term Maturity Date); (ix) such Incremental Term Loans or Incremental Commitments shall be effected pursuant to one or more Incremental Assumption Agreements executed and delivered by the Company, the Administrative Agent and one or more Incremental Lenders; (x) the Company shall deliver or cause to be delivered any customary legal opinions, or other documents reasonably requested by Administrative Agent in connection with any such transaction; (xi) the conditions set forth in Section 5.2.1(a) shall be satisfied; provided, however, that if the proceeds thereof are being used to finance a Limited Condition Acquisition, then the condition set forth in this clause (xi) shall be limited to customary “SunGard” representations and warranties; and (xii) all fees and expenses owing to the Administrative Agent and the Lenders in respect of such Incremental Commitments shall have been paid. Any Incremental Term Loans made on an Increased Amount Date that have terms and provisions that differ from those of the ~~U.S. Dollar~~Tranche B-1 Term Loans ~~or Euro~~, Tranche B-2 Term Loans~~, as applicable,~~ and Tranche B-3 Term Loans outstanding on the date on which such Incremental Term Loans are made shall be designated as a separate tranche (a “Tranche”) of Term Loans for all purposes of this Agreement, except as the relevant Incremental Assumption Agreement otherwise provides. For the avoidance of doubt, the rate of interest and the amortization schedule (if applicable) of any Incremental Commitments shall be determined by the Company and the applicable Incremental Lenders and shall be set forth in the applicable Incremental Assumption Agreement.

(c) On any Increased Amount Date on which any Incremental Commitment becomes effective, (i) each lender with an Incremental Commitment (each, an “Incremental Lender”) (other than with respect to Incremental Equivalent Debt) shall become a Lender hereunder with respect to such Incremental Commitment and (ii) the Incremental Lender shall be deemed to become a party to the CAM Agreement for all purposes thereof and be bound by the terms of the CAM Agreement as fully as if such Incremental Lender had executed and delivered the CAM Agreement as of the date thereof, whereupon such Incremental Lender will be bound by the terms thereof to the same extent as if it had executed and delivered the CAM Agreement as of the date thereof. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Commitments, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the increase in the Revolving Loan Commitment Amount or the Term Loan Commitment Amount, and the Administrative Agent and the Company may revise this Agreement to evidence such amendments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each increase in the Revolving Loan Commitment Amount or the Term Loan Commitment Amount. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Company, take any and all action (including pursuant to amendments as specified in this Section 2.11) as may be reasonably necessary to ensure that, upon the effectiveness of each increase in the Revolving Loan Commitment Amount (i) all Borrowings and repayments thereunder shall be made on a pro rata basis and (ii) all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Revolving Lenders.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans that are to be additional ~~U.S. Dollar~~Tranche B-1 Term Loans, Tranche B-2 Term Loans or ~~Euro~~Tranche B-3 Term Loans, as applicable, and when originally made, are included in each Borrowing of outstanding ~~U.S. Dollar~~Tranche B-1 Term Loans, Tranche B-2 Term Loans or ~~Euro~~Tranche B-3 Term Loans, as applicable, on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding Eurocurrency Rate Borrowing or EURIBOR Rate Borrowing to be converted into a Base Rate Borrowing on the date of each such Incremental Term Loan, or by allocating a portion of each such Incremental Term Loan to each outstanding applicable Eurocurrency Rate Borrowing or EURIBOR Rate Borrowing, as applicable, on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any conversion of Eurocurrency Rate Loans or EURIBOR Rate Borrowing, as applicable to Base Rate Loans made pursuant to the preceding sentence shall be subject to Section 4.4. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurocurrency Rate Borrowing or EURIBOR Rate Borrowing then, subject to Section 3.1.1, the interest rate applicable to such Incremental Term Loan for the remainder of such Interest Period shall equal the Eurocurrency Rate or EURIBOR Rate, as applicable, for a period approximately equal to the remainder of such Interest Period (as determined by the Administrative Agent two Business Days before the date such Incremental Term Loan is made) plus the Applicable Margin then in effect. In addition, to the extent any Incremental Term Loans are to be additional ~~U.S. Dollar~~Tranche B-1 Term Loans, Tranche B-2 Term Loans or ~~Euro~~Tranche B-3 Term Loans, the applicable scheduled amortization payments under Section 3.1.1 required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

SECTION 2.12 Borrower Representative. Each Borrower hereby designates and appoints the Company as its representative and agent on its behalf for all purposes under the Loan Documents, including requests for Loans, selection of interest rate options, issuing and delivering Borrowing Requests, Interest Election Requests, delivery or receipt of communications, receipt and payment of Obligations, giving instructions with respect to the disbursement of the proceeds of the Loans, requests for waivers, amendments or other accommodations, giving and receiving all other notices, certifications and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower under the Loan Documents, and all other dealings with the Administrative Agent, any Lender or any Issuer. The Company hereby accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by the Company on behalf of any Borrower. The Administrative Agent, the Lenders and the Issuers may give any notice to or communication with a

Borrower hereunder to the Company on behalf of such Borrower. Each of the Administrative Agent and the Lenders shall have the right, in its discretion, to deal exclusively with the Company for any or all purposes under the Loan Documents. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by the Company shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments; Application. The Borrowers agree that the Loans shall be repaid and prepaid, subject to Sections 2.9(a)(ii) and 10.25.1(b), pursuant to the following terms.

Section 3.1.1 Repayments and Prepayments. The Borrowers shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

(a) From time to time on any Business Day, the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any:

(i) Loans (other than Swingline Loans); provided, that

(A) any such prepayment shall be made pro rata among Loans of the same type and denominated in the same Currency, if applicable, having the same Interest Period of all Lenders that have made such Loans, and in the case of Term Loans, applied to the remaining amortization payments in such amounts as the Borrowers shall determine;

(B) no such prepayment of any Eurocurrency Loan or EURIBOR Loan may be made on any day other than the last day of the Interest Period for such Loan unless payments required, if any, pursuant to Section 4.4 are made;

(C) a written notice of each such voluntary prepayment with respect to any Loan shall be received by the Administrative Agent by 12:00 noon, in the case of Base Rate Loans, at least one Business Day prior to the date of such prepayment, and in the case of Eurocurrency Loans or EURIBOR Loans, at least three Business Days’ prior to the date of such prepayment;

(D) all such voluntary partial prepayments shall, in the case of Base Rate Loans, be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000, and in the case of Eurocurrency Loans or EURIBOR Loans, be in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000; and

(E) all such voluntary prepayments shall be accompanied by all accrued interest thereon; and

(ii) Swingline Loans; provided, that (A) all such voluntary prepayments shall require prior telephonic notice to the applicable Swingline Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter), (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 and (C) no such prepayment of any Daily LIBOR Rate Loans may be made on any day other than the maturity date for such Loan unless payments required, if any, pursuant to Section 4.4 are made.

(b) On each date when the aggregate Revolving Exposure of all Revolving Lenders exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrowers shall make a mandatory prepayment of Revolving Loans or Swingline Loans (or both) and, if necessary, Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to such excess; provided, that no such mandatory prepayment will be required if the aggregate Revolving Exposure is in excess of up to 105% of the Revolving Loan Commitment Amount solely as a result of fluctuations in exchange rates.

(c) The ~~U.S. Dollar~~Tranche B-1 Term Loans shall be payable in equal consecutive quarterly installments commencing on the last Business Day of each March, June, September and December following the ~~Closing~~First Amendment Effective Date, commencing with June 30, ~~2017~~2018, in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of the ~~U.S. Dollar~~Tranche B-1 Term Loans in effect on the ~~Closing~~First Amendment Effective Date (as adjusted to reflect any prepayments thereof), with the remaining balance thereof payable on the ~~U.S. Dollar~~Tranche B-1 Term Loan Maturity Date.

(d) The ~~Euro~~Tranche B-2 Term Loans shall be payable in equal consecutive quarterly installments commencing on the last Business Day of each March, June, September and December following the ~~Closing~~First Amendment Effective Date, commencing with June 30, ~~2017~~2018, in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of the ~~Euro~~Tranche B-2 Term Loans in effect on the ~~Closing~~First Amendment Effective Date (as adjusted to reflect any prepayments thereof), with the remaining balance thereof payable on the ~~Euro~~Tranche B-2 Term Loan Maturity Date.

(e) The Tranche B-3 Term Loans shall be payable in equal consecutive quarterly installments commencing on the last Business Day of each March, June, September and December following the First Amendment Effective Date, commencing with June 30, 2018, in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of the Tranche B-3 Term Loans in effect on the First Amendment Effective Date (as adjusted to reflect any prepayments thereof), with the remaining balance thereof payable on the Tranche B-3 Term Loan Maturity Date.

(f) ~~(e)~~ Concurrently with the receipt by the Company or any Subsidiary of any Net Debt Proceeds, the Company shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2.

(g) ~~(f)~~ With respect to Net Disposition Proceeds and Net Casualty Proceeds, within ten Business Days following receipt by the Company or any Subsidiary of any Net Disposition Proceeds resulting from Dispositions made pursuant to Section 7.2.8(c) or any Net Casualty Proceeds in excess of a cumulative amount of $1,000,000 in any Fiscal Year, the Company shall deliver to the Administrative Agent a calculation of the amount of such proceeds and the Company shall make, or cause to be made, a mandatory prepayment of the Loans as set forth in Section 3.1.2 in an amount equal to the Applicable Net Proceeds Percentage of such Net Disposition Proceeds or Net Casualty Proceeds; provided, that upon written notice by the Company to the Administrative Agent not more than ten Business Days following receipt of any Net Disposition Proceeds resulting from a Disposition or series of related Dispositions or receipt of any Net Casualty Proceeds (in each case, so long as no Event of Default has occurred and is continuing), such proceeds may be retained by the Company and its Subsidiaries (which retained proceeds (i) shall be excluded from the prepayment requirements of this clause and (ii) may, in the Company’s discretion, be used to repay the outstanding Revolving Loans without a corresponding permanent reduction of the Revolving Loan Commitment Amount pending reinvestment in accordance with the terms hereof) if:

(i) the Company informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of its Subsidiaries to apply) such Net Disposition Proceeds or Net Casualty Proceeds to the acquisition of other assets or properties; and

(ii) within one year following the receipt of such Net Disposition Proceeds or such Net Casualty Proceeds, such proceeds are applied or committed to such application.

The amount of such retained Net Disposition Proceeds or retained Net Casualty Proceeds unused or uncommitted after such one year period shall be applied to prepay the Loans as set forth in Section 3.1.2. Notwithstanding the foregoing, in the event that the application of Net Disposition Proceeds or Net Casualty Proceeds by any Foreign Subsidiary to repay the Loans as required by this clause would result in a materially increased Tax liability for the Company (as reasonably determined by the Company in consultation with the Administrative Agent), such Foreign Subsidiary shall not be required to apply such Net Disposition Proceeds or such Net Casualty Proceeds to prepay the Loans.

(h) ~~(g)~~ With respect to Excess Cash Flow for any Fiscal Year of the Company (commencing with the Fiscal Year ending December 31, 2017), no later than 90 days after the end of such Fiscal Year (the “Excess Cash Flow Prepayment Date”), the Company shall deliver to the Administrative Agent a calculation of the amount of such Excess Cash Flow and the Company shall make, or cause to be made, a mandatory prepayment of the Loans to be applied as set forth in Section 3.1.2 in an amount equal to (i) the sum of the Applicable ECF Percentage multiplied by such Excess Cash Flow, if any, for such Fiscal Year, minus (ii) voluntary prepayments of the Loans made with internally generated cash during such Fiscal Year or thereafter prior to the Excess Cash Flow Prepayment Date (without duplication between Fiscal Years) (excluding repayments of Revolving Loans or Swingline Loans, except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments).

(i) ~~(h)~~ Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrowers shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

Section 3.1.2 Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

(a) Subject to clause (b) set forth below, each prepayment or repayment of the principal of the Loans made pursuant to Section 3.1.1 (~~e), (~~f), (g) and (~~g~~h) shall be applied, to the extent of such prepayment or repayment, subject to the terms of Section 4.4, (i) first, pro rata to a mandatory prepayment of the outstanding principal amount of all Term Loans (with the amount of such prepayment of the Term Loans being applied in direct order of maturity in accordance with the amount of each remaining Term Loan amortization payment), (ii) second, once all Term Loans have been repaid in full, to the repayment of any outstanding Revolving Loans (without a corresponding reduction to the Revolving Loan Commitment Amount); and third, to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

(b) Subject to Section 3.1.2(a), if the amount of any mandatory prepayment to be applied to outstanding Revolving Loans is in excess of the total amount of outstanding Revolving Loans at the time of such prepayment, such excess amount may be retained by the Company and the Subsidiaries to be used for general corporate purposes to the extent not otherwise prohibited by this Agreement. The Company shall give prior written notice to the Administrative Agent of any mandatory prepayment made in connection with clause (~~e~~f) of Section 3.1.1 (including the date and an estimate of the aggregate amount of such mandatory prepayment) at least five Business Days prior thereto; provided, that the failure to give such notice shall not relieve the Company of its obligations to make such mandatory prepayments.

Notwithstanding the foregoing, each Lender may reject all or a portion of its pro rata share of any prepayment or repayment of the principal of the Term Loans made pursuant to Section 3.1.1 (~~e), (~~f), (g) and (~~g~~h) by providing written notice to the Administrative Agent and the Company no later than 3:00 p.m. two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Such notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such notice to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans.

Section 3.1.3 Prepayment Premium. If (a) any amendment, supplement, amendment and restatement or other modification of this Agreement is effected prior to the date that is six months after the ~~Closing~~First Amendment Effective Date or (b) all (but not less than all) of the principal outstanding amount of the ~~U.S. Dollar~~Tranche B-1 Term Loans, the Tranche B-2 Term Loans or the ~~Euro~~Tranche B-3 Term Loans are voluntarily prepaid on or prior to the date that is six months after the ~~Closing~~First Amendment Effective Date, in either case, in connection with any Repricing Transaction, the Company or the Tranche B-3 Borrowers, as applicable, shall pay (x) the Administrative Agent, for the ratable benefit of the ~~U.S. Dollar~~applicable Term Loan Lenders ~~or the Euro Term Loan Lenders, as applicable~~, a prepayment premium in an amount equal to 1% of the aggregate principal amount of the ~~U.S. Dollar~~Tranche B-1 Term Loans, the Tranche B-2 Term Loans or the ~~Euro~~Tranche B-3 Term Loans~~, as applicable,~~ then repaid, refinanced or amended (the “Prepayment Premium”).

SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.

Section 3.2.1 Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, ~~(A) the Euro Term Loans shall accrue interest as a EURIBOR Loan, at a rate per annum, during each Interest Period applicable thereto, equal to the sum of the Adjusted EURIBOR Rate for such Interest Period plus the Applicable Margin and (B~~) the Borrowers may elect that the Loans ~~(other than the Euro Term Loans)~~ comprising a Borrowing accrue interest at a rate per annum:

(a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided, that Swingline Loans made as Base Rate Loans shall always accrue interest at the Alternate Base Rate plus the then effective Applicable Margin for Revolving Loans maintained as Base Rate Loans;

(b) on that portion maintained from time to time as a Daily LIBOR Rate Loan, equal to the sum of the Daily LIBOR Rate from time to time in effect plus the Applicable Margin for Eurocurrency Loans; and

(c) on that portion maintained as a Eurocurrency Loan, during each Interest Period applicable thereto, equal to the sum of the Adjusted Eurocurrency Rate applicable to the Currency in which such Loans are denominated for such Interest Period plus the Applicable Margin.

All Eurocurrency Loans and EURIBOR Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Loan or EURIBOR Loan.

Section 3.2.2 Post-Default Rates. After the date any Event of Default has occurred and for so long as such Event of Default is continuing, each Borrower, as applicable, shall pay (in the applicable Currency) automatically (in the case of an Event of Default under Section 8.1.1 or Section 8.1.9) or otherwise, at the election of the Administrative Agent or the Required Lenders, but only to the extent permitted by law, interest (after as well as before judgment) on all outstanding Obligations (other than any Hedging Obligations or Cash Management Obligations) at a rate per annum equal to (a) in the case of principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and such other monetary Obligations, the Alternate Base Rate from time to time in effect, plus the Applicable Margin for Loans accruing interest at the Alternate Base Rate, plus a margin of 2% per annum.

Section 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

(a) on the Stated Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

(d) with respect to Eurocurrency Loans and EURIBOR Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

(e) with respect to any Base Rate Loans converted into Eurocurrency Loans, on a day when interest would not otherwise have been payable pursuant to clause (c) on the date of such conversion;

(f) with respect to any Daily LIBOR Rate Loan, at the end of each month; and

(g) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

(h) Interest accrued on Loans or other monetary Obligations (other than Hedging Obligations and Cash Management Obligations) after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3 Fees. The Company agrees to pay the fees set forth below. All such fees shall be non-refundable.

Section 3.3.1 Commitment Fees. The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender (other than Defaulting Lenders), for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers’ inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee on such Lender’s Revolving Loan Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) in an amount set forth in the definition of Applicable Margin. The making of Swingline Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Company to the Lenders; provided, that only for purposes of calculating such commitment fee payable to a Revolving Lender that is also a Swingline Lender, the outstanding amount of Swingline Loans shall be deemed to be borrowed amounts under such Revolving Lender’s Revolving Loan Commitment. All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Company in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, and on the Revolving Loan Commitment Termination Date.

Section 3.3.2 Letter of Credit Fees.

(a) ~~The~~Subject to Sections 2.9(a)(ii) and 10.25.1(b), the Borrowers agree to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each Revolving Lender (other than Defaulting Lenders), a Letter of Credit fee in a per annum amount denominated in Dollars and equal to the then effective Applicable Margin for Revolving Loans maintained as Eurocurrency Loans, multiplied by the Stated Amount of each such Letter of Credit made in respect of the Revolving Loan Commitment, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each such Letter of Credit and on the Revolving Loan Commitment Termination Date, in each case such fee being paid in the currency in which the applicable Letter of Credit was issued.

(b) ~~The~~Subject to Sections 2.9(a)(ii) and 10.25.1(b), the Borrowers agree to pay directly to each Issuer a fee in respect of each Letter of Credit issued by it (a “Fronting Fee”), computed for each day at a rate per annum equal to 0.125% of the Stated Amount of such Letter of Credit issued by such Issuer which is outstanding on such day, together with customary issuance and administration fees of the Issuer. Accrued Fronting Fees and such customary issuance and administration fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Stated Maturity Date for Revolving Loans (to the extent such Letter of Credit remains outstanding).

All Letter of Credit fees payable pursuant to this Section shall be calculated on a year comprised of 360 days.

ARTICLE IV

CERTAIN EUROCURRENCY AND OTHER PROVISIONS

SECTION 4.1 Eurocurrency Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a Eurocurrency Loan or EURIBOR Loan, the obligations of such Lender to make, continue or convert any such Eurocurrency Loan or EURIBOR Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and (a) all outstanding Eurocurrency Loans denominated in Dollars payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion, and (b) all Eurocurrency Loans or EURIBOR Loans denominated in any Alternate Currency shall automatically become due and payable at the end of the then current Interest Periods with respect thereto or sooner, if required by applicable law.

SECTION 4.2 Deposits Unavailable. If prior to the commencement of any Interest Period for an Eurocurrency Loan or EURIBOR Loan (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate or EURIBOR Rate for a Loan in the applicable currency or for the applicable Interest Period; or (ii) the Administrative Agent is advised by the Required Lenders that the Eurocurrency Rate or EURIBOR Rate for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) for such Interest Period, then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any interest election request that requests the conversion of any Eurocurrency Loan, or continuation of any Eurocurrency Loan in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (B) if such Loan is requested in USD, such Loan shall be made as a Base Rate Loan and (C) if such Loan is requested in any Alternate Currency, then the Eurocurrency Rate for such Eurocurrency Loan, or the EURIBOR Rate for such EURIBOR Loan, as applicable, shall be at the COF Rate; provided, that no Lender shall have any obligation to disclose or use such Lender’s COF Rate; provided, further, that (x) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the applicable Borrower for Eurocurrency Loans may be made to Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one type of Loans, then the other type of Loans shall be permitted.

SECTION 4.3 Increased Eurocurrency Loan Costs, etc. If any Change in Law shall (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuer or (b) impose on any Lender or any Issuer or the London interbank market any other condition, cost or expense (except for such changes with respect to increased capital costs and Taxes which are governed by Section 4.5) affecting this Agreement or Eurocurrency Loans or EURIBOR Loans made by such Lender or any Letter of Credit or participation therein, and, in the case of either clause (a) or (b), the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuer or other Recipient, the applicable Borrower will pay to such Lender, Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the ~~Borrowers~~applicable Borrower directly to such Secured Party within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make any Swingline Loan as a Daily LIBOR Rate Loan or to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurocurrency Loan) as a result of

(a) any (i) conversion or repayment or prepayment of the principal amount of any Eurocurrency Loan or EURIBOR Loan on a date other than the scheduled last day of the Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), or (ii) repayment or prepayment of any Daily LIBOR Rate Loan on a date other than the applicable maturity date thereof, in each case, whether pursuant to Article III or otherwise;

(b) any Loans not being made as Daily LIBOR Rate, Eurocurrency Loans or EURIBOR Loans in accordance with the Borrowing Request therefor; or

(c) any Loans not being continued as, or converted into, Eurocurrency Loans in accordance with the Continuation/Conversion Notice therefor;

(d) then, upon the written notice of such Lender to the ~~Borrowers, the Borrowers~~applicable Borrower, such Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the ~~Borrowers~~applicable Borrower.

SECTION 4.5 Increased Capital Costs

(a) If any Change In Law affects or would affect the amount of capital or liquidity required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the ~~Borrowers, the Borrowers~~applicable Borrower, such Borrower shall within five Business Days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

(b) Further, if any Change in Law subjects any Secured Party or any Person controlling such Secured Party to any Tax with respect to this Agreement or any obligation or right hereunder, or changes the basis of taxation of payments to such Secured Party or any person controlling such Secured Party in respect thereof, (except for (i) Non-Excluded Taxes, (ii) Taxes which would be indemnifiable under Section 4.6 but for clauses (b) though (d) of the definition of Non-Excluded Taxes and (iii) Connection Income Taxes), the Company or the Tranche B-3 Borrowers, as applicable, shall pay to such party additional amounts sufficient to compensate such party for such Tax.

SECTION 4.6 Taxes. The Company and each Tranche B-3 Borrower covenants and agrees as follows with respect to Taxes.

(a) Any and all payments by or on behalf of an Obligor under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, unless required by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Recipient under any Loan Document (as determined in the good faith discretion of an applicable withholding agent), then:

(i) if such Taxes are Non-Excluded Taxes, the amount payable by the ~~Borrowers~~applicable Borrower shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes (including any Taxes on such increased amounts), in an amount equal to the sum the Recipient would have received had no such deduction or withholding been made; and

(ii) the applicable withholding agent shall be entitled to withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i) of this Section) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

(b) In addition, the ~~Borrowers~~applicable Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

(c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Obligor shall furnish to the Administrative Agent an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

(d) Each U.S. Borrower and U.S. Loan Party shall jointly and severally indemnify each Recipient with respect to a U.S. Borrower, and each U.S. Loan Party and Non-U.S. Loan Party shall severally indemnify each Recipient with respect to any Designated Borrower or Tranche B-3 Borrower, as applicable, within 10 days after demand therefor, for any Non-Excluded Taxes and Other Taxes payable or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Obligors acknowledge that any payment made to the Administrative Agent or any Recipient or to any Governmental Authority in respect of the indemnification obligations of the Obligors provided in this clause (d) shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.6(e)(i) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, each Non-U.S. Lender with respect to the Obligations of a U.S. Borrower, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the applicable Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), shall deliver to the Company and the Administrative Agent, either (i) two duly completed copies of either (A) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (B) IRS Form W-8ECI, W-8EXP or W-8IMY (together with any required attachments), or in any case an applicable successor form; or (ii) (A) a certificate to the effect that such Non-U.S. Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (z) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (B) two duly completed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form.

(ii) Any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subparagraph (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) All amounts set out or expressed hereunder or under the other Loan Documents to be payable to any Secured Party by another party to the agreement hereunder or to the other Loan Documents (a “Party”) which (in whole or in part) constitute the consideration for a supply or supplies for value added tax (“VAT”) purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (g) below, if VAT is or becomes chargeable on any supply made by any Secured Party to any Party under the agreement hereunder or under the Other Loan Documents, that Party shall pay to the Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Secured Party shall promptly provide an appropriate VAT invoice to such Party).

(g) If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “VAT Recipient”) under the agreement hereunder or under the other Loan Documents, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of the agreement hereunder and the other Loan Documents to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the VAT Recipient from the relevant tax authority which the VAT Recipient reasonably determines is in respect of such VAT.

(h) Where the agreement hereunder and any other Loan Document requires any Party to reimburse or indemnify a Secured Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(i) In relation to any supply made by a Secured Party to any party under a Loan Document, if reasonably requested by such Secured Party, that party must promptly provide such Secured Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Secured Party’s VAT reporting requirements in relation to such supply.

(j) Any reference in paragraphs (f) to (i) to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union.

(k) ~~(f)~~ Solely for purposes of this Section 4.6, the term “Lender” includes any Issuer and the term “applicable law” includes FATCA.

SECTION 4.7 Payments, Computations; Proceeds of Collateral, etc.

(a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 12:00 noon on the date due in same day or immediately available funds, in the applicable Currency, to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall, in the sole discretion of the Administrative Agent, be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on Eurocurrency Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days); provided, that to the extent the current market practice is to compute interest and/or fees in respect of any Alternate Currency or any Loan denominated in any Alternate Currency in a manner other than as set forth above, all interest and fees hereunder shall be computed on the basis of such market practice, as certified to the Borrowers by the Administrative Agent. Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of “Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon, all or any part of the collateral securing the Obligations, which proceeds shall be paid over to the Administrative Agent) or under applicable law shall be applied upon receipt by the Administrative Agent to the Obligations as follows:

(i) first ratably to the payment of all Obligations owing to the Agents, in their capacity as Agents (including the fees and expenses of counsel to the Agents),

(ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash,

(iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, the aggregate Reimbursement Obligations then owing, the Cash Collateralization for contingent liabilities under Letter of Credit Outstandings, the Cash Management Obligations and the credit exposure owing to Secured Parties under Rate Protection Agreements,

(iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Secured Parties, and

(v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus.

For purposes of clause (b)(iii), the “credit exposure” at any time of any Secured Party with respect to a Rate Protection Agreement to which such Secured Party is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate (or, if applicable, currency) movements and the respective termination provisions and notional principal amount and term of such Rate Protection Agreement.

SECTION 4.8 Sharing of Payments. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, if any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured

Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party’s ratable share (according to the proportion of (a) the amount of such selling Secured Party’s required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrowers agree that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9 Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in Section 8.1.1 or clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party; provided, that any such appropriation and application shall be subject to the provisions of Section 4.8 and Sections 2.9(a)(ii) and 10.25.1(b). Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agent after any such appropriation and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

SECTION 4.10 Mitigation Obligations; Removal of Lenders.

(a) If any Lender requests compensation under Section 4.5(a), or if any Borrower is required to pay any Non-Excluded Taxes or Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.5(b), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 4.5(a) or 4.5(b), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender (an “Affected Lender”) (i) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, (ii) makes a demand upon the Company or any Tranche B-3 Borrower for (or if the Company ~~is~~or any Tranche B-

3 Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 (and the payment of such amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Company than with respect to the other Lenders), or gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender’s Eurocurrency Loans to Base Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, Eurocurrency Loans, or (iii) becomes a Defaulting Lender, the Company may, within 30 days of such consent by the Required Lenders, such receipt by the Company ~~of~~or any Tranche B-3 Borrower of such demand or notice or such Lender becoming a Defaulting Lender, as the case may be, give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, Commitments and/or Notes to an Eligible Assignee (a “Replacement Lender”) designated in such Replacement Notice; provided, that no Replacement Notice may be given by the Company if (A) such replacement conflicts with any applicable law or regulation, (B) any Event of Default (other than, in the case of the replacement of a Defaulting Lender, as a result of the failure of the Company to satisfy its cash collateralization obligations pursuant to Section 2.10(b)) shall have occurred and be continuing at the time of such replacement or (C) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Company and such Affected Lender in writing that the Replacement Lender is reasonably satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11, the portion of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) designated in the Replacement Notice to such Replacement Lender; provided, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, (B) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender’s Loans designated in the Replacement Notice and/or its Revolving Loan Percentage of outstanding Reimbursement Obligations, as applicable, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder and (~~iii~~C) the Company or any Tranche B-3 Borrower, as applicable, shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11). Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

ARTICLE V

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSION

The effectiveness of the Credit Agreement shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent:

SECTION 5.1 Effectiveness. On the Closing Date:

Section 5.1.1 Resolutions, etc. The Administrative Agent shall have received from the Company (a) a copy of good standing certificates, dated a date reasonably close to the Closing Date, for the Company and each other Obligor and (b) a certificate, dated as of the Closing Date duly executed and delivered by each Obligor’s Secretary or Assistant Secretary, any director, managing member or general partner, as applicable, as to:

(a) resolutions of such Person’s board of directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transactions applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b) the incumbency and signatures of those of its officers, directors, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

(c) the full force and validity of each Organic Document of such Person (and copies of all amendments thereof, if any, since the Closing Date);

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, any director, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

Section 5.1.2 Organization and Capital Structure. The organizational structure and capital structure of the Company and its Subsidiaries shall be as set forth in Item 5.1.2 of the Disclosure Schedule.

Section 5.1.3 Closing Date Certificate. The Administrative Agent shall have received a certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of each Borrower, in which certificate such Borrower shall agree and acknowledge that the statements made herein shall be deemed to be true and correct representations and warranties of such Borrower in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date) (the “Closing Date Certificate”). All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

Section 5.1.4 Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender’s Notes duly executed and delivered by an Authorized Officer of the Borrowers.

Section 5.1.5 Solvency. The Administrative Agent shall have received a solvency certificate, dated as of the Closing Date and duly executed and delivered by the chief financial officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent.

Section 5.1.6 No Litigation. The Administrative Agent shall have received a certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all requisite governmental authorities and third parties shall have approved or consented to the Transactions to the extent required or to the extent failure to obtain such approvals or consents would not reasonably be expected to cause a Material Adverse Effect, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to materially restrain, prevent or impose burdensome conditions on the Transactions.

Section 5.1.7 Guarantees. The Administrative Agent shall have received the Subsidiary Guaranty, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Company and each Subsidiary Guarantor, in each case, to the extent required by Section 2.9 and Section 7.1.8.

Section 5.1.8 Pledge and Security Agreement.

(a) The Administrative Agent shall have received the Pledge and Security Agreement, dated as of the Closing Date and duly executed and delivered by the Company and each U.S. Subsidiary (other than an SPV, an Excluded Subsidiary or an Immaterial Subsidiary), together with (in each case except as described in Section 7.1.12):

(i) certificates (in the case of Capital Securities that are securities (as defined in the UCC) evidencing all of the issued and outstanding Capital Securities owned by each Obligor in its U.S. Subsidiaries (other than an SPV, an Excluded Subsidiary or an Immaterial Subsidiary) and except for any SPV, Immaterial Subsidiary or Excluded Subsidiary, the issued and outstanding Voting Securities of each Foreign Subsidiary (together with all the issued and outstanding non-voting Capital Securities of such Foreign Subsidiary ) directly owned by the Company or any U.S. Subsidiary, but with respect to the Obligations of a U.S. Borrower, only to the extent the total Voting Securities of any CFC, DRE Holdco or Foreign Sub Holdco delivered does not exceed 65% of the outstanding total Voting Securities of such CFC, DRE Holdco or Foreign Sub Holdco, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Capital Securities that are uncertificated securities (as defined in the UCC)), confirmation and evidence reasonably satisfactory to the Agents that the security interest therein has been transferred to and perfected by the Collateral Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities;

(ii) Filing Statements suitable in form for naming the Company and each Subsidiary Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests of the Collateral Agent pursuant to the Pledge and Security Agreement;

(iii) a Perfection Certificate with respect to the Obligors dated the Closing Date and duly executed by an Authorized Officer of each Obligor, and shall have received the results of a search of the UCC filings (or equivalent filings) made with respect to the Obligors in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 7.2.3 or have been or will be contemporaneously released or terminated.

Section 5.1.9 Intellectual Property Security Agreements. The Administrative Agent shall have received a Patent Security Agreement, all applicable Copyright Security Agreements and all applicable

Trademark Security Agreements, each dated as of the Closing Date and duly executed and delivered by each Obligor that, pursuant to the Pledge and Security Agreement, is required to provide such intellectual property security agreements (the “Intellectual Property Security Agreements”) to the Collateral Agent.

Section 5.1.10 UCC Financing Statements. All Filing Statements shall have been delivered to a filing service company acceptable to the Agents.

Section 5.1.11 Insurance. The Administrative Agent shall have received a certificate, reasonably satisfactory to the Administrative Agent, from the Company’s insurance broker(s), dated as of (or a date reasonably near) the Closing Date relating to each insurance policy required to be maintained pursuant to Section 7.1.4, identifying types of insurance and insurance limits of each such insurance policy and naming the Collateral Agent as additional insured or loss payee on behalf of the Secured Parties to the extent required under Section 7.1.4.

Section 5.1.12 Opinions of Counsel. The Administrative Agent shall have received opinions, each dated the Closing Date and addressed to the Agents, the Issuer and all Lenders, from:

(a) Jones Day, Ohio, Delaware, New York and Pennsylvania counsel to the Obligors, in form and substance reasonably satisfactory to the Administrative Agent; and

(b) local counsel to the Obligors in each other jurisdiction in which an Obligor is organized, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Section 5.1.13 Patriot Act Disclosures. Within five Business Days’ prior to the Closing Date, the Administrative Agent shall have received copies of all Patriot Act Disclosures as reasonably requested by the Administrative Agent.

Section 5.1.14 Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each other Person entitled thereto, as the case may be, all fees, costs and expenses (i) due and payable pursuant to Sections 3.3 and, if then invoiced, 10.3 and (ii) contemplated by the Engagement Letter or as otherwise agreed between the Borrower and the Administrative Agent, Joint Lead Arrangers, Joint Bookrunners, Syndication Agents or Lenders.

Section 5.1.15 Termination of Existing Credit Agreement. All amounts due or outstanding in respect of the Existing Credit Agreement shall have been (or substantially simultaneously with the closing under the Credit Facilities shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and security (if any) therefor discharged and released (the “Refinancing”). After giving effect to the Transactions, the Company and its Subsidiaries shall have outstanding no Indebtedness other than (i) the Loans and other extensions of credit hereunder, (ii) the Notes and (iii) other Indebtedness permitted under Section 7.2.2.

Section 5.1.16 Credit Documentation. The Administrative Agent shall have received the Credit Agreement, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of each Loan Party.

Section 5.1.17 [Reserved].

Section 5.1.18 Financial Statements. The Administrative Agent shall have received from the Company (i) the audited consolidated balance sheets as of December 31, 2013, December 31, 2014 and December 31, 2015 and the related audited statements of income and cash flows of the Company and its Subsidiaries for the Fiscal Years ended December 31, 2013, December 31, 2014, and December 31, 2015

and the related statements of income and of cash flows for the Fiscal Years ended on such dates, (ii) the unaudited consolidated balance sheets and the related unaudited statements of operations and cash flows of the Company and its Subsidiaries, in each case, for each Fiscal Quarter of the Company ended on or after September 30, 2016 and at least 45 days prior to the Closing Date, and (iii) the unaudited pro forma balance sheet of the Company and its Subsidiaries as of and for the Fiscal Year ended December 31, 2015 and for the interim Fiscal Quarters ending at least 45 days prior the Closing Date, in each case meeting the requirements of Regulation S-X (with such adjustments or exceptions as are reasonably acceptable to the agent) and giving effect to the Transactions. The Administrative Agent hereby acknowledges receipt of (x) the audited financial statements referred to in clause (i) above, (y) unaudited financial statements for the Fiscal Quarter ended September 30, 2016 referred to in clause (ii) above and (z) the unaudited pro forma financial information referred to in clause (iii) above for the Fiscal Year ended December 31, 2015.

SECTION 5.2 All Credit Extensions. On the date of each Credit Extension:

Section 5.2.1 Compliance with Warranties, No Default, etc. Subject to Section 2.11, both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

(a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date); and

(b) no Default or Event of Default shall have then occurred and be continuing.

Section 5.2.2 Credit Extension Request, etc. Subject to Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrowers of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrowers that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants to each Secured Party on the Closing Date and on each other date required pursuant to the Loan Documents as set forth in this Article; provided, that, except with respect to Sections 6.5, 6.13 and 6.16, Article VI shall not apply to any SPV.

SECTION 6.1 Organization, etc. Each Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (unless the failure to be in good standing and/or so qualified could not reasonably be expected to have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor’s participation in the consummation of all aspects of the Transactions, and the execution, delivery and performance by any Borrower or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the Transactions are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not

(a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or

(b) result in (i) or require the creation or imposition of, any Lien on any Obligor’s properties (except as permitted by this Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.

SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the consummation of the Transactions or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party. Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.4 Validity, etc. Each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 6.5 Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Company and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP in all material respects consistently applied, and do or will present fairly, in all material respects, the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided, that unaudited financial statements of the Company and its Subsidiaries have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments.

SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the financial condition, results of operations, assets, business or properties of the Company and its Subsidiaries, taken as a whole, since December 31, 2015.

SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened litigation, action, proceeding, labor controversy or investigation except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Company any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.8 Subsidiaries. The Company has no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.7.

SECTION 6.9 Ownership of Properties. The Company and each of its Subsidiaries owns (a) in the case of owned real property, good and marketable fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3.

SECTION 6.10 Taxes; Other Laws.

(a) The Company and each of its Subsidiaries has filed all Tax returns and reports required by law to have been filed by it and has paid all Taxes due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, or except where a failure to so file and/or pay could not reasonably be expected to have a Material Adverse Effect. There is no proposed or pending Tax assessment against the Company or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

(b) Each Obligor is in compliance in all material respects with the requirements of all applicable laws (including, but not limited to, the Patriot Act) and all orders, writs, injunctions and decrees applicable to it or to its properties (except for Environmental Laws which are the subject of Section 6.12), except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) As of the ~~date hereof~~Closing Date, except as disclosed on Item 6.10(c) of the Disclosure Schedules, no Obligor is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Obligor that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of each Obligor are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters where such violation could reasonably be expected to have a Material Adverse Effect.

SECTION 6.11 Pension and Welfare Plans. Except in each case as would not reasonably be expected to have a Material Adverse Effect, (a) each of the Company and its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and the laws applicable to any Foreign Plan, (b) no ERISA Event has occurred or is reasonably expected to occur, and (c) the Company and each of its ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that is subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 6.12 Environmental Warranties. Except as set forth in Item 6.12 of the Disclosure Schedule:

(a) the Company and its Subsidiaries, during the period from and after the date five years prior to the Closing Date have been, and continue to be, in material compliance with all Environmental Laws except where noncompliance does not have, individually or in the aggregate, or could not reasonably be expected to have, a Material Adverse Effect;

(b) there are no material pending or threatened (i) claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any actual or alleged violation of any Environmental Law or Release of, or exposure to, any Hazardous Materials, or (ii) claims, complaints, notices, requests for information or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law, that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

(c) there have been no Releases of Hazardous Materials at, on or under any property currently or previously owned, operated or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

(d) the Company and its Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations issued pursuant to Environmental Law or otherwise relating to environmental matters;

(e) no property currently or, to the knowledge of the Company, previously owned, operated or leased by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

(f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property currently or previously owned, operated or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

(g) neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

(h) there are no polychlorinated biphenyls or asbestos present at any property currently or previously owned, operated or leased by the Company or any Subsidiary that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

(i) no conditions exist at, on or under any property currently owned, operated or leased by the Company or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law and that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 6.13 Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transactions), when taken as a whole, contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not materially misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party, when taken as a whole, will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not materially misleading on the date as of which such information is dated or certified.

SECTION 6.14 Regulations T, U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation T, Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.15 Solvency. The Company and its Subsidiaries, taken as a whole, on a consolidated basis, both before and after giving effect to any Credit Extensions, are Solvent.

SECTION 6.16 Anti-Corruption Laws and Sanctions. (a) The Company has policies and procedures designed and implemented to ensure, in its reasonable business judgment, compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Company and its Subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and the Designated Borrowers are not knowingly engaged in any activity that would reasonably be expected to result in any such Borrower being designated as a Sanctioned Person. None of (a) the Company, the Designated Borrowers, any Subsidiary or to the knowledge of the Company or the Designated Borrowers or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. None of the Transactions will violate Anti-Corruption Laws or applicable Sanctions.

(b) The representations and warranties given in this Section 6.16 and Section 7.2.13 shall not be made by nor apply to any German Loan Party in so far as they would violate or expose any Lender that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) or any of its Subsidiaries or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity (including without limitation EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV)).

(c) The representations and warranties set out in this SECTION 6.16 and Section 7.2.13 given by any Obligor to any Lender that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) are made only to the extent that any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) would be permitted to make such representations and warranties pursuant to EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV).

SECTION 6.17 EEA Financial Institutions~~ARTICLE VII~~ . No Loan Party is an EEA Financial Institution.

ARTICLE VII

COVENANTS

SECTION 7.1 Affirmative Covenants. Each Borrower agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries (other than any SPV, except with respect to Section 7.1.5) to perform or cause to be performed the obligations set forth below.

Section 7.1.1 Financial Information, Reports, Notices, etc. The Company will furnish each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Company and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Company (subject to normal year-end audit adjustments);

(b) as soon as available and in any event within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2017), a copy of the consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow of the Company and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants of national standing or otherwise reasonably acceptable to the Administrative Agent;

(c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Company, (i) showing the calculation of the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred and is continuing, specifying the details of such Default and the action that the Company or an Obligor has taken or proposes to take with respect thereto) and (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 2.9 and Section 7.1.8);

(d) as soon as possible and in any event within three Business Days after the Company or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Company setting forth details of such Default and the action which the Company or such Obligor has taken and proposes to take with respect thereto;

(e) as soon as possible and in any event within three Business Days after the Company or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent any Agent requests, copies of all documentation relating thereto;

(f) promptly upon (i) any officer of the Company becoming aware of the forthcoming occurrence of any ERISA Event that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Company or any ERISA Affiliate in an aggregate amount exceeding $25,000,000, a statement of an Authorized Officer of the Company setting forth details as to such ERISA Event and the action, if any, that the Company proposes to take with respect thereto; or (ii) receipt by the Company or any of its ERISA Affiliates of notice from a Multiemployer Plan sponsor concerning an ERISA Event, such notice;

(g) promptly notify the Agents and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to any non-compliance with, Environmental Laws, or otherwise brought pursuant to Environmental Law, which non-compliance would reasonably be expected to result in a Material Adverse Effect.

(h) all Patriot Act Disclosures, to the extent reasonably requested by the Administrative Agent or any of the Lenders;

(i) as soon as available and upon board approval or such other corporate approval, deliver to the Administrative Agent a detailed annual business plan and consolidated budget for the following Fiscal Year (including the Fiscal Year in which the Stated Term Maturity Date occurs) on a quarterly basis; and

(j) such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

Documents required to be delivered pursuant to this Section 7.1.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website; or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent; provided, that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that the Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender upon its request (which may be at the request of a Lender) to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 7.1.2 Maintenance of Existence; Compliance with Contracts, Laws, Anti-Corruption Laws, etc.

(a) The Company will, and will cause each of its Material Subsidiaries and each Tranche B-3 Borrower to, (i) preserve and maintain its legal existence (except as otherwise permitted by Section 7.2.7), and (ii) perform in their obligations under material agreements to which the Company or a Subsidiary is a party, and comply in all material respects with all applicable laws, rules, regulations and orders, including the filing of all Tax returns and the payment (before the same become delinquent), of all Taxes, imposed upon the Company or its Subsidiaries or upon their property except, in each case of this clause (ii), to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Company or its Subsidiaries, as applicable or to the extent such failure would not reasonably be expect to cause a Material Adverse Effect.

(b) The Company will maintain and implement policies and procedures designed, in its reasonable business judgment, to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents, in all material respects, with Anti-Corruption Laws and applicable Sanctions.

Section 7.1.3 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrowers and their Subsidiaries may be properly conducted at all times, unless any Borrower or any Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of such Borrower or any of its Subsidiaries or the Disposition of such property is otherwise permitted by Sections 7.2.7 or 7.2.8 or such failure would not reasonably be expected to result in a Material Adverse Effect.

Section 7.1.4 Insurance. The Company will, and will cause each of its Subsidiaries to maintain:

(a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrowers and their Subsidiaries; and

(b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business, except to the extent such failure would not reasonably be expected to cause a Material Adverse Effect.

Without limiting the foregoing, the Company shall cause the applicable insurance policies to name the Collateral Agent on behalf of the Secured Parties as loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, with respect to any insurance coverage of the Company or any Subsidiary Guarantor and provide that no cancellation or modification of the policies will be made without thirty days’ prior written notice to the Collateral Agent (or as otherwise reasonably acceptable to the Administrative Agent).

Section 7.1.5 Books and Records. The Company will, and will cause each of its Subsidiaries to:

(a) keep books and records in accordance with GAAP, in all material respects, which accurately reflect all of its business affairs and transactions;

(b) permit the Administrative Agent or any of its representatives, at reasonable times and intervals and upon reasonable notice to the Company, to visit each of the Company’s and its Subsidiaries’ offices, to discuss such Person’s financial matters with its officers and employees and to examine (and photocopy extracts from) any of such Person’s books and records; and

(c) afford all other Lenders and any of their respective representatives the opportunity to collectively visit the Company’s and its Subsidiaries’ offices on one day per calendar year, coordinated with the Administrative Agent (such date to be determined by the Company in consultation with the Administrative Agent and each such Lender to be given reasonable notice of such visitation date), to discuss such Person’s financial matters with its officers and employees; provided, that each such Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable notice to the Company, shall be permitted to do any of the foregoing at any time after the occurrence and during the continuation of an Event of Default.

The Company shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent’s or any Lender’s exercise of its rights pursuant to this Section.

Section 7.1.6 Environmental Law Covenant. Except as would not reasonably be expected to have a Material Adverse Effect, the Company will, and will cause each of its Subsidiaries to, use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws.

Section 7.1.7 Use of Proceeds.

The Borrowers will apply the proceeds of the Credit Extensions as follows:

(a) in the case of Loans made on the Closing Date, (i) to consummate the Refinancing, (ii) to pay the Transaction Costs and (iii) for other general corporate purposes.

(b) in the case of the Revolving Loans made after the Closing Date, for working capital and general corporate purposes of the Borrowers and the Subsidiary Guarantors, including capital expenditures and Permitted Acquisitions by such Persons, and including the repayment of outstanding Indebtedness; ~~and~~

(c) for issuing Letters of Credit for the account of the Borrowers and the Subsidiaries of the Company (in which case, the Company shall also have reimbursement obligations relating to such Letters of Credit)~~.~~; and

(d) in the case of (i) the Tranche B-1 Term Loans made on the First Amendment Effective Date, to refinance and repay all outstanding U.S. Dollar Term Loans, (ii) the Tranche B-2 Term Loans made on the First Amendment Effective Date, to refinance and repay all outstanding Euro Term Loans, and (iii) the Tranche B-3 Term Loans made on the First Amendment Effective Date, for general corporate purposes.

Section 7.1.8 Subsidiary Guarantors, Security, etc.. The Company will cause each of its Subsidiaries (including those acquired or created after the Closing Date) unless such Subsidiary is an Immaterial Subsidiary, SPV ~~or~~, Excluded Subsidiary, CFC or Foreign Sub Holdco (or a direct or indirect Subsidiary of a CFC or Foreign Sub Holdco) to, within 30 days (or such later date as agreed to by the Administrative Agent) of the acquisition or creation thereof:

~~(a) with respect to a U.S. Borrower, each Subsidiary other than a CFC or Foreign Sub Holdco (or a direct or indirect Subsidiary of a CFC or Foreign Sub Holdco) shall execute a Guaranty (Domestic) or a supplement thereto.~~

(a) execute a Guaranty (Domestic) or a supplement thereto;

(b) execute the Pledge and Security Agreement or a supplement thereto~~.~~;

(c) execute any documents, Filing Statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by the Loan Documents securing the Obligations~~.~~; and

(d) at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Company and its Subsidiaries (including personal property acquired subsequent to the Closing Date) other than any assets of any Subsidiary that is a CFC ~~(but only with respect to the Obligations of a U.S. Borrower)~~or a direct or indirect Subsidiary of a CFC, a Foreign Sub Holdco, an Immaterial Subsidiary, an SPV or an Excluded Subsidiary~~)~~; provided, that neither the Company nor any of its U.S. Subsidiaries shall be required to pledge (i) with respect to the Obligations of a U.S. Borrower, Voting Securities of a CFC, DRE Holdco or Foreign Sub Holdco to the extent that such pledge results in, in the aggregate, more than 65% of the Voting Securities of such CFC, DRE Holdco or Foreign Sub Holdco being pledged pursuant to this Agreement or (ii) the Capital Securities of any SPV, Immaterial Subsidiary or Excluded Subsidiary. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Agents, and the Company shall deliver or cause to be delivered to the Agents all such instruments and documents (including legal opinions, surveys, title insurance policies and Lien searches) as the Agents shall reasonably request to evidence compliance with this Section.

Notwithstanding the foregoing provisions of this Section, no SPV, no Excluded Subsidiary and no Immaterial Subsidiary shall be required, under any circumstances, to execute any Subsidiary Guaranty or any other Loan Document to grant Liens in any of its assets to secure the Obligations.

Section 7.1.9 Subsidiary Guarantors, Security, etc. of Designated Borrower. Each Designated Borrower will cause each of its Subsidiaries (including those acquired or created after the Closing Date) organized under the laws of Australia, the Kingdom of the Netherlands, the United Kingdom or Germany, if any, to comply with the provisions set forth in Section 2.9(~~b~~a)(ii), as applicable. For the avoidance of doubt, none of the Tranche B-3 Borrowers are “Designated Borrowers” for purposes of this Agreement.

Section 7.1.10 Cash Management. The Company will deliver to the Collateral Agent fully executed Control Agreements with respect to each Deposit Account and Securities Account of the Company and each U.S. Subsidiary that is a Subsidiary Guarantor (other than those maintained with the Collateral Agent or a Lender and accounts holding cash on deposit with metal lessors or other cash collateral) that at any time holds assets in excess of $5,000,000, in each case when such account is created or when such threshold is reached.

Section 7.1.11 Maintenance of Corporate Separateness. The Company will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors’ and shareholders’ meetings and the maintenance of corporate offices and records, in each case, in all material respect to the extent reasonably necessary to maintain their corporate separateness.

Section 7.1.12 Foreign Subsidiaries; Foreign Pledge Agreements. The Company will deliver or cause to be delivered:

(a) on or before the date that is 90 days after the Closing Date (or such later date agreed to by the Collateral Agent in its sole discretion), solely with respect to each Foreign Subsidiary directly owned by the Company or any U.S. Subsidiary, a Foreign Pledge Agreement ~~with regard to 100% of the issued and outstanding Voting Securities, or~~providing for the pledge of (i) with respect to the Obligations of a U.S. Borrower and if such Foreign Subsidiary is a CFC or Foreign Sub Holdco, 65% of

the issued and outstanding Voting Securities and 100% of the non-voting Capital Securities of such CFC or Foreign Sub Holdco directly owned by the Company or ~~any~~such U.S. Subsidiary and (ii) with respect to the Obligations of all other Borrowers, 100% of the issued and outstanding Voting Securities directly owned by the Company or such U.S. Subsidiary, in each case, duly executed and delivered by all parties thereto, or any other documents, instruments or agreements (including legal opinions) in addition thereto or in lieu thereof, and shall take all further action, in each case, as the Collateral Agent shall reasonably determine shall be necessary or advisable to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by such applicable Foreign Pledge Agreements; provided, that neither the Company nor any of its U.S. Subsidiaries shall be required to pledge the Capital Securities of any SPV, Immaterial Subsidiary or Excluded Subsidiary. In addition, to the extent the same shall not already be in the possession of the Collateral Agent, the Company will deliver or cause to be delivered on or before the date specified in the immediately preceding sentence, (i) undated instruments of transfer duly executed in blank and relating to the pledged Capital Securities of Foreign Subsidiaries currently held by the Collateral Agent and (ii) certificates (in the case of Capital Securities that are securities (as defined in the UCC)) or such other instruments, agreements or other arrangements, as the Collateral Agent may reasonably approve, evidencing the Voting Securities and non-voting Capital Securities of each Foreign Subsidiary directly owned by the Company or any U.S. Subsidiary specified in the immediately preceding sentence, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank.

Section 7.1.13 [Reserved].

Section 7.1.14 Ratings.

The Company shall use commercially reasonable efforts to maintain ratings issued by Moody’s and S&P with respect to the Credit Facilities with each of Moody’s and S&P (including meeting with Moody’s and S&P as required and paying any commercially reasonable fees as required by such rating agencies to maintain such ratings).

Section 7.1.15 Centre of Main Interests. Each German Loan Party shall maintain its center of main interests in its respective jurisdiction of organization.

SECTION 7.2 Negative Covenants. Each Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries (other than any SPV) to, perform or cause to be performed the obligations set forth below.

Section 7.2.1 Business Activities. The Company will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities that are the same as or related, ancillary or complementary to, or an extension, development or expansion of, any of the businesses of the Company and its Subsidiaries on the Closing Date.

Section 7.2.2 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of the Obligations;

(b) Indebtedness (including the full amount of any undrawn or unutilized commitment that exists on the Closing Date) existing as of the Closing Date which is identified in Item 7.2.2(b) of the Disclosure Schedule and any refinancing of such Indebtedness in a principal commitment amount not in excess of that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date) and, in the case of any refinancing of the Material Debt, (i) neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, (ii) the original obligors in respect of such Indebtedness remain the only obligors thereon, (iii) if such Indebtedness was initially subordinated to the Obligations hereunder, it remains so subordinated and (iv) if such Indebtedness was initially unsecured, it remains so unsecured;

(c) unsecured Indebtedness (i) incurred in the ordinary course of business of the Company and its Subsidiaries or (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(d) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds or governmental loans, (ii) evidencing the deferred purchase price of newly acquired property, incurred to finance the acquisition of equipment of the Company and its Subsidiaries or for construction on or improvement of any property of the Company or its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Company and its Subsidiaries (provided, that such Indebtedness is incurred within 180 days of the acquisition of such property or the completion of such construction or improvement thereof), or (iii) in respect of Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $50,000,000;

(e) Indebtedness of any Subsidiary owing to the Company or any other Subsidiary and Indebtedness of the Company owing to any Subsidiary;

(f) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Company, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate outstanding amount of all Indebtedness existing pursuant to this clause does not exceed $20,000,000 at any time and any refinancing of such Indebtedness in a principal commitment amount not in excess of that which is outstanding on the date such Person became a Subsidiary of the Company;

(g) Indebtedness incurred under the Permitted Receivables Programs;

(h) Indebtedness of Foreign Subsidiaries in connection with local lines of credit in an aggregate amount not to exceed the greater of $50,000,000 and 4% of Consolidated Total Assets, and Contingent Liabilities of the Company in respect of the foregoing;

(i) Indebtedness of the Company and its Subsidiaries in connection with credit cards issued to employees in the ordinary course of business;

(j) Indebtedness in respect of Hedging Obligations entered into not for speculative purposes;

(k) other Indebtedness of the Company and its Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of $100,000,000 and 8% of Consolidated Total Assets;

(l) Indebtedness in respect of lines of credit in an aggregate amount not to exceed $30,000,000 for overseas borrowings and overdrafts;

(m) Incremental Equivalent Debt;

(n) in addition to the Indebtedness permitted above, additional senior, senior subordinated or subordinated Indebtedness (the Indebtedness incurred pursuant to this Section 7.2.2(n), the “Ratio Debt Basket”) in an aggregate amount not in excess of (1) $250,000,000 less the aggregate principal amount of Indebtedness incurred pursuant to clause (i) of Section 2.11(a) at or prior to such time plus (2) additional amounts so long as, on a pro forma basis on the date of incurrence, after giving effect to the incurrence of any such Indebtedness and after giving effect to any pro forma adjustments for transactions consummated in connection therewith (provided that the proceeds of such Indebtedness being incurred shall not be netted against Total Funded Indebtedness for purposes of the calculation relating to such incurrence), (a) in the case of Indebtedness that is secured on a pari passu or junior basis with the Obligations, the Senior Secured Net Leverage Ratio does not exceed 3.00 to 1.00 or (b) in the case of Indebtedness that is unsecured, the Fixed Charge Coverage Ratio shall be at least 2.00 to 1.00; provided that, in each case, to the extent any such Incremental Commitments are intended to be applied to finance a Limited Condition Acquisition, for the purposes of determining pro forma compliance with the Senior Secured Net Leverage Ratio or Fixed Charge Coverage Ratio, as applicable, the date of determination thereof shall, at the Company’s option, be the LCA Test Date, and if, after giving pro forma effect to the Limited Condition Acquisition and other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Reference Period ending prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such Senior Secured Net Leverage Ratio or Fixed Charge Coverage Ratio, as applicable, such Senior Secured Net Leverage Ratio or Fixed Charge Coverage Ratio, as applicable, shall be deemed to have been complied with; provided, further that, in each case, at the time of incurrence thereof, (i) immediately before and immediately after giving effect to such incurrence on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; provided, that if the proceeds thereof are being used to finance a Limited Condition Acquisition, then the condition set forth in this clause (i) shall only be required to be satisfied as of the LCA Test Date, (ii) the maturity date thereof shall not be earlier than the Stated Term Maturity Date and the weighted average life to maturity shall be equal to or greater than the weighted average life to maturity of Term Loans, (iii) if such Indebtedness is secured, such Indebtedness shall not be secured by any assets other than the Collateral, (iv) if such Indebtedness is guaranteed, such Indebtedness shall not be guaranteed by any other Person who is not a Guarantor, (v) if such Indebtedness is incurred pursuant to clause (2)(a) above, such Indebtedness shall be subject to an Acceptable Intercreditor Agreement and/or Acceptable Subordination Agreement, as applicable and (vi) except as otherwise required in clauses (ii) through (v) above, the terms of such Indebtedness shall be no more favorable (taken as a whole) to the lenders providing such Indebtedness than the terms of the initial Term Loans (except to the extent such terms are applicable after the Stated Term Maturity Date); provided, further, that the maximum aggregate principal amount of Indebtedness that may be incurred pursuant to this clause (n) by Subsidiaries that are not Guarantors (together with Indebtedness in respect thereof under Section 7.2.2(o)) shall not exceed the greater of $75,000,000 and 6.0% of Consolidated Total Assets; provided, further, that Indebtedness that ranks pari passu in right of payment and security with the Term Facility shall be subject to the provisions of Section 2.11(b)(iv) as though such Indebtedness were incurred as Incremental Term Loans;

(o) Indebtedness incurred or assumed in connection with a Permitted Acquisition, so long as, (i) on a pro forma basis on the date of incurrence, after giving effect to such Permitted Acquisition, either (x) the Company can incur $1 of Indebtedness under the Ratio Debt Basket or (y) in the case of Indebtedness that is unsecured, the Fixed Charge Coverage Ratio is greater than the Fixed Charge Coverage Ratio immediately prior to the incurrence of such Indebtedness, (ii) at the time of incurrence thereof, immediately before and immediately after giving effect to such incurrence on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; provided, that if the proceeds thereof are being used to finance a Limited Condition Acquisition, then the condition set forth in this clause (ii) shall only be required to be satisfied as of the LCA Test Date, (iii) such Indebtedness is in compliance with clauses (ii) through (vi) of Section 7.2.2(n), as applicable, and (iv) Indebtedness that ranks pari passu in right of payment and security with the Obligations shall be subject to the provisions of

Section 2.11(b)(iv) as though such Indebtedness were incurred as Incremental Term Loans; provided, that the maximum aggregate principal amount of Indebtedness that may be incurred by Subsidiaries that are not Guarantors pursuant to this clause (o) (together with Indebtedness in respect thereof under Section 7.2.2(n)) shall not exceed the greater of $75,000,000 and 6.0% of Consolidated Total Assets; and

(p) Indebtedness incurred by Subsidiaries that are not Guarantors in an aggregate amount not to exceed the greater of $100,000,000 and 8% of Consolidated Total Assets, which amount shall be in addition to any Indebtedness incurred by Subsidiaries that are not Guarantors permitted by Sections 7.2.2(n) or 7.2.2(o).

Section 7.2.3 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except (the “Permitted Liens”):

(a) Liens (i) securing payment of the Obligations and (ii) securing Incremental Equivalent Debt that is permitted by this Agreement to be secured, to the extent that such Incremental Equivalent Debt is subject to an Acceptable Intercreditor Agreement;

(b) Liens existing as of the Closing Date and disclosed in Item 7.2.3(b) of the Disclosure Schedule securing Indebtedness described in clause (b) of Section 7.2.2, and refinancings of such Indebtedness; provided, that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

(c) Liens securing Indebtedness permitted under clause (d) of Section 7.2.2; provided, that (i) such Lien is granted within 270 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 100% of either the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

(d) Liens securing Indebtedness permitted by clause (f) of Section 7.2.2; provided, that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to assets of such Person;

(e) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords arising by operation of law or granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or would not reasonably be expected to result in a Material Adverse Effect;

(f) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, phased retirement compensation obligations (Section 7e of the German SGB IV or Section 8 of the German AltTzG), unemployment insurance or other forms of insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, consignment arrangements or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(g) judgment Liens which do not otherwise result in an Event of Default under Section 8.1.6;

(h) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(i) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(j) Liens on inventory that has been chemically combined with precious metals inventory or inventories so long as the aggregate Indebtedness secured thereby does not exceed $50,000,000, and Liens on consigned metals or leased metals that are held as inventory by an Obligor but for which title has not yet transferred to such Obligor;

(k) Liens on the assets of the Company or any of its Subsidiaries securing Indebtedness permitted by clause (g) of Section 7.2.2;

(l) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted by clause (h) and clause (l) of Section 7.2.2 and Liens on the Collateral securing Indebtedness permitted pursuant to clauses (l), (m), (n) and (o) of Section 7.2.2; provided that, if secured by a Lien on the Collateral on a pari passu or junior lien basis to the liens securing the Obligations, such Indebtedness shall be subject to an Acceptable Intercreditor Agreement;

(m) Liens (not otherwise permitted hereunder) securing obligations in an aggregate amount not to exceed the greater of $50,000,000 at any time outstanding and 4% of Consolidated Total Assets; provided, that such Liens are limited to assets other than accounts receivable; ~~and~~

(n) non-exclusive licenses of intellectual property~~.~~;

(o) any Lien required to be granted under mandatory law in favor of creditors as a consequence of a merger or a conversion permitted under this Agreement due to §§ 22, 204 of the German Law Regulating Transformation of Companies (Umwandlungsgesetz); and

(p) any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom the Company or any of its Subsidiaries maintains a banking relationship in the ordinary course of business.

Section 7.2.4 Financial Condition and Operations. With respect to the Revolving Facility only, the Company will not permit the Total Net Leverage Ratio as of the last day of each Fiscal Quarter ending after the Closing Date (a) for the four consecutive Fiscal Quarters following the Closing Date, to be greater than 4.25:1.00 and (b) for each Fiscal Quarter thereafter, to be greater than 4.00 to 1.00; provided that, for the four consecutive Fiscal Quarters following any Permitted Acquisition with consideration in an aggregate amount in excess of $75,000,000, the Total Net Leverage Ratio shall not be greater than 4.25 to 1.00.

Section 7.2.5 Investments. The Company will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) Investments existing on the Closing Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

(b) Cash Equivalent Investments;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments consisting of any deferred portion of the sales price received by the Company or any Subsidiary in connection with any Disposition permitted under Section 7.2.8;

(e) Investments (i) by the Company in any Subsidiaries or by any Subsidiary in other Subsidiaries or (ii) by any Subsidiary in the Company, including, without limitation, Investments to consummate the Potential Corporate Restructuring;

(f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(g) Investments constituting Permitted Acquisitions permitted by clause (b) of Section 7.2.7;

(h) other Investments in an aggregate amount not to exceed the greater of $150,000,000 and 12% of Consolidated Total Assets at any time, net of any cash returns of capital, cash dividends, cash distributions or cash proceeds, in each case, received in respect thereof, and taking into account the repayment of any loans or advances comprising such Investments, so long as immediately before and immediately after giving effect to such Investments on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(i) additional Investments, so long as, (x) after giving pro forma effect to any Investment, the Total Net Leverage Ratio will not exceed 2.00 to 1.00 and (y) immediately before and immediately after giving effect to such Investment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(j) Investments in joint ventures, SPVs or any other unrestricted Subsidiary in an aggregate amount not to exceed the greater of $50,000,000 and 5.0% of Consolidated Total Assets;

provided that, any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

Section 7.2.6 Restricted Payments, etc. The Company will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a) Restricted Payments made by Subsidiaries to the Company, Wholly Owned Subsidiaries or joint venture partners, including, without limitation, Restricted Payments to consummate the Potential Corporate Restructuring;

(b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in Capital Securities of such Person;

(c) Restricted Payments in an aggregate amount up to the greater of $50,000,000 and 5.0% of Consolidated Total Assets in any Fiscal Year plus 50% of Consolidated Net Income for such year (commencing with Fiscal Year ending on December 31, 2017 and provided that for purposes of calculating Consolidated Net Income under this Section 7.2.6 (c), Consolidated Net Income shall not be less than zero), so long as (x) after giving effect to any such Restricted Payments made pursuant to this clause on a pro forma basis for the most recently ended Reference Period, the Total Net Leverage Ratio does not exceed 3.75 to 1.00 (it being understood that any unused amount from any Fiscal Year may be carried over to the next Fiscal Year) and (y) immediately before and immediately after giving to such Restricted Payments on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(d) additional Restricted Payments in an unlimited amount, so long as (x) after giving effect to any such Restricted Payments made pursuant to this clause on a pro forma basis for the most recently ended Reference Period, the Total Net Leverage Ratio does not exceed 2.50 to 1.00 and (y) immediately before and immediately after giving effect to such Restricted Payments on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(e) the payment of any Restricted Payment within 60 days after the date of declaration thereof or notice of thereof if such Restricted Payment or payment thereof, as the case may be, would have been permitted on the date of declaration or notice; and

(f) Restricted Payments made in connection with any long term incentive plans in an aggregate amount not to exceed $15,000,000 per Fiscal Year (it being understood that any unused amount from any Fiscal Year may be carried over to the next Fiscal Year).

Section 7.2.7 Consolidation, Merger; Permitted Acquisitions, etc. Except in connection with a Disposition permitted by Section 7.2.8, the Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division or line of business thereof), except:

(a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Subsidiary (provided, that a Guarantor may only liquidate or dissolve into, or merge with and into, the Company or another Guarantor and a Tranche B-3 Borrower may only liquidate or dissolve into another Tranche B-3 Borrower so long as any Tranche B-3 Loans are outstanding), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Company or any other Subsidiary (provided, that the assets or Capital Securities of any Guarantor may only be purchased or otherwise acquired by any Borrower or another Guarantor); provided, further, that in no event shall any Subsidiary consolidate with or merge with and into any other Subsidiary unless after giving effect thereto, the Collateral Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) and other assets of the surviving Person as the Collateral Agent had immediately prior to such merger or consolidation in form and substance reasonably satisfactory to the Agents, pursuant to such documentation and, if requested, opinions as shall be necessary in the reasonably opinion of the Agents to create, perfect or maintain the collateral position of the Secured Parties therein;

(b) so long as (i) no Default has occurred and is continuing or would occur after giving effect thereto and any related transactions (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date) and (ii) each Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary of the Company, the Company or any of its Subsidiaries may, purchase all or substantially all of the assets of any Person (or any division or line of business thereof), or acquire such Person by merger or otherwise, in each case, if such purchase or acquisition constitutes a Permitted Acquisition; and

(c) liquidation, dissolutions, consolidations and mergers entered into to consummate the

Potential Corporate Restructuring.

Section 7.2.8 Permitted Dispositions. The Company and each Tranche B-3 Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Company’s or such Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is:

(a) inventory or obsolete, damaged, worn out or surplus property Disposed of in the ordinary course of its business or assets no longer necessary or required for the business of such Person;

(b) permitted by Section 7.2.7;

(c) (i) for fair market value and (if the amount of non-cash consideration received exceeds $25,000,000, consideration consisting of not less than 75% in cash (including cash equivalents), (ii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2, and (iii) the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause over the term of this Agreement, does not exceed (individually or in the aggregate) $200,000,000;

(d) a Disposition of assets by (i) the Company to an Obligor that guarantees all of the Obligations, (ii) an Obligor that guarantees all of the Obligations to the Company or another Obligor that guarantees all of the Obligations, (iii) a Designated Borrower to an Obligor that guarantees all of the Obligations of such Designated Borrower or by such Obligor to such Designated Borrower, (iv) a Subsidiary that is not an Obligor to another Subsidiary that is not an Obligor ~~and~~, (v) a Tranche B-3 Borrower to another Tranche B-3 Borrower or and (vi) an Obligor that guarantees all of the Obligations to a Subsidiary that is not an Obligor, provided any such Disposition shall not exceed (individually or in the aggregate) $25,000,000 in any Fiscal Year;

(e) made by the Company or any of its Subsidiaries to any Person who is not a Subsidiary of the Company or is an SPV pursuant to the Permitted Receivables Program;

(f) a Disposition of assets made by the Company or any of its Subsidiaries in exchange for other assets used or useful to the business of the Company or any of its Subsidiaries;

(g) a Disposition of any Specified Asset;

(h) Dispositions in connection with the consummation of the Potential Corporate Restructuring; and

(i) any other Disposition made by the Company or any of its Subsidiaries that does not exceed (individually or in the aggregate) $25,000,000 in any Fiscal Year.

Section 7.2.9 Modification of Certain Agreements; Limitations on Repayment or Prepayment of Other Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in:

(a) any of the Material Debt Documents governing Material Debt incurred pursuant to Section 7.2.2(m), (n) or (o) which (i) shortens the date or increases the amount of any required repayment, prepayment or redemption of the principal of such Material Debt, (ii) increases the rate or shortens the date for payment of principal, interest, premium (if any) or fees payable on such Material Debt or (iii)

makes the covenants, events of default or remedies in such Material Debt Documents more restrictive on the Company or its Subsidiaries, as the case may be; or

(b) the Organic Documents of the Company or any of its Subsidiaries, if the result would have a Material Adverse Effect on the rights or remedies of any Secured Party.

The Company will not, and will not permit any of its Subsidiaries to make any distribution, whether in cash, property, securities or a combination thereof, other than regularly scheduled and other required payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions including at final maturity), in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Material Debt incurred pursuant to Section 7.2.2(m), (n) or (o) that is subordinated in right of payment to the Obligations or secured on a junior basis to the Obligations, except (i) refinancings of such Indebtedness permitted by Section 7.2.2, (ii) [reserved], (iii) so long as no Default has occurred and is continuing, or would result therefrom, the payment of any other Indebtedness (and accrued interest thereon) in an aggregate amount not in excess of $20,000,000, (iv) the payment of any such Indebtedness and interest thereon with the proceeds of issuance of common Capital Securities (to the extent such proceeds are not otherwise required to be applied pursuant to Section 3.1), and (d) additional payments in an unlimited amount, so long as (x) after giving effect to any such payment made pursuant to this clause on a pro forma basis for the most recently ended Reference Period, the Total Net Leverage Ratio does not exceed 2.50 to 1.00 and (y) immediately before and immediately after giving to such payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.

Section 7.2.10 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates (other than the Company or any other Subsidiary), unless such arrangement, transaction or contract (a) is on fair and reasonable terms, when taken as a whole, no less favorable to the Company or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate or (b) is of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person that is not one of its Affiliates.

Section 7.2.11 Restrictive Agreements, etc. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting:

(a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

(b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

(c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Company, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, and (iii) in the case of clauses (a) and (c), (x) any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (h) of Section 7.2.2 and (y) any agreements governing Indebtedness permitted under Section 7.2.2 that are, in the good faith judgment of the Company, when taken as a whole, no more restrictive with respect to the Company and its Subsidiaries than the restrictions contained in this Agreement, the Loan Documents, the Hedge

Agreements and any documents governing Cash Management Obligations (provided, that such restrictions will not affect any Loan Party’s ability to make any payments or perform its obligations required under the Loan Documents).

Section 7.2.12 Sale and Leaseback. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person except for agreements providing for the sale or transfer of property with a value not exceeding $30,000,000 in the aggregate over the term of this agreement, as long as the lease or rental thereof is entered into within 180 days of such sale or transfer.

Section 7.2.13 Use of Proceeds Covenant. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use or permit its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, in any material respect, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any other manner that would result in the material violation of any Sanctions applicable to any party hereto.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”, provided, that no such Event of Default shall apply to any SPV.

Section 8.1.1 Non-Payment of Obligations. The Borrowers shall default in the payment or prepayment when due of:

(a) any principal of any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.7.4; or

(b) any interest on any Loan or any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three Business Days after such amount was due.

Section 8.1.2 Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect (or in any respect if qualified by materiality or Material Adverse Effect).

Section 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrowers shall default in the due performance or observance of any of its obligations under Section 7.1.1, Section 7.1.2 (with respect to maintenance of the Borrower’s legal existence) Section 7.1.7, Section 7.1.13 or Section 7.2; provided, that an Event of Default under Section 7.2.4 shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Lenders have actually (i) declared all Revolving Loans and all related Obligations to be immediately due and payable and (ii) terminated their respective Revolving Loan Commitments in accordance with this Agreement and such declaration and termination has not been rescinded on or before the date the Term Loan Lenders declare an Event of Default with respect to Section 7.2.4.

Section 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Company by any Agent or (ii) the date on which any Obligor has knowledge of such default.

Section 8.1.5 Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $~~25,000,000~~40,000,000 (or the Dollar Equivalent thereof), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

Section 8.1.6 Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $~~25,000,000~~40,000,000 (or the Dollar Equivalent thereof) (exclusive of any amounts covered by insurance) shall be rendered against the Company, or any of its Material Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

Section 8.1.7 Pension Plans. Any of the following events with respect to any Pension Plan, Multiemployer Plan or Welfare Plan: an ERISA Event which, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

Section 8.1.8 Change in Control. Any Change in Control shall occur.

Section 8.1.9 Bankruptcy, Insolvency, etc. The Company, any of its Material Subsidiaries or any other Obligor shall:

(a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that the Company, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution,

winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not-commenced by the Company, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Company, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that the Company, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(e) take any action authorizing, or in furtherance of, any of the foregoing.

Section 8.1.10 Impairment of Security~~, etc~~. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien with respect to a material portion of the Collateral securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien. The Tranche B-3 Borrower Guaranty or any provision thereof shall cease to be in full force or effect as to any Tranche B-3 Borrower, or any Tranche B-3 Borrower or any Person acting for or on behalf of such Tranche B-3 Borrower shall deny or disaffirm such Tranche B-3 Borrower’s obligations under the Tranche B-3 Borrower Guaranty or any Tranche B-3 Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Tranche B-3 Borrower Guaranty.

SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Company or any Tranche B-3 Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations, but excluding Hedging Obligations and Cash Management Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrowers) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders (or, solely with respect to an Event of Default under Section 8.1.3 due solely to the applicable Borrower’s failure to observe the covenants contained in Section 7.2.4, (a) at the request of the Required Revolving Lenders and (b) after such request by the Required Revolving Lenders and subject in all respects to the terms set forth in Section 7.2.4, at the request of the Required Term Lenders), shall by notice to the Company declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations, but excluding Hedging Obligations and Cash Management Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrowers shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings, and the Administrative Agent and the Collateral Agent shall have the right to take any or all actions and exercise any or all remedies available to a secured party under the Loan Documents or applicable law or in equity.

ARTICLE IX

THE AGENTS

SECTION 9.1 Actions. (a) Each Lender hereby appoints PNC Bank as its Administrative Agent and Collateral Agent under and for purposes of each Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by each applicable Agent (with respect to which such Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be incidental thereto (including the release of Liens on assets Disposed of in accordance with the terms of the Loan Documents). Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender’s proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, an Agent in any way relating to or arising out of any Loan Document, (including attorneys’ fees), and as to which such Agent is not reimbursed by the Borrowers; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent’s gross negligence or willful misconduct. Neither Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of an Agent shall be or become, in such Agent’s determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

(b) Each of the Lenders hereby appoints the Collateral Agent as trustee (Treuhänder) and administrator for the purpose of accepting and administering the Security Documents governed by German law (the “German Transaction Security Documents”) for and on behalf of the Secured Parties and the Collateral Agent hereby accepts such appointment on the terms and subject to the conditions set out in this Section 9.1. The Collateral Agent shall (i) in case of non-accessory (nicht akzessorische) security rights created under the German Transaction Security Documents, hold and administer and, as the case may be, enforce such Liens and/or Collateral in its own name, but as trustee (Treuhänder) for the account of the Secured Parties; and (ii) in case of accessory (akzessorische) security rights created by way of pledge or other accessory instruments under the German Transaction Security Documents, administer and, as the case may be, enforce any and all Liens and/or Collateral in the name and for and on behalf of the Secured Parties or in its own name in accordance with Section 10.26 (Parallel Debt) or any parallel debt provision contained in this Agreement but in each case for the account of the Secured Parties. Each Lender hereby authorises the Collateral Agent (whether or not by or through employees or agents) (i) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Collateral Agent under the German Transaction Security Documents together with such powers and discretions as are reasonably incidental thereto, and (ii) to take such action on its behalf as may from time to time be authorized under or in connection with the German Transaction Security Documents.

(c) By accepting the benefits of the Collateral, each person to whom an Obligation is owed shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party.

(d) Each Loan Party hereby releases the Administrative Agent and the Collateral Agent to the extent possible from any restrictions on representing several persons and self-dealing applicable to it under any applicable law, in particular pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

(e) The Agent shall, to the extent possible, have the authority to grant an exemption from the restrictions imposed by Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) to any sub-agent.

SECTION 9.2 Funding Reliance, etc.

(a) Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Revolving Loan Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrowers severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrowers to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrowers) and (in the case of a Lender), at the Federal Funds Effective Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

(b) Unless the Administrative Agent shall have been notified in writing prior to the time at which any payment hereunder is due to the Administrative Agent for the account of the Secured Parties hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Secured Parties its share of the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Secured Parties severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to the Loans which were repaid.

SECTION 9.3 Exculpation. No Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by an Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4 Successor. Any of the Agents may resign as such at any time upon at least 30 days’ prior notice to the other Agents, the Borrowers and all Lenders. If an Agent at any time shall resign, the Required Lenders may, with the consent of the Company, so long as no Event of Default exists (such consent not to be unreasonably withheld or delayed), appoint another Lender as a successor Agent which shall thereupon become the applicable Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving notice of resignation, then such retiring Agent may, on behalf of the Lenders, with the consent of the Company (so long as no Event of Default exists), appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000; provided, that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation hereunder as the an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.

SECTION 9.5 Loans by the Agents. The Agents shall have the same rights and powers with respect to (a) the Credit Extensions made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. PNC Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if such Agent were not an Agent hereunder.

SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrowers, the Loan Documents (the terms and provisions of which being reasonably satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

SECTION 9.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

SECTION 9.8 Reliance by the Agents. The Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by the Loan Documents, the Agents shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Agents shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party or the Company to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

SECTION 9.9 Defaults. No Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless such Agent has received a written notice from a Lender or the Company specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Agents shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agents in accordance with the Loan Documents for the benefit of all the Lenders and the Issuer; provided, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Agent) hereunder and under the other Loan Documents, (c) each of the Issuer and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (d) any Lender from exercising setoff rights in accordance with Section 4.9 (subject to Section 4.9) or (e) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Obligor under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.3 and (ii) in addition to the matters set forth in clauses (c), (d) and (e) of the preceding proviso and subject to Section 4.9, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 9.10 Posting of Approved Electronic Communications.

(a) The Borrowers hereby agree that the Administrative Agent may make all information, documents and other materials that the Borrowers and their respective Subsidiaries are obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1.1, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (collectively, “Communications”), available to the Lenders by posting the Communications on SyndTrak or a substantially similar electronic transmission system (the “Platform”).

(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNIFIED PARTIES HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNIFIED PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c) Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (excluding by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(d) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.11 Joint Lead Arrangers, Joint Bookrunners and Syndication Agents. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Joint Lead Arrangers, Joint Bookrunners and the Syndication Agents, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Person in such capacity.

SECTION 9.12 Withholding. The Administrative Agent shall be entitled to deduct and withhold from any payment to any Lender an amount equivalent to the applicable withholding Tax if in its reasonable judgment it is required to do so under the requirements imposed upon a withholding agent under the Code or other applicable law. In addition, any Lender, if requested by the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to withholding tax, backup withholding or information reporting requirements. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties and interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, etc. The provisions of each Loan Document (other than Cash Management Agreements, Rate Protection Agreements or Letters of Credit, which shall be modified only in accordance with their respective terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Required Lenders (or the Administrative Agent acting as directed by the Required Lenders); provided, that any amendment that would disproportionately affect the obligation of the Company (i) to reimburse obligations under the Revolving Facility will not be effective without the approval of the Required Revolving Lenders or (ii) to make any payments with respect to Loans under the Term Facility will not be effective without the approval of the Required Term Lenders or; provided, further, that no such amendment, modification or waiver shall:

(a) modify Section 4.7(b) or Section 4.8 (as it relates to sharing of payments) or this Section or change any provision of this Agreement in any manner that would alter the pro rata sharing of payments or other amounts or the pro rata treatment of the Lenders, in each case, without the written consent of each Lender directly and adversely affected thereby;

(b) extend or increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, postpone or extend any date scheduled for any payment of principal (including at final maturity) of Credit Extensions made (or participated in) by a Lender, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

(c) reduce (by way of forgiveness) the principal amount of or reduce the rate of interest on any Lender’s Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender’s Loans, in each case without the consent of such Lender (provided, that the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2);

(d) change the required application of any repayments or prepayments pursuant to Section 3.1.2 without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of (i) this Section 10.1 or (ii) the definition of “Required Revolving Lenders” or “Required Term Lenders” without the written consent of each Lender directly and adversely affected thereby;

(f) change the currency of any outstanding loan without the written consent of each Lender directly and adversely affected thereby;

(g) change any provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents to reduce the percentage set forth therein, without the written consent of all Lenders;

(h) modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

(i) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

(j) except as otherwise expressly provided in a Loan Document, release (i) the Borrowers from their Obligations under the Loan Documents, (ii) Guarantors from the Subsidiary Guaranty ~~is~~if such release would release all or substantially all of the value of the Subsidiary Guaranty or (iii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;

(k) affect adversely the interests, rights or obligations of any Agent (in its capacity as such Agent), any Issuer (in its capacity as Issuer), any Swingline Lender (in its capacity as Swingline Lender), a Cash Management Bank (in its capacity as a Cash Management Bank) or a Qualified Counterparty (in its capacity as a Qualified Counterparty), unless consented to by such Person, as the case may be; or

(l) amend, waive or otherwise modify any term or provision of Section 7.2.4, the definition of “Total Net Leverage Ratio”, “Senior Secured Net Leverage Ratio” or the definition of “Fixed Charge Coverage Ratio” (or any of their respective component definitions (as used solely in such Section but not as used in other Sections of this Agreement)), without the written consent of the Required Revolving Lenders, but without the consent of any other Lenders.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend the Stated Maturity Date of (x) the Revolving Loan Commitments of Revolving Lenders that agree to such extension with respect to their Revolving Loan Commitments with the written consent of each such approving Revolving Lender, the Administrative Agent and the applicable Borrowers (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Revolving Facility with respect to the portion of the Revolving Loan Commitments with a Stated Maturity Date so extended; and (y) the Term Facility with respect to Term Loan Lenders that agree to such extension with respect to their Term Loans with the written consent of each such approving Term Loan Lender, the Administrative Agent and the Company (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Term Facility with respect to the portion thereof with a Stated Maturity Date so extended; provided, that in each such case any such proposed extension of the Stated Maturity Date with respect to a Credit Facility shall have been offered to each Lender with Loans or Commitments under the applicable Credit Facility proposed to be extended, and if the consents of such Lenders exceed the portion of Commitments and Loans the applicable Borrowers wishes to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders. This paragraph shall apply to any Incremental Term Loans in the same manner as it applies to the Term Facility; provided, that any such offer may, at the Company’s option, be made to the Lenders in respect of any tranche or tranches of Incremental Term Loans and/or the Term Facility without being made to any other tranche of Incremental Term Loans or the Term Facility, as the case may be. If any Lender is a non-consenting Lender, the Company may replace such non-consenting Lender in accordance with Section 4.10.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained in Section 10.1, if at any time after the Closing Date, the Agent and the Company shall have jointly identified an ambiguity, obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof (such notice to be provided to the Lenders by the Agent).

SECTION 10.2 Notices; Time. Except as otherwise provided in clause (c) of Section 9.10, all notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Loan Parties, the Agents, a Lender or an Issuer, to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lenders, such as financial statements and other information as provided in Section 7.1.1 and for the distribution and execution of Loan Documents for execution by the parties thereto, and may not be used for any other purpose. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

SECTION 10.3 Payment of Costs and Expenses. ~~The~~Subject to Sections 2.9(a)(ii) and 10.25.1(b), the Borrowers agree to pay on demand all reasonable out-of-pocket expenses (including the reasonable and documented fees and out-of-pocket expenses of Latham & Watkins LLP, counsel to the Agents and of one local counsel in each relevant jurisdiction, if necessary, who may be retained by or on behalf of the Agents) of the Agent, each Joint Lead Arranger and the Lenders in connection with:

(a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document in connection with the syndication of the Credit Facilities or as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

(b) the actual costs of filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

(c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

The Borrowers further agree to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrowers also agree to reimburse the Agents and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of one primary counsel and, if necessary, one local counsel in each relevant jurisdiction) incurred by the Agents, each Joint Lead Arranger and such Lender in connection with (i) the negotiation of any restructuring or “work-out” with the Borrowers, whether or not consummated, of any Obligations and (ii) the enforcement of any Obligations.

SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, ~~the~~subject to Sections 2.9(a)(ii) and 10.25.1(b), the Borrowers hereby indemnify, exonerate and hold each Secured Party, each Joint Lead Arranger, each Joint Bookrunner, each Syndication Agent and each of their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses (including reasonable and documented fees, disbursements and other charges of one primary counsel (and, in the case of a conflict of interest, one additional counsel to the affected Indemnified Parties, taken as whole) incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and regardless of whether such matter is initiated by a third party ~~or~~, by the Company or any of their respective affiliates or equity holders), including reasonable attorneys’ fees and disbursements (including reasonable and documented fees, disbursements and other charges of one primary counsel (and, in the case of a conflict of interest, one additional counsel to the affected Indemnified Parties, taken as whole) and, if necessary, one local counsel in each relevant jurisdiction), whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transactions;

(b) the entering into and performance (including the issuance of Letters of Credit) of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

(c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

(d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

(e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or Releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

(f) each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction. In no event shall the Indemnified Parties have any liability to any Obligor, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages of any kind as a result of, or arising out of, or relating to any of the items described in clause (a) through (f) above. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor’s obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. This Section 10.4 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 10.5 Survival. The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Sections 4.6 and 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date first above written when counterparts hereof executed on behalf of the Borrowers, the Administrative Agent, the Issuer and each Lender (or notice thereof reasonably satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

SECTION 10.9 Governing Law; Entire Agreement. WITH THE EXCEPTION OF CLAUSE (b) OF SECTION 9.1 WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF GERMANY, EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND EACH SUCH LOAN DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, WITH RESPECT TO ANY STANDBY LETTER OF CREDIT, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP RULES”) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES OR UCP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents, the Engagement Letter and the Refinancing Engagement Letter constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 Successors and Assigns. ~~This~~Subject to Section 10.11, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the Borrowers may not assign or transfer its rights or obligations hereunder without the consent of all Lenders (and any purported assignment without such consent shall be null and void).

SECTION 10.11 Assignments and Participations; Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with the terms set forth below.

(a) Any Lender may, with the consent of (i) the Administrative Agent (such consent not to be unreasonably withheld or delayed), (ii) so long as no Default or Event of Default has occurred and is continuing, the Company (such consent not to be unreasonably withheld or delayed), and which consent shall be deemed to have been given if the Company does not respond to any written request for such consent within five (5) business days; provided, that, in each case, such consent shall not be required for assignments of (A) all or any portion of a Term Loan to an Affiliate of such Lender or an Approved Fund, (B) all or any portion of any Revolving Loan Commitments or Revolving Loans to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund or (C) from an Agent to its Affiliates, and (iii) each Issuer and each Swingline Lender in the case of any assignment of a Revolving Loan Commitment or Revolving Loans (such consent not to be unreasonably withheld or delayed), assign to one or more

Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or Loans at the time owing to it); provided, that:

(i) the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder), or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) for assignment of Term Loans, $1,000,000 and (B) for assignment of Revolving Loans or Revolving Loan Commitments, $5,000,000, unless, in each case, (w) the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (x) such assignment is an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans at the time owing to it, (y) such assignment is an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender or (z) such assignment is to one or more Eligible Assignees managed by an Affiliate of such Eligible Assignee(s) and the aggregate amount of such assignments is not less than (1) for Term Loans, $1,000,000, and (2) for Revolving Loans, $5,000,000;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, and/or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; ~~and~~

(iii) the parties to each assignment shall (A) electronically execute and deliver to the Administrative Agent a Lender Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (an “ESS”) or (B) with the consent of the Administrative Agent, manually execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with, in either case, a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided, that only one processing and recordation fee of $3,500 shall be required to be paid in connection with the simultaneous assignment by a Lender to multiple Approved Funds of such Lender, and if the Eligible Assignee is not already a Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms required pursuant to Section 4.6(e)~~.~~; and

(iv) any assignments of Tranche B-2 Term Loans and Tranche B-3 Term Loans by Tranche B-2 Term Loans Lenders and/or Tranche B-3 Term Loan Lenders shall be on a pro rata basis between both such tranches, deemed as one and the same tranche; and

(v) each assignee that acquires any interest in any Loan hereunder shall be deemed to become a party to the CAM Agreement for all purposes thereof and be bound by the terms of the CAM Agreement as fully as if such assignee had executed and delivered the CAM Agreement as of the date thereof, whereupon such assignee will be bound by the terms thereof to the same extent as if it had executed and delivered the CAM Agreement as of the date thereof.

(b) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment

Agreement, subject to Section 10.5, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement). If the consent of the Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent or an ESS) unless such consent is expressly refused by the Company prior to such fifth day.

(c) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of Section 2.8. The Register shall be available for inspection by the Borrowers, the Collateral Agent, the Issuer and any Lender (with respect to any entry relating to such Lender’s Loans or Commitments), at any reasonable time upon reasonable prior notice to the Administrative Agent.

(d) Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than Ineligible Assignees) (a “Participant”) in all or a portion of such Lender’s rights or obligations under the Loan Documents (including all or a portion of its Commitments or the Loans owing to it); provided, that (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents and (iv) such Lender shall maintain a register as described in Section 10.11(e) below. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (b) and (c) or clause (j) of Section 10.1 with respect to Obligations participated in by that Participant. Subject to clause (e), the Borrowers agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 10.3 and 10.4 (subject to the requirements and limitations therein, including the requirements under Section 4.6(e) (it being understood that the documentation required under Section 4.6(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.8 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5, 4.6, 10.3 or 10.4 than the applicable Lender would have been entitled to receive (or would be entitled to receive if a change in applicable law or any interpretation thereof occurs and the Lender had not sold the participation) with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless such Participant agrees, for the benefit of the Borrowers, to comply with the requirements set forth in Section 4.6 as though it were a Lender by providing the forms in Section 4.6(e) to the participating Lender. Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as an agent of the Borrowers, maintain a register on which it records the name and address of each participant and the principal amounts of and stated interest on each Participant’s participation interest with respect to a Loan (each, a “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by any applicable law, rules or regulations, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and the relevant Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrowers and the Agents from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by the Borrowers or the Administrative Agent as a result of the failure of the Borrowers or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrowers, the Administrative Agent or such Lender, and did in fact so deliver to the participating Lender, a duly completed and valid Form W-8BEN, Form W-8BEN-E or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central banks; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement; provided, that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company, and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of the SPC. The Company acknowledges and agrees, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4 shall be considered a Lender. The Borrowers shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, and 10.4 that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to an SPC.

(h) Bank of America Merrill Lynch International is a designated Affiliate of Bank of America, N.A. for the purpose of lending to certain Designated Borrowers. Any reference to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with Chapter II, Title II of Directive (EU) 2017/1132 (which repeals and codifies the Cross-Border Mergers Directive (2005/56/EC)), as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in any Loan Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.

SECTION 10.12 Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS, ANY ISSUER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PERSON PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONAL, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWERS HEREBY IRREVOCABLY WAIVE

TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 10.14 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER, EACH ISSUER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, SUCH LENDER, SUCH ISSUER OR EACH BORROWER IN CONNECTION THEREWITH. THE BORROWERS ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

SECTION 10.15 Patriot Act. Each Lender that is subject to Section 326 of the Patriot Act and/or the Administrative Agent (each of the foregoing acting for themselves and not acting on behalf of any of the Lenders) hereby notify the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as the case may be, to identify the Borrowers in accordance with the Patriot Act.

SECTION 10.16 Judgment Currency. The Obligations of each Obligor in respect of any sum due to any Secured Party under or in respect of any Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum was originally denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such Secured Party or any sum adjudged to be so due in the Judgment Currency, such Secured Party, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Secured Party, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Secured Party, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Secured Party, as the case may be, such Secured Party, as the case may be, agrees to remit such excess to the Borrowers.

SECTION 10.17 Confidentiality.

(a) Subject to the provisions of clause (b) of this Section, each Lender agrees that it will follow its customary procedures in an effort not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel, or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information; provided, that such Persons shall be subject to the provisions of this Section to the same extent as such Lender; provided further no such Person shall be a Disqualified Lender) any confidential information which is now or in the future furnished pursuant to this Agreement or any other Loan Document; provided, that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this clause by the respective Lender or any other Person to whom such Lender has provided such information as permitted by this Section, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the

Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent and the Collateral Agent, (vi) to any pledgee referred to in clause (f) of Section 10.11 or any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender; provided, that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section, (vii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor, in each case other than Disqualified Lenders (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section) and (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. For purposes of this Section 10.17, all information furnished to the Lenders by the Company or any of its Affiliates shall be deemed public information unless prior to or concurrently with the delivery of such information, the Lenders have been notified otherwise by the Company or such Affiliate.

(b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to the Company or any of its Subsidiaries, provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender.

Notwithstanding the foregoing paragraphs of this Section, any party to this Agreement (and each Affiliate, director, officer, employee, agent or representative of the foregoing or such Affiliate) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure. The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence. This authorization does not extend to disclosure of any other information, including (a) the identity of participants or potential participants in the transactions contemplated herein, (b) the existence or status of any negotiations, or (c) any financial, business, legal or personal information of or regarding a party or its affiliates, or of or regarding any participants or potential participants in the transactions contemplated herein (or any of their respective affiliates), in each case to the extent such other information is not related to the tax treatment or tax structure of the transactions contemplated herein.

SECTION 10.18 No Fiduciary Duty. The relationship among the Company and its Subsidiaries, on the one hand, and the Administrative Agent, the Collateral Agent, each Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, the Collateral Agent, each Issuer and the Lenders have no fiduciary or other special relationship with the Company and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

SECTION 10.19 Counsel Representation. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING SUCH BORROWER TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD

DIMINISH ANY RIGHTS OR REMEDIES OF THE ADMINISTRATIVE AGENT OR THE OTHER SECURED PARTIES ARE HEREBY WAIVED BY SUCH BORROWER.

SECTION 10.20 Waiver of Notice Period. Each Lender that is a party to the Existing Credit Agreement hereby waives the notice requirement for termination of the commitments as set forth in Section 2.2 of the Existing Credit Agreement and each such Lender and the Company agrees that upon the effectiveness of this Agreement, the Existing Credit Agreement and all commitments hereunder shall be deemed terminated.

SECTION 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 10.22 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable requirements of Law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

SECTION 10.23 Illegality. If, in any applicable jurisdiction, but only with respect to such jurisdiction the Administrative Agent, any Issuer or any Lender (or affiliate or branch thereof, collectively, “Designated Lenders”) determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuer or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Designated Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled, in each case solely with respect to such jurisdiction at issue. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality. Notwithstanding the foregoing, nothing herein shall relieve or release any Designated Lender from fulfilling its funding or participation obligations with respect to any other jurisdiction not otherwise affected by such illegality.

SECTION 10.24 CAM Agreement. Each Secured Party hereby agrees that the Administrative Agent for itself and on their behalf may enter into the CAM Agreement and agrees to be bound by the terms thereof.

SECTION 10.25 Tranche B-3 Borrower Guaranty.

Section 10.25.1 Joint and Several Liability. (a) Each Tranche B- 3 Borrower is accepting joint and several liability hereunder and under the other Loan Documents, solely in respect of the Tranche B-3 Obligations, in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Tranche B-3 Borrower and in consideration of the undertakings of the other Tranche B-3 Borrower to accept joint and several liability for the Tranche B-3 Obligations. Each Tranche B-3 Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Tranche B-3 Borrower, solely with respect to the payment and performance of all of the Tranche B-3 Obligations (including any Tranche B-3 Obligations arising under this Section 10.25), it being the intention of the parties hereto that all the Tranche B-3 Obligations shall be the joint and several obligations of each Tranche B-3 Borrower without preferences or distinction among them. If and to the extent that either Tranche B-3 Borrower shall fail to make any payment with respect to any of the Tranche B-3 Obligations as and when due or to perform any of the Tranche B-3 Obligations in accordance with the terms thereof, then, in each such event, the other Tranche B-3 Borrower agrees to make such payment with respect to, or perform, such Tranche B-3 Obligation in accordance with the terms hereof.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, each of the parties acknowledges and agrees that the Obligations of any Tranche B-3 Borrower under this Agreement or any other Loan Document shall not be joint with the

Obligations of the Company, any U.S. Borrower or any Designated Borrower. The Collateral of the Tranche B-3 Borrowers shall not secure or be applied in satisfaction, by way of payment, prepayment or otherwise, of all or any portion of the Obligations of the Company, any U.S. Borrower or any Designated Borrower.

Section 10.25.2 Nature of Liability. The liability of each Tranche B-3 Borrower hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Tranche B-3 Obligations, whether executed by any other guarantor or by any other party, and the liability of each Tranche B-3 Borrower hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Tranche B-3 Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Tranche B-3 Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Tranche B-3 Borrowers, or (e) any payment made to any Secured Party on the Tranche B-3 Obligations which any such Secured Party repays to the Tranche B-3 Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Tranche B-3 Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Secured, or (g) any invalidity, irregularity or enforceability of all or any part of the Tranche B-3 Obligations or of any security therefor.

Section 10.25.3 Authorization. The Tranche B-3 Borrowers authorize the Secured Parties without notice or demand (except as expressly required under this Agreement or by any other Loan Document or as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to; provided that in each case, such actions shall be taken in accordance with and pursuant to the terms of this Agreement and the other Loan Documents:

(a)	change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Tranche B-3 Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this guaranty shall apply to the Tranche B-3 Obligations as so changed, extended, renewed or altered;

(b)	take and hold security for the payment of the Tranche B-3 Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Tranche B-3 Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)	exercise or refrain from exercising any rights against the Tranche B-3 Borrowers or otherwise act or refrain from acting;

(d)	release or substitute any one or more endorsers, guarantors, the Tranche B-3 Borrowers, or other obligors;

(e)

settle or compromise any of the Tranche B-3 Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Tranche B-3 Borrowers to their creditors other than the Secured Parties;

(f)	apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Tranche B-3 Borrowers to the Secured Parties regardless of what liability or liabilities of the Tranche B-3 Borrowers remain unpaid;

(g)	consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document, or any of such other instruments or agreements; and/or

(h)	take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Tranche B-3 Borrowers from their liabilities under this guaranty.

Section 10.25.4 Waiver. (a) The Tranche B-3 Borrowers waive any right (except as required by applicable statute and cannot be waived) to require any Secured Party to (i) proceed against any other guarantor of the Tranche B-3 Obligations, (ii) proceed against or exhaust any security held from any other guarantor of the Tranche B-3 Obligations or (iii) pursue any other remedy in any Secured Party’s power whatsoever. The Tranche B-3 Borrowers waive any defense based on or arising out of any defense of any other guarantor or any other party, (other than by payment or performance of the Tranche B-3 Obligations to the extent of such payment or performance), based on or arising out of the disability of the Tranche B-3 Borrowers, the Company, any other guarantor or any other party, or the validity, legality or unenforceability of the Tranche B-3 Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Tranche B-3 Borrowers other than payment of the Tranche B-3 Obligations to the extent of such payment. In accordance with the terms of this Agreement and the other Loan Documents, the Secured Parties may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Secured Party by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law and if notice is required by applicable law, that notice shall be given), or exercise any other right or remedy the Secured Parties may have against the Tranche B-3 Borrowers or any other party, or any security, without affecting or impairing in any way the liability of the Tranche B-3 Borrowers hereunder except to the extent the Tranche B-3 Obligations have been paid. The Tranche B-3 Borrowers waive any defense (other than a defense of payment or performance in full hereunder) arising out of any such election by the Secured Parties.

(b) The Tranche B-3 Borrowers waive all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this guaranty, and notices of the existence, creation or incurring of new or additional Tranche B-3 Obligations. The Tranche B-3 Borrowers assume all responsibility for being and keeping itself informed of the Tranche B-3 Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Tranche B-3 Obligations and the nature, scope and extent of the risks which the Tranche B-3 Borrowers assume and incur hereunder, and agrees that neither the Administrative Agent nor any of the other Secured Parties shall have any duty to advise the Borrowers of information known to them regarding such circumstances or risks.

Section 10.25.5 Maximum Liability. It is the desire and intent of the Tranche B-3 Borrowers and the Secured Parties that this guaranty shall be enforced against the Tranche B-3 Borrowers to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Tranche B-3 Borrowers under this guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Tranche B-3 Borrowers’ obligations under this guaranty shall be deemed to be reduced and the Tranche B-3 Borrowers shall pay the maximum amount of the Tranche B-3 Obligations which would be permissible under applicable law.

SECTION 10.26 Parallel Debt.

Section 10.26.1 The Tranche B-3 German Borrower hereby undertakes (by way of an abstract promise of debt (abstraktes Schuldversprechen) pursuant to Section 780 of the German Civil Code (Bürgerliches Gesetzbuch)) a new, independent payment obligation to the Collateral Agent in an amount equal to the total amount of the claims of the Secured Parties against the Tranche B-3 German Borrower under the Loan Documents. The amount owed by hereunder shall be reduced to the extent that the claims of the Secured Parties against the Tranche B-3 German Borrower under the Loan Documents are satisfied and increased to the extent that the claims of the Secured Parties against the Tranche B-3 German Borrower under the Loan Documents are increased. The claims of the Secured Parties against the Tranche B-3 German Borrower under the Loan Documents shall be reduced (in accordance with Section 3.1 (Repayments and Prepayments; Application) of the Credit Agreement) to the extent that the claims of the Collateral Agent against the Tranche B-3 German Borrower under this abstract acknowledgement of debt are satisfied.

Section 10.26.2 The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Tranche B-3 German Borrower under this Section 10.26 at any point in time.

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EXHIBIT B

CAM ALLOCATION AGREEMENT

Reference is hereby made to that certain Credit Agreement, dated as of February 14, 2017 (as amended by the First Amendment to Credit Agreement, dated as of April 25, 2018, and as further amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), entered into by and among FERRO CORPORATION, an Ohio Corporation (the “Company”), FERRO GMBH, a limited liability company organized under the laws of the Federal Republic of Germany (the “Tranche B-3 German Borrower”), FERRO EUROPE HOLDINGS LLC, a Delaware limited liability company (the “Tranche B-3 US Borrower”, and together with the Tranche B-3 German Borrower, the “Tranche B-3 Borrowers”), and certain other Subsidiaries of the Company from time to time party thereto (each a “Designated Borrower” and together with the Company and each Tranche B-3 Borrower each a “Borrower” and collectively the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as the administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), the collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) and as an Issuer, DEUTSCHE BANK AG NEW YORK BRANCH, as the Syndication Agent and an Issuer, and the various financial institutions and other Persons from time to time party thereto. This CAM Allocation Agreement (this “Agreement”), dated April 25, 2018 is entered into by and among the Administrative Agent, for itself and on behalf of the Lenders from time to time party to the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

The parties hereto hereby agree as follows:

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Company and certain of its Subsidiaries will obtain from the Lenders (1) a Revolving Facility with Revolving Loan Commitments in an aggregate principal amount of $500,000,000 on the First Amendment Effective Date; (2) a tranche of term loans denominated in Dollars in an aggregate principal amount of $355,000,000 (the “Tranche B-1 Term Loan Facility”, and the loans thereunder, the “Tranche B-1 Term Loans”) to be borrowed by the Company on the First Amendment Effective Date; (3) a tranche of term loans denominated in Dollars in an aggregate principal amount of $235,000,000 (the “Tranche B-2 Term Loan Facility”, and the loans thereunder, the “Tranche B-2 Term Loans”) to be borrowed by the Company on First Amendment Effective Date; and (4) a tranche of term loans denominated in Dollars in an aggregate principal amount of $230,000,000 (the “Tranche B-3 Term Loan Facility”, and the loans thereunder, the “Tranche B-3 Term Loans”) to be borrowed, on a joint and several basis, by the Tranche B-3 Borrowers on the First Amendment Effective Date;

WHEREAS, in order to allocate the secured obligations and commitments among the Lenders in the Credit Agreement, the Lenders have agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

1.1 As used in this Agreement, the following terms shall have the following meanings:

“CAM Exchange”: the exchange of the Lenders’ interests provided for in Section 2 hereto.

“CAM Exchange Date”: the date on which (i) any event referred to in Section 8.1.9 of the Credit Agreement shall occur in respect of the Company or any Tranche B-3 Borrower, or (ii) an acceleration of the maturity of the Loans pursuant to Article VIII of the Credit Agreement shall occur.

“CAM Percentage”: as to each Lender, a fraction, expressed as a decimal, of which (i) the numerator shall be (without duplication) the aggregate Dollar Equivalent of the Obligations owed to such Lender and such Lender’s participation in the aggregate Letter of Credit Outstandings immediately prior to the CAM Exchange Date and (ii) the denominator shall be (without duplication) the aggregate Dollar Equivalent of the Obligations owed to all the Lenders and the aggregate Letter of Credit Outstandings immediately prior to such CAM Exchange Date.

“Dollar Equivalent”: with respect to any amount in respect of any Obligation in any foreign currency, at any date of determination thereof, an amount in dollars equivalent to such principal amount or such other amount calculated on the basis of the spot rate of exchange acceptable to the Administrative Agent.

SECTION 2. Collection allocation mechanism.

2.1 Notwithstanding any other provision of this Agreement or any Loan Document, on the CAM Exchange Date, (i) all Commitments shall automatically and without further act be terminated as provided in Article VIII of the Credit Agreement and (ii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 9.3 of the Credit Agreement) be deemed to have exchanged interests in the Loans such that in lieu of the interest of each Lender in each Loan in which it shall participate as of such date, such Lender shall hold an interest in every one of the Loans (including each L/C Reserve Account established pursuant to Section 2.3 below), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof; provided that such CAM Exchange will not affect the aggregate amount of the obligations of the Loan Parties to the Lenders under the Loan Documents. Each Lender hereby consents and agrees to the CAM Exchange and agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Loan.

2.2 As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by the Administrative Agent pursuant to any Loan Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation, shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

2.3 In the event that on the CAM Exchange Date any Letters of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under any Letter of Credit shall remain unpaid, each Lender under the applicable Loan in respect of unpaid drawings on such Letter of Credit shall, before giving effect to the CAM Exchange, promptly pay over to the Administrative Agent, in immediately available funds and in the currency that such Letter of Credit is denominated, an amount equal to such Lender’s Letter of Credit Outstandings (as notified to such Lender by the Administrative Agent), of such Letter of Credit’s undrawn face amount or (to the extent it has not already done so) such Letter of Credit’s unpaid drawings together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to a Revolving Loan that is a Base Rate Loan accruing interest at the Alternate Base Rate in a principal amount equal to such amount. The Administrative Agent shall establish a separate account or accounts for each Lender (each, an “L/C Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender’s L/C Reserve Account such Lender’s CAM Percentage of the amounts received from the Lenders as provided above. The Administrative Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in Sections 2.4, 2.5, 2.6 and 2.7 below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s L/C Reserve Account shall be held as a reserve against the Letter of Credit Outstandings, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.7 of the Credit Agreement.

2.4 In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Issuer in respect of such Letter of Credit, withdraw from the L/C Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuer in satisfaction of the reimbursement obligations of the Lenders under Sections 2.1.2, 2.7 and 10.1 of the Credit Agreement (but not of any Borrower under Sections 2.1.2, 2.7 and 10.1 of the Credit Agreement). In the event any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section

2, the Issuer in respect thereof shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Sections 2.1.2, 2.7 and 10.1 of the Credit Agreement, but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 2.1 above. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

2.5 In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the L/C Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

2.6 With the prior written approval of the Administrative Agent as applicable, and the Issuer in respect of such Letter of Credit, any Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent as applicable, for the account of such Issuer on demand, its CAM Percentage of such drawing.

2.7 Pending the withdrawal by any Lender of any amounts from its L/C Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash Equivalents. Each Lender that has not withdrawn the amounts in its L/C Reserve Account as provided in Section 2.6 above shall have the right, at intervals reasonably specified by the Administrative Agent to withdraw the earnings on investments so made by the Administrative Agent with amounts in its L/C Reserve Account and to retain such earnings for its own account.

SECTION 3. miscellaneous.

3.1 Joinder. As a condition to any sale, assignment or transfer pursuant to Section 10.11 of the Credit Agreement, each selling, assigning or transferring Lender, as the case may be, shall cause each buyer, assignee or transferee of its Loans, as the case may be (to the extent not already a party hereto), to become a party to this Agreement for all purposes of this Agreement, by causing such buyer, assignee or transferee to execute and deliver to the Administrative Agent a Lender Assignment Agreement containing the agreement of such buyer, assignee or transferee to become party to this Agreement for all purposes, and to be bound by the terms of this Agreement as fully as if such buyer, assignee or transferee had executed and delivered this Agreement as of the date hereof, whereupon such buyer, assignee or transferee will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

3.2 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means including “pdf” and “tif” shall be effective as delivery of a manually executed counterpart of this Agreement.

3.3 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

3.4 Integration. This Agreement represents the entire agreement of each of the Credit Agreement Parties party hereto, and there are no promises, undertakings, representations or warranties by any of the Loan Parties relative to the subject matter hereof not expressly set forth or referred to herein.

3.5 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.6 Submission To Jurisdiction; Waivers. (a) Each party hereto hereby irrevocably and unconditionally:

(i) submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court;

(ii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in clause (i) of this Section 3.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(iv) consents to service of process in the manner provided for notices in Section 10.2 of the Credit Agreement;

(v) agrees that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law; and

(vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 3.6 any consequential or punitive damages.

3.7 Waiver Of Jury Trial. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.7.

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